                           NEW YORK BAGEL ENTERPRISES, INC.

                         UNIFORM FRANCHISE OFFERING CIRCULAR
                             FOR PROSPECTIVE FRANCHISEES


                   Information for Prospective Franchisees Required
                             by Federal Trade Commission

                                      **********

To protect you, we've required your franchisor to give you this information. WE HAVEN'T CHECKED IT, AND DON'T KNOW IF IT'S CORRECT. It should help you make up your mind. Study it carefully. While it includes some information about your contract, don't rely on it alone to understand your contract. Read all of your contract carefully. Buying a franchise is a complicated investment. Take your time to decide. If possible, show your contract and this information to an advisor, like a lawyer or an accountant. If you find anything you think may be wrong or anything important that's been left out, you should let us know about it. It may be against the law.

There may also be laws on franchising in your state. Ask your state agencies about them.


                                                       Federal Trade Commission.

                                                          WASHINGTON, D.C. 20580




                                    JUNE 25, 1996

                             FRANCHISE OFFERING CIRCULAR

    New York Bagel Enterprises, Inc.
    A Kansas Corporation
    250 N. Water
    Wichita, Kansas 67202
    (316) 267-7373

    The franchisee will operate a delicatessen type restaurant featuring freshly baked bagels and certain other food products and beverages.

    The initial franchise fee to operate a restaurant with a bakery (a "Bakery Restaurant") is $21,000 and to operate a restaurant without a bakery (a "Satellite Restaurant") is $12,000. The estimated initial investment for a Bakery Restaurant ranges from $163,000 to $253,000 and for a Satellite Restaurant ranges from $85,000 to $144,000. These ranges exclude real estate costs. The initial development fee will generally be the sum of $7,000 times the number of Bakery Restaurants and $4,000 times the number of Satellite Restaurants to be developed. If we grant a franchise under a Development Agreement, you will pay an additional development fee of $14,000 for each Bakery Restaurant and $8,000 for each Satellite Restaurant in lieu of the entire initial franchise fee described above.

Risk Factors:

1. THE FRANCHISE AGREEMENT AND THE DEVELOPMENT AGREEMENT PERMIT THE FRANCHISEE OR DEVELOPER TO SUE OR ARBITRATE WITH US ONLY IN THE STATE OF KANSAS. OUT OF STATE LITIGATION OR ARBITRATION MAY FORCE YOU TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. IT MAY ALSO COST YOU MORE TO SUE OR ARBITRATE WITH US IN KANSAS THAN IN YOUR HOME STATE.
2. THE FRANCHISE AGREEMENT AND THE DEVELOPMENT AGREEMENT STATE THAT KANSAS LAW GOVERNS THE AGREEMENT, AND THIS LAW MAY NOT PROVIDE THE SAME PROTECTIONS AND BENEFITS AS LOCAL LAW. YOU MAY WANT TO COMPARE THESE LAWS.
3.  THERE MAY BE OTHER RISKS CONCERNING THIS FRANCHISE.

         Information comparing franchisors is available at your public library. If you learn that anything in the Offering Circular is untrue, contact the Federal Trade Commission.



                            Effective Date: June 25, 1996

                                  TABLE OF CONTENTS

ITEM                    HEADING                                       PAGE

 1  The Franchisor, its Predecessors and Affiliates. . . . . . . . . . . 1

 2  Business Experience. . . . . . . . . . . . . . . . . . . . . . . . . 3

 3  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

 4  Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

 5  Initial Franchise Fee. . . . . . . . . . . . . . . . . . . . . . . . 6

 6  Other Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

 7  Initial Investment . . . . . . . . . . . . . . . . . . . . . . . . .10

 8  Restrictions on Sources of Products and Services . . . . . . . . . .13

 9  Franchisee's Obligations . . . . . . . . . . . . . . . . . . . . . .15

10  Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

11  Franchisor's Obligations . . . . . . . . . . . . . . . . . . . . . .17

12  Territory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

13  Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

14  Patents, Copyrights and Proprietary Information. . . . . . . . . . .32

15  Obligation to Participate in the Actual Operation of the Franchise
    Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33

16  Restrictions on What the Franchisee May Sell . . . . . . . . . . . .34

17  Renewal, Termination, Transfer and Dispute Resolution. . . . . . . .34

18  Public Figures . . . . . . . . . . . . . . . . . . . . . . . . . . .41

19  Earnings Claims. . . . . . . . . . . . . . . . . . . . . . . . . . .41

20  List of Outlets. . . . . . . . . . . . . . . . . . . . . . . . . . .42

21  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .49

22  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50

23  Receipt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51



EXHIBITS

    A.  Development Agreement

    B.  Franchise Agreement

    C.  Guaranty (of Franchise Agreement)

    D.  Guaranty (of Development Agreement)

    E.  Covenant Agreement

    F.  Confidentiality Agreement

    G.  Addendum to Lease Agreement

    H.  Financial Statements

                                        ITEM 1

                   THE FRANCHISOR, ITS PREDECESSORS AND AFFILIATES


    To simplify the language in this Offering Circular "we", "us", and "NYBE" mean New York Bagel Enterprises, Inc., the franchisor, but do not include the corporation's officers, directors, or shareholders. "You" means the person that buys the franchise, and if you are a corporation, partnership, or limited liability company, certain provisions of the Franchise Agreement and the Development Agreement will include your owners. NYBE is a Kansas corporation which was incorporated on December 27, 1995. NYBE is the successor by merger to New York Bagel Enterprises, Inc., an Oklahoma corporation which was incorporated on May 24, 1990 ("NYBE-Oklahoma"). NYBE does not currently do business under another name. NYBE's (and NYBE-Oklahoma's) principal business address is 250 N. Water, Wichita, Kansas 67202.

    We franchise the right to operate a quick service bakery and delicatessen type restaurant featuring freshly made bagels and deli-style sandwiches, under the name "NEW YORK BAGEL CAFE & DELI." These restaurants operate under a unique system developed by us for the efficient management and operation of clean, attractive, and distinctive restaurants and for the production and sale of high quality food products at these restaurants under a uniform method of operation. Our system includes special recipes and menu items; distinctive design, decor, color scheme, and furnishings; standards, specifications, and procedures for operations; procedures for quality control; training and assistance; and advertising and promotional programs (the "System"). The System is identified by means of certain trade names, service marks, and trademarks, including the marks "NEW YORK BAGEL CAFE & DELI" and "NYB", and any other trade names, service marks, and trademarks as we may designate for System identification (the "Marks").

    We offer a development agreement (the "Development Agreement") in the form attached as Exhibit A. The Development Agreement grants the right and obligation to establish and operate a certain number of New York Bagel Shop and Delicatessen restaurants (collectively, the "Restaurants"; individually, a "Restaurant") in a specified area (the "Assigned Area") at specific locations to be designated in separate franchise agreements. You will establish each Restaurant under the development schedule in the Development Agreement. The Development Agreement provides exclusivity and a right of first refusal to you for additional Restaurants within the Assigned Area. As a condition to exercising the development right for each Restaurant, you must secure a location approved by us. After we approve the location for the Restaurant, you must sign a franchise agreement (the "Franchise Agreement") in the form attached as Exhibit B for each right to develop a Restaurant exercised under the Development Agreement. The Franchise Agreement governs the construction and operation of the Restaurant at the approved location and provides an area of exclusivity within a radius of the approved location (the "Assigned

Territory"). In certain areas, we may offer individual Franchise Agreements for the establishment and operation of one Restaurant at a specified location. You will pay separate fees for the Development Agreement and the Franchise Agreement. The franchise offered is for the establishment and operation of a Restaurant under the Franchise Agreement.

    Typically, franchisees open a Bakery Restaurant first. Later, franchisees may operate Satellite Restaurants located within a short distance from the Bakery Restaurant under separate Franchise Agreements for each Satellite Restaurant entered into under the Development Agreement. The initial franchise fee and the total initial investment for a Satellite Restaurant is significantly lower than that of a Bakery Restaurant. A Satellite Restaurant sells bagels and bakery items prepared at a Bakery Restaurant and does not have the substantial investment in ovens and other equipment. We are not obligated to grant a franchise for a Satellite Restaurant, except under the terms of the Development Agreement.

    Customers of NEW YORK BAGEL CAFE & DELI Restaurants are typically consumers in need of quick service meals for breakfast or lunch. Competitors include major fast food chains who serve both breakfast and lunch, doughnut shops, delicatessens, and sandwich shops.

    There are no regulations specific to the quick food service industry, although you must comply with all local, state, and federal health and sanitation laws in the operation of your Restaurant. Other laws may be applicable to your business and we urge you to make inquiries about these laws.

    The first NEW YORK BAGEL CAFE & DELI was opened in Stillwater, Oklahoma in 1986 by New York Bagel Shop, Inc., an Oklahoma corporation. In 1990, NYBE-Oklahoma was formed to begin franchising NEW YORK BAGEL CAFE & DELI restaurants and it acquired the rights to trade names, service marks, and trade secrets from New York Bagel Shop, Inc. NYBE-Oklahoma began offering franchises for Restaurants in January, 1993. NYBE-Oklahoma was merged into NYBE on December 28, 1995. We are not involved in any business activities other than the sale of NEW YORK BAGEL CAFE & DELI franchises. New York Bagel Shop, Inc., has not offered franchises for restaurants or any other type of business, nor has NYBE nor NYBE-Oklahoma offered franchises for any other type of business.

                                         ITEM 2

                                 BUSINESS EXPERIENCE


PRESIDENT AND CHIEF EXECUTIVE
OFFICER/DIRECTOR: ROBERT J. GERESI

    Mr. Geresi was employed as either president or vice-president of New York Bagel Shop, Inc. (1985), New York Bagel Shop & Delicatessen, Inc. (1992), VPR, Incorporated (1988), Bagel Boss, Inc. (1990), and Bagels of Norman, Inc. (1994) from the bracketed dates. Each of these corporations was based in Stillwater, Oklahoma, except for New York Bagel Shop & Delicatessen, Inc., which was based in Wichita, Kansas. Each of these corporations merged into NYBE-Oklahoma on December 28, 1995. Mr. Geresi's chief duties for each of these corporations included financial management, quality control, and inventory management. Mr. Geresi was also a director of and employed by NYBE-Oklahoma since May 24, 1990, where his duties included financial management, franchise marketing, training, and service. Mr. Geresi's duties at NYBE include financial management, franchise marketing, training, and service.


VICE PRESIDENT/DIRECTOR: PAUL T. SORRENTINO

    Since 1986, Mr. Sorrentino has been employed as either president or vice-president of New York Bagel Shop, Inc. (1985), New York Bagel Shop & Delicatessen, Inc. (1992), VPR, Incorporated (1988), Bagel Boss, Inc. (1990), and Bagels of Norman, Inc. (1994) from the bracketed dates. Each of these corporations was based in Stillwater, Oklahoma, except for New York Bagel Shop & Delicatessen, Inc., which was based in Wichita, Kansas. Each of these corporations merged into NYBE-Oklahoma on December 28, 1995. Mr. Sorrentino's chief duties for each of these corporations included marketing, lease negotiations, and expansion plans. Mr. Sorrentino was also a director of and was employed by NYBE-Oklahoma since May 24, 1990, where his duties included franchise marketing, training, and service. Mr. Sorrentino's duties at NYBE include franchise marketing, training, and service.


VICE PRESIDENT/DIRECTOR: VINCENT VRANA

    In 1986, Mr. Vrana was employed as the manager of the first New York Bagel Shop & Delicatessen in Stillwater, Oklahoma, which was and is owned by New York Bagel Shop, Inc. (1985). Mr. Vrana's duties included supervision of employees, inventory management, and bookkeeping. Since 1988, Mr. Vrana has been employed as president or vice-president of VPR, Incorporated (1988), Bagel Boss, Inc.
(1990), New York Bagel Shop & Delicatessen, Inc. (1992), and Bagels of Norman, Inc. (1994) from the bracketed dates. Each of these corporations was based in Stillwater, Oklahoma, except for New York Bagel Shop & Delicatessen, Inc., which was based in Wichita, Kansas. Each of these corporations merged into NYBE-Oklahoma on December 28, 1995. Mr. Vrana's chief duties for each of these corporations included purchasing, baking production, and employee relations. Mr. Vrana was a director of and was employed by NYBE-Oklahoma since May 24, 1990, where his chief duty was operations management. Mr. Vrana's chief duty at NYBE is operations management.


VICE PRESIDENT/DIRECTOR:  PAUL R. HOOVER

    Mr. Hoover purchased a franchise to operate a New York Bagel & Delicatessen satellite restaurant in March of 1994. Mr. Hoover joined NYBE-Oklahoma and NYBE as a Director and Vice President effective as of July 1, 1994. His principal duties at NYBE-Oklahoma and NYBE include franchise marketing and administration. Since 1984, Mr. Hoover has been a director and stockholder of West-Kan Foods, Inc., a Wendy's franchisee. Since 1990, Mr. Hoover has also been the owner of Paul R. Hoover Real Estate Company.


DIRECTOR:  DAVID L. MURFIN

    Mr. Murfin joined NYBE-Oklahoma as a Director effective as of July 1, 1994. Since January, 1990, Mr. Murfin has been president of Murfin Drilling Company, Wichita, Kansas.


SECRETARY-TREASURER/DIRECTOR:  ROBERT D. YOUNG

    Mr. Young joined NYBE-Oklahoma as a Director and Secretary-Treasurer effective as of July 1, 1994, and serves as NYBE's chief financial and accounting officer. His principal duties at NYBE-Oklahoma and NYBE include financial planning and the preparation of financial statements. Since July, 1991, Mr. Young has been president of Murfin, Inc., Wichita, Kansas. Since November, 1974, Mr. Young has also been chief financial officer of Murfin Drilling Company, Wichita, Kansas.


DIRECTOR OF FRANCHISE OPERATIONS:  MARKUS K. SCHOLLER

    Mr. Scholler joined NYBE-Oklahoma in October, 1994. His principal duties include providing operational support, training, and development for franchisees. From November 5, 1990 to October 2, 1994, Mr. Scholler was training general manager for J.S. Ventures, Inc., a franchisee of Applebees Neighborhood Grill & Bar, Wichita, Kansas. From September, 1986 to September, 1990, Mr. Scholler was manager/managing partner of Midco Foods, Inc., a franchisee of T.J. Cinnamons Bakery, Wichita, Kansas.

DIRECTOR OF MARKETING AND PUBLIC RELATIONS:  SCOTT WHITE

    Mr. White joined NYBE-Oklahoma in March, 1994. His principal duties include marketing and public relations. From August, 1992 to March, 1994, Mr. White worked as a public relations representative for Stillwater National Bank, Stillwater, Oklahoma. From May, 1991 to August, 1992, Mr. White worked as a public relations representative for Liberty Bank, Tulsa, Oklahoma.



                                        ITEM 3

                                      LITIGATION

    MICHAEL VARENHORST AND DEBORAH A. VARENHORST V. PAUL R. HOOVER, CHERI M. HOOVER, MIDWEST PEST CONTROL, WILLIAM P. VEATCH, SR. D/B/A QUALITY BUILDING INSPECTION SERVICE, BECK ROOFING & CONSTRUCTION, LAWRENCE BECK, J.P. WEIGAND & SONS, INC., SALLY VOLBRECHT, AND DONNA BEARD D/B/A DONNA BEARD REAL ESTATE (Case No. 95 C 2540 in the Eighteenth Judicial District, Sedgwick County, Kansas) was filed on November 22, 1995. The plaintiffs contracted to purchase a house from Mr. Hoover and his wife in October 1993. Plaintiffs now allege that the property had termite or carpenter ant damage, a roof problem, a breakdown in some heating and cooling equipment and related defects. Plaintiffs allege that
(i) Hoovers negligently or intentionally failed to disclose the alleged defects in the property, (ii) the real estate agent and broker who represented plaintiffs in the purchase breached their fiduciary duties by negligently or intentionally failing to discover or disclose the alleged defects, (iii) the real estate broker who listed the property for Hoovers negligently failed to disclose or fraudulently concealed the alleged defects, (iv) the pest inspector hired by plaintiffs negligently or intentionally failed to discover and disclose insect damage, (v) the building inspector hired by plaintiffs breached his contract to competently inspect the property and negligently failed to discover and disclose the alleged defects, and (vi) the roofer misrepresented to plaintiffs that the roof he had installed on the property during Hoovers' ownership was "first class" and a "twenty-year roof". Plaintiffs seek to recover money damages allegedly in excess of $50,000. Hoovers have denied all material allegations of the plaintiffs' petition and are vigorously defending the action.

    Except for this action, no litigation is required to be disclosed in this Offering Circular.

                                        ITEM 4

                                      BANKRUPTCY

    No person previously identified in Items 1 or 2 of this Offering Circular has been involved as a debtor in proceedings under the U.S. Bankruptcy Code required to be disclosed in this Item.



                                        ITEM 5

                                INITIAL FRANCHISE FEE

    We offer a Development Agreement to establish more than one Restaurant under a development schedule. We also offer in certain geographical areas a Franchise Agreement to establish one Restaurant.

    Under the Development Agreement, you must pay us an initial fee of $7,000 per Bakery Restaurant and $4,000 per Satellite Restaurant required to be developed in the Assigned Area. The number of Restaurants is determined by agreement between you and us before the Development Agreement is signed. In addition to establishing the number of Restaurants you must develop in the Assigned Area, the development schedule in the Development Agreement will also specify when each of the Restaurants must be constructed and opened. You must pay the entire amount of the initial development fee in a lump sum to us at the time the Development Agreement is signed. The development fee is nonrefundable.

    You must pay an initial franchise fee of $21,000 for a Bakery Restaurant or $12,000 for a Satellite Restaurant when you sign a Franchise Agreement for the Restaurant. You must operate each Restaurant under a separate Franchise Agreement, and this fee must be paid in a lump sum to us when each Franchise Agreement is signed. The initial franchise fee is nonrefundable. However, if you sign a Franchise Agreement under a Development Agreement, you will pay an additional development fee of $14,000 for a Bakery Restaurant or $8,000 for a Satellite Restaurant in lieu of the entire initial franchise fee described above. Consequently, if you are developing a single Restaurant, you will pay a single initial franchise fee per Restaurant, and if you are signing a Development Agreement, you will pay an initial development fee of $7,000 multiplied by the number of Bakery Restaurants to be developed and $4,000 multiplied by the number of Satellite Restaurants to be developed when you sign the Development Agreement, plus an additional development fee of $14,000 per Bakery Restaurant ($21,000 less $7,000) or $8,000 per Satellite Restaurant ($12,000 less $4,000) when you sign the Franchise Agreement for each Restaurant.

                                        ITEM 6

                                      OTHER FEES





  Name of Fee(1)    Amount         Due Date                Remarks
- --------------------------------------------------------------------------------



 Royalty        4% of Gross     Payable        Gross Receipts means all gross
                Receipts        monthly on     revenue during each month of
                                the 15th day   every kind or nature related to
                                of the next    the NYBE Restaurant, including
                                month          all restaurant revenue posted
                                               whether it is collected or
                                               remains uncollected, all
                                               charges for other products,
                                               services, and facilities and
                                               vending machine receipts, but
                                               excluding sales taxes or other
                                               taxes collected by you from
                                               customers for transmittal to
                                               appropriate taxing authorities.
                                               See also Item 9.

 Marketing and  Maximum - 2%    Upon           We can establish and administer
 Advertising    of monthly      establish-     a Marketing and Advertising
 Fund(2)        Gross Receipts  ment of a      Fund which would be used to pay
                                Marketing and  for the costs of developing and
                                Advertising    preparing advertising materials
                                Fund, payable  for use within the System. See
                                monthly on     also Items 8, 9, and 11.
                                the 15th day
                                of the next
                                month

 Cooperative    Maximum - 2%    Upon           We can designate geographic
 Advertising(3) of monthly      establish-     areas for purposes of
                Gross Receipts  ment of an     establishing local or regional
                                Advertising    advertising cooperatives for
                                Cooperative,   the System. See also Items 8,
                                payable        9, and 11.
                                monthly on
                                the 15th day
                                of the next
                                month

 Additional     Daily Training  Upon demand    We will provide initial
 Training       Fee at NYBE's                  training at no cost to you
                standard rate,                 although you must pay your
                which is                       employees' travel, lodging, and
                currently $75                  food expenses. You must
                per day, plus                  reimburse us for training
                out of pocket                  replacement personnel and other
                expenses.                      required or optional training
                                               we may provide your employees.
                                               See also Items 9 and 11.

 New Product/   Costs of        Upon demand    We may inspect and test samples
 Service        inspection and                 of items you desire to purchase
 Testing        testing                        or lease from a source not
                                               previously approved by us in
                                               writing. You or the proposed
                                               source must pay the reasonable
                                               expenses of the testing or
                                               inspection. See also Item 8.

  Name of Fee(1)    Amount         Due Date                Remarks
- --------------------------------------------------------------------------------

 Additional     Daily Training  Upon demand    We will provide initial on-site
 Assistance     Fee at NYBE's                  assistance for the opening of
                standard rate,                 your first Restaurant at no
                which is                       cost to you. You must pay a
                currently $75                  reasonable daily assistance fee
                per day, plus                  and expenses for travel,
                out of pocket                  lodging, and meals for each
                expenses.                      member of NYBE personnel
                                               providing any other assistance
                                               to you. See also Items 9 and
                                               11.

 Audit          Costs of        Upon demand    Payable if audit shows an
 Expenses       audit,                         under-statement of at least 2%
                including                      of reported Gross Receipts for
                travel,                        any month.  Also payable if you
                lodging, and                   fail to file required financial
                fees or wages                  reports. See also Item 9.
                of personnel
                of NYBE or
                third parties
                required to
                conduct the
                audit.

 Transfer       $2,500          Before         Payable when you transfer an
                                consummation   interest in the Franchise
                                of transfer    Agreement or the Development
                                               Agreement or when a controlling
                                               interest in you is transferred
                                               if transfer satisfies other
                                               conditions specified in the
                                               Development Agreement and the
                                               Franchise Agreement. No
                                               transfer fee is payable if you
                                               transfer the interest to us or
                                               to an entity you formed for
                                               convenience of ownership and
                                               not involving a charge of
                                               beneficial ownership if the
                                               transfer satisfies other
                                               conditions specified in the
                                               Franchise Agreement. See also
                                               Item 9.

 Public         $20,000         As incurred    If our costs and expenses
 Offering Fee                                  exceed $20,000, you must pay us
                                               an additional amount to fully
                                               reimburse us for our reasonable
                                               costs and expenses associated
                                               with reviewing the proposed
                                               offering, including legal and
                                               accounting fees. See also Item
                                               9.

 Renewal Fee    Amount equal    Upon signing   The renewal fee for a Bakery
                to one-half of  of new         Restaurant is $10,500 and for a
                initial         Franchise      Satellite Restaurant is $6,000.
                franchise fee   Agreement      See also Item 9.
                                before
                                expiration of
                                initial term
                                of Franchise
                                Agreement.

 Interest       1.5% per month  Upon demand    Payable on overdue amounts owed
                or as allowed                  to us. Interest begins from the
                by law                         date of the underpayment. See
                                               also Item 9.

             1
  Name of Fee       Amount         Due Date                Remarks
- --------------------------------------------------------------------------------

 Costs and      Will vary       As incurred    Payable if incurred by us in
 Attorneys      under the                      obtaining injunctive or other
 Fees           circumstances                  relief for the enforcement of
                                               any term in the Development
                                               Agreement or Franchise
                                               Agreement. See also Item 9.

 Indemnifica    Will vary       As incurred    You must reimburse us for
 tion           under the                      claims arising from your
                circumstances                  Restaurant's operations or any
                                               occurrence at your Restaurant.
                                               See also Item 9.

 Termination    Will vary       Upon           Amount due equals the sum of
 Fee(4)         under the       termination    all franchise fees, royalty
                circumstances   of the         fees, and marketing and
                                Franchise      advertising fees for the 18
                                Agreement      calendar months of operation at
                                when we        the Restaurant preceding your
                                terminate      default. See also Item 9.
                                after your
                                default

NOTES:

   1 Except for Cooperative Advertising, all fees and charges are imposed by and are payable to us. All fees are nonrefundable. At our option, you must give us authorization to debit your bank operating account for the amount due.

   2 We have not yet established a Marketing and Advertising Fund. You must spend a minimum of 4% of Gross Receipts per year for media advertising and promotional materials. We consider your contributions to a Marketing and Advertising Fund a portion of the minimum required advertising expenditure.

   3 We and our affiliates will participate in any cooperative established for geographic regions that include Restaurants owned by us or our affiliates. No advertising cooperatives have yet been established. Whether our or our affiliates' Restaurants will have controlling voting power in any advertising cooperative will depend on the geographic region included in the cooperative. We own 15 Restaurants in Kansas, Oklahoma, and Tennessee. You must spend a minimum of 4% of Gross Receipts per year for media advertising and promotional materials. We consider your contributions to local or regional advertising cooperatives a portion of the minimum required advertising expenditure.

   4 If your Restaurant has been in operation for less than 18 months, the termination fee will be based on the period your Restaurant has been in operation and projected on an 18 calendar month basis.
                                         -9-

                                        ITEM 7

                                  INITIAL INVESTMENT

                          YOUR ESTIMATED INITIAL INVESTMENT


                                Amount
                       ------------------------
                         Bakery        Satellite                                                    Whether   To Whom Payment
    Description        Restaurant     Restaurant     Method of Payment             When Due        Refundable  is to be Made
- ------------------------------------------------------------------------------------------------------------------------------------


Initial Franchise Fee (1)   $21,000    $12,000    Lump sum with portion   On signing Franchise       No       NYBE
                                                  paid in advance under   Agreement or, partially
                                                  Development Agreement,  on signing Development
                                                  if applicable           Agreement.

Site Evaluation Expenses    $1,000 to   $1,000 to  As incurred            Before opening             No       Airlines, hotels,
                           $2,500      $2,500                                                                 restaurants

Travel and Living          $2,500 to   $500 to    As incurred             During training            No       Airlines, hotels,
Expenses While Training    $5,000      $2,500                                                                 restaurants

Leasehold
Improvements (2)           $25,000 to  $15,000 to Lump sum                Before opening             No       Vendors
                           $85,000     $50,000

Real Estate (2)            (Note 2)    (Note 2)   (Note 2)                (Note 2)                  (Note 2) (Note 2)

Equipment and              $85,000 to  $35,000 to Lump sum                Before opening             No       Vendors
Furniture (3)              $110,000    $65,000

Signs                      $2,000 to   $2,000 to  Lump sum                Before opening             No       Vendors
                           $5,000      $5,000

Miscellaneous Opening      $10,000     $10,000    As incurred             As incurred                No       Suppliers, utilities,
Costs (4)                                                                                                     etc.

                                                                    -10-



                                Amount
                       ------------------------
                         Bakery        Satellite                                                    Whether   To Whom Payment
    Description        Restaurant     Restaurant     Method of Payment             When Due        Refundable  is to be Made
- ------------------------------------------------------------------------------------------------------------------------------------

Opening Inventory (5)       $3,000      $2,000     Lump sum                Before opening             No       Vendors

Advertising -               $2,500 to   $2,500 to  As incurred             As incurred                No       Radio stations,
3 months (6)                $5,000      $5,000                                                                 newspapers

Additional Funds -          $40,000     $20,000    As incurred             As incurred                No       Employees,
3 months (7)                                                                                                  suppliers, utilities
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

TOTAL ESTIMATED            $192,000 to  $103,500 to
INITIAL INVESTMENT         $286,500 (8) $174,000 (8) (THESE TOTALS DO NOT INCLUDE REAL ESTATE COSTS)



NOTES:


 1 FRANCHISE FEE/DEVELOPMENT FEE. If we grant the franchise under a Development Agreement, you must pay a development fee equal to one-third of the initial franchise fee upon your signing the Development Agreement. We do not finance any portion of the fee.

 2 REAL ESTATE AND IMPROVEMENTS. Your land acquisition costs will vary depending upon a multitude of factors including whether the property is purchased or leased, the size and location of the property, and the availability of financing on commercially reasonable terms. The typical Bakery Restaurant has 2,200 to 3,000 square feet. The typical Satellite Restaurant has 1,500 to 2,500 square feet. The Restaurant location will most likely be one accessible to vehicular traffic. In addition, site improvement costs may vary based upon soil and environmental conditions, availability of utilities to the site, the topography of the site, the size of the parcel, local zoning, and other building requirements. If you elect to purchase the site, we anticipate that the range of cost of the property plus the site improvements would be between $200,000 and $600,000 depending upon location and whether the Restaurant is a Bakery Restaurant or a Satellite Restaurant. Acquisition costs may exceed this range in certain cases or localities. Most franchisees lease retail space for their Restaurant in strip shopping centers, malls, or in downtown areas. Rent varies widely from location to location, but we estimate the rent to range from $25,000 to $60,000 per year depending upon the size, condition, and location of the leased premises. A one month security deposit is also generally required. The cost of remodeling the leased premises to meet our design specifications for leasehold improvements depends upon the condition and configuration of the existing retail space.

 3 EQUIPMENT AND FURNITURE. The dining area of the typical Restaurant has a seating capacity for approximately 40 to 70 persons. Cost of furniture will vary based upon seating capacity. Equipment cost includes all equipment necessary to operate the Restaurant including standard fixtures and equipment (including ovens, mixers, and other baking equipment if a Bakery Restaurant), refrigerators, serving line equipment, cash registers, point of sale computer systems, decor, and furniture (including retail equipment like beverage dispensers, coffee makers, cup dispensers, product display cases, etc.).

 4 MISCELLANEOUS OPENING COSTS. Includes security deposits for items other than real estate, utility costs, business permits, and prepaid expenses.

 5 OPENING INVENTORY. This amount represents the cost of baking ingredients (if a Bakery Restaurant), baked goods, deli-style meats and cheeses, chips, beverages, other assorted food products, and paper products necessary to operate for approximately one week.

 6 ADVERTISING. You must conduct a grand opening advertising and promotional program for the Restaurant during the period commencing 7 days before and ending 90 days after its opening and to expend at least $2,500. You will be able to utilize the marketing and public relations and media materials we have developed or approved. The cost of initial grand opening advertising is between $2,500 and $5,000 and depends greatly upon the market, media buying power, and the number of Restaurants in the existing market. This amount includes the estimated cost of newspaper and radio advertising, circulars, and coupons for the grand opening and the first three months of business. It does not include the Marketing and Advertising Fund contribution of up to 2% of your monthly Gross Receipts which you must pay at our discretion, or contributions to any applicable advertising cooperatives of up to 2% of your monthly Gross Receipts.

 7 ADDITIONAL FUNDS. This amount represents an estimate of the funds needed to cover pre-opening expenses, initial employee wages, utility deposits, insurance premiums, licenses, permit costs, uniforms, recruitment, in-store training expense, various kitchen small wares, and additional opening capital for other variable costs (e.g., electricity, telephone, heat, etc.), paper, cleaning, and other supplies. These figures are estimates and we cannot guarantee that you will not have additional expenses starting the business. Your costs will depend on various factors, including: how carefully you follow our methods and procedures for food preparation and operation; your management skill, experience, and business acumen; local economic conditions; your location; the local market for bagels; competition; the prevailing wage rate; and the sales level reached during the initial period.

 8 TOTAL ESTIMATED INITIAL INVESTMENT. This total estimated initial investment does not include any real estate costs. We relied on our nine years of experience in the bakery and delicatessen business to compile these estimates. You should review these figures carefully with a business advisor before purchasing the franchise. We do not offer direct or indirect financing to franchisees for any items. The availability and terms of financing will depend on several factors including the availability of financing generally, your creditworthiness, your available collateral, and lending policies of financial institutions. The estimate does not include any finance charge, interest, or debt service obligation.

                                        ITEM 8

                              RESTRICTIONS ON SOURCES OF
                                PRODUCTS AND SERVICES


    We do not currently offer, for purchase or lease, any goods, services, supplies, fixtures, equipment, inventory, computer hardware or software, or real estate to franchisees. You must purchase deli-style meats and cheeses only from a designated supplier to assure the quality of food products and the health and safety of customers. You must purchase a particular brand of flour but we do not require you to make that purchase from a specific supplier. You must purchase particular types of equipment but we do not require you to purchase a particular brand or purchase from a designated supplier. You must purchase only the types and/or brands of other food products, beverages, ingredients, flavoring, garnishes, cartons, bags, boxes, napkins, containers, and packaging supplies approved by us. We do not require you to purchase these items from a designated source.

    Mandatory specifications and quality standards are contained in the NYBE Confidential Operating Manual (the "NYBE Manual") or in policy and procedure statements otherwise communicated to franchisees in writing. We may modify these specifications and standards and you must comply with all of our modifications.

    If you would like to sell any food products or beverage or use any ingredients, flavorings, garnishes, containers, or packaging supplies of a type not previously approved by us, you must notify us in writing and submit to us whatever information, specifications, or samples that we request. Within a reasonable time (our goal is 30 days), we will notify you if the item meets our specifications and quality standards. You or the proposed supplier must reimburse us for our reasonable expenses for inspection and testing. We will also base our decision upon review of the suppliers's business reputation, delivery performance, credit rating, and liability insurance coverage. For food products, the quality of the product is of paramount importance to our decision to approve a product.

    All items used in the operation of your Restaurant which require our approval or which must meet our specifications which you will purchase or lease from independent third party vendors. The goods, equipment, supplies, and ingredients which you must purchase from approved suppliers or under our specifications represent 90% of your total purchases for the establishment of your Restaurant. Our criteria for supplier approval is generally not available to our franchisees. You do not receive any material benefits like renewal or granting of additional franchises based upon your use of designated or approved sources.

    Neither we nor our affiliates derive any revenue, rebates, or other material consideration as a result of any purchases we require you to make. We, our affiliates, and you do, however, benefit from discounts from certain food product suppliers as a result of our group purchasing power. These discounts are the same for us, our affiliates, and our franchisees. At this time, there are no organized purchasing or distribution cooperatives although local or regional advertising cooperatives may be formed in the future. Item 11 of this Offering Circular describes advertising cooperatives in more detail. We have negotiated national chain account purchase agreements with Kraft Food Service, Coca-Cola, Pepsi, and Frito Lay, which have agreed to make products available for purchase by franchisees at national chain account pricing.

    All your marketing and promotion in any manner or medium must be factual, ethical, and in good taste in our judgment and must conform to our specified standards and requirements. You must submit to us (by mail, return receipt requested), for our prior written approval (except for prices to be charged), samples of all advertising or promotional plans and materials that you desire to use and that have not been prepared or previously approved by us. If you do not receive written disapproval within 15 days from our receipt of your plans and materials, we will be deemed to have approved. You may not use any marketing or promotional materials that we have not prepared or approved. See Item 11 of this Offering Circular for more information concerning advertising and promotional requirements.

    You must construct or remodel your Restaurant in accordance with our specifications. You must also purchase or lease and use only the fixtures, equipment, furniture, and signs as we may specify in the NYBE Manual or otherwise approve. We must approve in writing any alterations to our specifications you propose to make before any work is begun on the proposed alteration.

    You must furnish us copies of certain insurance policies required by the Franchise Agreement and other evidence of insurance coverage and payment of premiums as we may request.

                                        ITEM 9

                               FRANCHISEE'S OBLIGATIONS

THIS TABLE LISTS YOUR PRINCIPAL OBLIGATIONS UNDER THE FRANCHISE AND OTHER AGREEMENTS. IT WILL HELP YOU FIND MORE DETAILED INFORMATION ABOUT YOUR OBLIGATIONS IN THESE AGREEMENTS AND IN OTHER ITEMS OF THIS OFFERING CIRCULAR.



                                                                                         Item in Offering
    Obligation(1)                        Section in Agreement                            Circular
    ________________________________     _______________________________________         ________________________
a.  Site selection and acquisition/      Sections 2.2, 5.1, and 5.2 of Franchise         Items 5, 6, 7, and 11
    lease                                Agreement and Sections I and III of
                                         Development Agreement

b.  Pre-opening purchases/leases         Section 5.5 of Franchise Agreement and          Items 7 and 8
                                         Section III of Development Agreement

c.  Site development and other pre-      Sections 5.2, 5.6, 5.7, and 7.1 of Franchise    Items 6, 7, and 11
    opening requirements                 Agreement and Section III of Development
                                         Agreement
d.  Initial and ongoing training         Sections 5.7 and 7.2 of Franchise Agreement     Items 6, 7, 11, and 15

e.  Opening                              Section 5.7 of Franchise Agreement              Items 7 and 11

f.  Fees                                 Sections 4.1, 4.2, 4.3, 6.5, 9.3, 9.4, 10.3,    Items 5, 6, 7, and 11
                                         13.3, 13.7, and 15.11 of Franchise
                                         Agreement and Sections II and VII of
                                         Development Agreement

g.  Compliance with standards and        Sections 5.5, 7.3, 7.5, 8.1 and 8.3 of          Items 8, 11, and 16
    policies/ Operating manual           Franchise Agreement

h.  Trademarks and proprietary           Sections 2.6, 11.1, 11.2, 11.3, 11.4, 11.6,     Items 13 and 14
    information(2)                       15.2, and 15.7 of Franchise Agreement;
                                         Section V of Development Agreement;
                                         Sections 1 and 2 of Confidentiality
                                         Agreement; and Section 2 of Covenant
                                         Agreement(3)

i.  Restrictions on products/            Sections 7.4, 8.1, and 8.2 of Franchise         Item 16
    services offered                     Agreement

j.  Warranty and customer service        None
    requirements

k.  Territorial development and          Sections III and IV of Development              Items 1 and 12
    sales quota                          Agreement


                                                                   - 15 -


                                                                                         Item in Offering
    Obligation(1)                        Section in Agreement                            Circular
    ________________________________     _______________________________________         ________________________
l.  Ongoing product/service              Section 8.1 of Franchise Agreement              Item 8
    purchases

m.  Maintenance, appearance, and         Section 7.6 of Franchise Agreement              Items 8 and 11
    remodeling requirements

n.  Insurance                            Sections 12.1, 12.2, and 12.3 of Franchise      Items 6, 8, and 11
                                         Agreement

o.  Advertising                          Sections 5.7, 8.6, 9.1, 9.2, 9.3, 9.4, and      Items 6, 7, 8, and 11
                                         15.5 of Franchise Agreement

p.  Indemnification                      Section 12.4 of Franchise Agreement and         Item 6
                                         Section X of Development Agreement

q.  Owner's participation/               Sections 7.2, 11.9, and 16.1 of Franchise       Items 11 and 15
    management/ staffing                 Agreement

r.  Records/reports                      Sections 7.7, 10.1, 10.2, and 15.12 of          Items 6 and 11
                                         Franchise Agreement

s.  Inspections/audits                   Sections 8.4 and 10.3 of                        Items 6 and 11
                                         Franchise Agreement

t.  Transfer(4)                          Sections 13.1, 13.2, 13.3, 13.5, 13.6, 13.7,    Items 6, 15, and 17
                                         and 13.8 of Franchise Agreement and Section
                                         VII of Development Agreement

u.  Renewal                              Section 3.2 of Franchise Agreement              Items 6 and 17

v.  Post-termination obligations(2)      Sections 11.2, 11.4, 15.1, 15.2, 15.3, 15.4,    Items 6, 11, 14, and
                                         15.5, 15.6, 15.7, 15.8, 15.9, 15.10, 15.11,     17
                                         and 15.12 of Franchise Agreement; Section
                                         VI of Development Agreement; and Section 2
                                         of Covenant Agreement(3)

w.  Non-competition covenants(2)         Sections 11.5, 11.6, 11.7, 11.8, 11.9, and      Item 17
                                         11.10 of Franchise Agreement; Section VIII
                                         of Development Agreement; and Section 2 of
                                         Covenant Agreement(3)

x.  Dispute resolution(5)                Sections 12.5, 19.1, 19.2, 19.3, 21.11,         Item 17
                                         and 21.12 of Franchise Agreement and Section
                                         XV of Development Agreement



NOTES:

   1   Your owners must guarantee all of your obligations in the Franchise
Agreement and the Development Agreement.

   2   All of your partners, owners, officers, directors, managers, and members must honor all of your obligations in Article 11 of the Franchise Agreement.

   3   Upon our request, you must have your officers, directors, partners, members, managers, and owners sign a Covenant Agreement in the form attached to this Offering Circular as Exhibit E.

   4   These obligations are also imposed on your owners.

   5   The obligations to engage in mediation and arbitration are also imposed on your officers, directors, partners, members, managers, and owners.


                                       ITEM 10

                                      FINANCING

       NYBE does not offer direct or indirect financing. NYBE does not guarantee your note, lease, or obligation.


                                       ITEM 11

                               FRANCHISOR'S OBLIGATIONS

       Except as listed below, we need not provide any assistance to you. Before you open your business, we will:

1. Grant you rights to establish a specific number of Restaurants within an Assigned Area. (Development Agreement - Section I.A)

  2. Loan you a Development Manual containing site selection guidelines, prototype plans, and specifications (not for construction) for a Bakery Restaurant and a Satellite Restaurant (Development Agreement - Section V.A), or provide a set of then-current prototype plans and specifications (not for construction) for a typical Restaurant. (Franchise Agreement -
       Section 6.2) Provide you with site layout plans and specifications which adapt our prototype plans to your Restaurant site. (Franchise Agreement
       - Section 6.3) You may have to have "as-built" plans or blueprints prepared at your expense depending upon the location and local ordinances.

  3. Provide on-site evaluation of your site if we deem it necessary after we receive your market feasibility study for the site. (Development Agreement - Section V.A)

  4. Approve or disapprove the site for the Restaurant and determine your Assigned Territory for the Restaurant. (Development Agreement -

       Section III.B and Franchise Agreement -

       Sections 2.2, 2.4, and 5.1)  A
       discussion of the selection of your site for the Restaurant appears later in this Item 11 under the caption "SITE SELECTION".

  5. Not unreasonably withhold our approval of the lease terms or purchase contract for the site of the Restaurant. (Development Agreement -
       Section III.B and Franchise Agreement - Sections 5.2 and 5.3)

  6. Approve your evidence of insurance naming us as an additional insured and approve your evidence that all necessary permits, licenses, and certifications for the construction and operation of the Restaurant have been obtained. (Franchise Agreement - Sections 5.2 and 5.3)

  7. Loan you one copy of the NYBE Manual. (Franchise Agreement - Section 6.6) As of the effective date of this Offering Circular, the NYBE Manual has 104 pages and its table of contents is as follows:

                                  TABLE OF CONTENTS

       I. INTRODUCTION                                                PAGE

       Use of this Manual . . . . . . . . . . . . . . . . . . . . . .  I, 1
       Material confidentiality  . .. . . . . . . . . . . . . . . . .  I, 1
       Manual revisions . . . . . . . . . . . . . . . . . . . . . . .  I, 1
       History of New York Bagel Cafe & Deli  . . . . . . . . . . . .  I, 2
       Your responsibilities as franchisee  . . . . . . . . . . . . .  I, 3
       How New York Bagel is different among our competitors  . . . .  I, 4
       Front-of-House defined . . . . . . . . . . . . . . . . . . . .  I, 5
       Back-of-House defined .. . . . . . . . . . . . . . . . . . . .  I, 5
       Executive and Support Staff  . . . . . . . . . . . . . . . . .  I, 6

       II.     STANDARDS

          Consistency among operations .. . . . . . . . . . . . . . . II, 1
          NYB Visitation Report . . . . . . . . . . . . . . . . . . . II, 2
          NYB Operations and Progress Inspection Report (NYBOPIR). .. II, 4
          Customer Service  . . . . . . . . . . . . . . . . . . . . . II, 6


       III.    SUPPORT (SUMMARY OF CONTENT)

          *    OPERATIONS. . . . . . . . . . . . . . . . . . . . . . III, 1
          *    EMPLOYEE POLICIES . . . . . . . . . . . . . . . . . . III, 2
          *    RECIPES . . . . . . . . . . . . . . . . . . . . . . . III, 3
          *    ITEM PREP & PRESENTATION  . . . . . . . . . . . . . . III, 4
          *    KITCHEN ADMINISTRATION  . . . . . . . . . . . . . . . III, 5

          *    NYBOPIR DESCRIPTOR . . . . . . . . . . . . . . . . .  III, 6
          *    FRANCHISE OPENING CHECKLIST . . . . . . . . . . . . . III, 7
          *    TRAINING GUIDELINES . . . . . . . . . . . . . . . . . III, 8
          *    QUIZZES / QUIZ KEY  . . . . . . . . . . . . . . . . . III, 9
          *    NYB MARKETING/MERCHANDISING . . . . . . . . . . . . . III, 10
          *    REAL ESTATE DATA PACKAGE . . . . . . . . . . . . . . .III, 11
          *    UNIT S.O.P. (Standard Operating Procedures) . . . . . III, 12


       IV.     OPERATIONS/PERSONNEL FORMS

          Employee Forms:

          *    NYB Application . . . . . . . . . . . . . . . . . . .  IV, 1
          *    Reference check  . . . . . . . . . . . . . . . . . . . IV, 2
          *    Employment Eligibility Verification (I-9). . . . . . . IV, 3
          *    Employee Status Report w/ W-4  . . . . . . . . . . . . IV, 4
          *    Orientation checklist  . . . . . . . . . . . . . . . . IV, 5
          *    Uniform agreement  . . . . . . . . . . . . . . . . . . IV, 6
          *    Schedule of Availability / Request . . . . . . . . . . IV, 7
          *    File Maintenance Sheet . . . . . . . . . . . . . . . . IV, 8
          *    Job Description  . . . . . . . . . . . . . . . . . . . IV, 9
          *    Attendance Controller  . . . . . . . . . . . . . . . . IV, 10
          *    Employee Warning Notic . . . . . . . . . . . . . . . . IV, 11
          *    Positive Performance Report  . . . . . . . . . . . . . IV, 12
          *    Employment Review & Performance Evaluation . . . . . . IV, 13
          *    Exit Interview . . . . . . . . . . . . . . . . . . . . IV, 14


          Operation & Financial Forms:

          *    Daily Sales Worksheet  . . . . . . . . . . . . . . . . IV, 15
          *    Daily Prep List  . . . . . . . . . . . . . . . . . . . IV, 16
          *    Weekly Sales Recap . . . . . . . . . . . . . . . . . . IV, 17
          *    Inventory Worksheet  . . . . . . . . . . . . . . . . . IV, 18
          *    Waste Control  . . . . . . . . . . . . . . . . . . . . IV, 19
          *    Purchase Recap . . . . . . . . . . . . . . . . . . . . IV, 20
          *    Inter-Unit Transfer  . . . . . . . . . . . . . . . . . IV, 21
          *    P & L Worksheet  . . . . . . . . . . . . . . . . . . . IV, 23
          *    Sales Comparison . . . . . . . . . . . . . . . . . . . IV, 24
          *    Incident Report  . . . . . . . . . . . . . . . . . . . IV, 25
          *    Personnel Tracking . . . . . . . . . . . . . . . . . . IV, 26
          *    Purveyor Phone List  . . . . . . . . . . . . . . . . . IV, 27
          *    Coupon Tracking  . . . . . . . . . . . . . . . . . . . IV, 28

       V. APPROVED VENDORS & LABELS

          Bakery ingredients. . . . . . . . . . . . . . . . . . . . . . V, 1
          Beverages . . . . . . . . . . . . . . . . . . . . . . . . . . V, 3
          Breads & Bakery other . . . . . . . . . . . . . . . . . . . . V, 4
          Cream Cheese. . . . . . . . . . . . . . . . . . . . . . . . . V, 5
          Dairy . . . . . . . . . . . . . . . . . . . . . . . . . . . . V, 6
          Food other  . . . . . . . . . . . . . . . . . . . . . . . . . V, 7
          Produce . . . . . . . . . . . . . . . . . . . . . . . . . . . V, 9
          Uniforms  . . . . . . . . . . . . . . . . . . . . . . . . . . V, 10
          Clothing novelty  . . . . . . . . . . . . . . . . . . . . . . V, 11
          Premiums . . . . . . . . . . . . . . . . . . . . . . . . . . .V, 12


       VI. ROLE DEFINITIONS

          Duties and responsibilities . . . . . . . . . . . . . . . . . VI, 1
          Methods . . . . . . . . . . . . . . . . . . . . . . . . . . . VI, 4
          Management practices  . . . . . . . . . . . . . . . . . . . . VI, 6
          Management - Leading by example . . . . . . . . . . . . . . . VI, 8


       VII. SITUATION GUIDELINES

          Guest relations . . . . . . . . . . . . . . . . . . . . . . . VII, 1
          Handling complaints . . . . . . . . . . . . . . . . . . . . . VII, 3
          Employee confrontations . . . . . . . . . . . . . . . . . . . VII, 5
          Vendors . . . . . . . . . . . . . . . . . . . . . . . . . . . VII, 8
          Intruders . . . . . . . . . . . . . . . . . . . . . . . . . . VII, 9


       VIII. EMPLOYEE RELATIONS

          Hiring . . . . . . . . . . . . . . . . . . . . . . . . . . VIII, 1
          Orientation  . . . . . . . . . . . . . . . . . . . . . . . VIII, 3
          Training . . . . . . . . . . . . . . . . . . . . . . . . . VIII, 5
          Listening techniques . . . . . . . . . . . . . . . . . . . VIII, 8
          Motivation . . . . . . . . . . . . . . . . . . . . . . . . VIII, 10
          Monthly staff meetings . . . . . . . . . . . . . . . . . . VIII, 12
          Counseling
          a.   Praise Sessions . . . . . . . . . . . . . . . . . . . VIII, 13
          b.   Conducting evaluations  . . . . . . . . . . . . . . . VIII, 14
          c.   Discipline sessions . . . . . . . . . . . . . . . . . VIII, 16
          d.   Documentation . . . . . . . . . . . . . . . . . . . . VIII, 17
          e.   Executing reprimand . . . . . . . . . . . . . . . . . VIII, 18
          f.   Terminations  . . . . . . . . . . . . . . . . . . . . VIII, 19

 8. Provide you with specifications and/or names of suppliers for all required equipment, inventory, and supplies. We do not deliver or install any of these items. (Franchise Agreement - Section 8.1)

 9. Provide a pre-opening training program for you or your general manager and other personnel designated in the NYBE Manual, unless you already operate a Restaurant and we conclude pre-opening training is not required. (Franchise Agreement - Section 6.4) A description of our training program appears later in this Item 11 under the caption "TRAINING PROGRAMS".

 10. Provide initial on-site assistance before opening of your Restaurant if it is your first Restaurant. (Franchise Agreement - Sections 6.1 and 6.5)

 11. Perform an on-site inspection and investigation as we deem appropriate to become satisfied that you have complied with all requirements necessary for opening the Restaurant. (Franchise Agreement - Section 5.7)


      During the operation of the franchised business, we will:

 1. Provide initial on-site assistance after the opening of your Restaurant, if this is your first Restaurant. Our initial on-site assistance before and after the opening of your first Restaurant is limited in the aggregate to approximately ten days. (Franchise Agreement - Section 6.5)

 2. Provide additional assistance to you after the opening of your Restaurant upon your reasonable request and subject to the availability of our personnel for your payment of a daily assistance fee and related expenses. See Item 6. (Franchise Agreement - Section 6.5)

 3. Modify and add to the NYBE Manual as we deem appropriate to reflect changes in the business, authorized products or services, or specifications for authorized products and services, equipment requirements, quality standards, and operating procedures. (Franchise Agreement - Section 6.6)

 4. Provide additional optional or required training programs or seminars as we deem appropriate in consideration of your payment of an additional training fee as described in Item 6. (Franchise Agreement - Sections 6.4 and 7.2) A description of our additional training appears later in this
      Item 11 under the caption "TRAINING PROGRAMS".

 5. Maintain and administer a marketing and advertising fund to pay for developing and preparing advertising materials, if we decide, in our sole discretion, to establish a marketing and advertising fund. (Franchise Agreement - Section 9.3) A discussion of the marketing and advertising fund appears later in this Item 11 under the caption "MARKETING AND ADVERTISING FUND".

 6. Approve or disapprove all advertising and promotional plans and other materials displaying our Marks which you desire to use which we have not prepared or previously approved. (Franchise Agreement - Section 9.1) Additional advertising information appears later in this Item 11 under the caption "OTHER ADVERTISING INFORMATION".

 7. Designate geographic areas for advertising cooperatives if we decide, in our sole discretion, to establish local or regional advertising cooperatives. (Franchise Agreement - Section 9.4) A discussion of advertising cooperatives appears later in this Item 11 under the caption "LOCAL AND REGIONAL ADVERTISING COOPERATIVES".

 8. Suggest prices for goods and services you offer. Our suggested prices are recommendations only and are not mandatory. (Franchise Agreement -
      Section 8.8)

 9. Provide you with written notice of your right to purchase from us any restaurants we have acquired in your Assigned Territory under the Franchise Agreement or your Assigned Area under the Development Agreement which operate under proprietary marks other than those used for the System. (Development Agreement - Section I.C and Franchise Agreement -
      Section 2.5)

 10. Not unreasonably withhold our approval of the relocation of your Restaurant within your Assigned Territory. (Franchise Agreement -
      Section 2.3)


      MARKETING AND ADVERTISING FUND. If we establish the Marketing and Advertising Fund (the "Marketing Fund"), we will account for it separately from our other funds. We will not use the Marketing Fund to defray any of our general operating expenses, except for reasonable salaries, administrative costs, travel expenses, and overhead as we may incur in activities related to the administration of the Marketing Fund and all costs of development and preparing national, regional, point of sale, and local advertising materials for use within the System. If we establish the Marketing Fund, we shall determine, in our sole discretion, the nature, theme, and timing of advertising and the kind and quality of advertising materials to be provided to you through the Marketing Fund. The advertising may be disseminated via radio, television, newspaper, or magazines. Your maximum monthly contribution to the Marketing Fund may not exceed 2% of your Gross Receipts. The franchisees of franchises which we sold before January 1, 1995 and our affiliates must contribute only a maximum of 1.5% of their Gross Receipts to the Marketing Fund. If we establish the Marketing Fund, we will contribute to the Marketing Fund at the same percentage of Gross Receipts required of franchisees within the System. If we establish the Marketing Fund, we will direct through an in-house advertising department, or our designee, a national or regional advertising agency, will direct, all advertising and promotional programs and activities, with sole discretion over the concepts, materials, and media used in these programs and activities and their placement and allocation. We may spend, on behalf of the Marketing Fund, in any fiscal year an amount greater or less than the aggregate contribution of all Restaurants to the Marketing Fund in that year, and the Marketing Fund may borrow from us or others to cover deficits or invest any surplus for future use. We will use all interest earned on monies contributed to the Marketing Fund to pay advertising costs before we expend other assets of the Advertising Fund. Marketing Fund contributions will not be principally used to sell additional franchises. We will prepare an annual unaudited statement of monies collected and costs incurred by the Marketing Fund and furnish it to you upon written request. We have not yet established the Marketing Fund. (Franchise Agreement - Section 9.3)

      Expenditures by the Marketing Fund may not be proportionate or equivalent to contributions to the Marketing Fund by Restaurants operating in that geographic area. You or your Restaurant may not benefit directly or in proportion to your contribution to the Marketing Fund. Neither we nor the Marketing Fund shall be liable to you for the maintenance, direction, or administration of the Marketing Fund, including for contributions, expenditures, investments, or borrowings, except for acts constituting willful misconduct.
The funds collected by the Marketing Fund, and any earnings thereon, are not and shall not be an asset of us or any franchisee. (Franchise Agreement - Section 9.3)


      LOCAL AND REGIONAL ADVERTISING COOPERATIVES. We can designate geographical areas to establish local or regional advertising cooperatives ("Cooperatives") for the System. Each Cooperative shall be organized for the exclusive purpose of administering local and regional advertising programs and developing, subject to our approval, promotional materials for use by members in local advertising. No Cooperatives have yet been established. Each Cooperative will be organized and governed in a form and manner as we shall approve. Cooperatives will operate under written governing documents which will be available for review by any member of the Cooperative. These governing documents may not be modified without our prior consent. The party responsible for administration of the Cooperatives may vary from Cooperative to Cooperative, and may be NYBE. NYBE has the power to require Cooperatives to be formed, changed, dissolved, and merged. Cooperatives will prepare an annual unaudited statement of monies collected and costs incurred by the Cooperative and will furnish it to its members upon request. You must contribute to any Cooperative of which you are a member the amounts determined by the membership of the Cooperative, up to 2% of your Gross Receipts. We will, for each of our company-owned Restaurants, make contributions to any applicable Cooperative at the same percentage of Gross Receipts as is required of franchisees within the Cooperative. (Franchise Agreement - Section 9.4)

      OTHER ADVERTISING INFORMATION. In addition to the Marketing Fund and Cooperatives, you must do certain local advertising which includes grand opening advertising in a minimum amount of $2,500 and spend a minimum of 4% of Gross Receipts per year for media advertising and promotional materials, including contributions to the Marketing Fund and Cooperatives. You must submit to us for approval all advertising materials that we have not prepared or approved. You must at all times comply with our instructions regarding the use of advertising materials, including modifying or ceasing to use these materials, whether or not we previously prepared or approved the materials. You must also submit periodic reports verifying your local marketing expenditures as requested by us. No advertising council has yet been established. (Franchise Agreement - Section 9.1) See also Items 6, 8, and 9.


      CASH REGISTERS/COMPUTER SYSTEMS. You must keep books and business records according to our formats. (Franchise Agreement - Section 10.1) In addition, you must buy or use a Panasonic 5000 (or equivalent) point of sale system, which is available from third party vendors. (Franchise Agreement -
Section 10.1) The Panasonic 5000 point of sale system features a continuous sealed tape with non-resettable totals, management report capability, security controls, and preset pricing capability.


      SITE SELECTION. The Development Agreement grants you an Assigned Area within which to establish and operate Restaurants at specific locations, each to be designated in a separate Franchise Agreement. You must timely complete the development schedule in the Development Agreement, but otherwise there is no specified time limit in which you must locate your site for the Restaurant. Before the acquisition by lease or purchase of any site for a Restaurant, you must submit to us, in the form we specify, a description of the site, a market feasibility study for the site, and other information and materials as we may reasonably require, together with evidence satisfactory to us which confirms your favorable prospects for obtaining a site. We will have 15 days after the receipt of this information from you to approve or disapprove, in our sole discretion, the site as the location for the Restaurant. If we do not disapprove the site within the 15 days, the site will be deemed approved by us. Within 45 days after site approval by us, you must (i) sign a lease (if the premises are to be leased) after our prior written approval of the lease terms, which approval will not be unreasonably withheld, or a binding agreement to purchase the site, and (ii) sign a Franchise Agreement for the approved site. (Development Agreement - Section III.B) Our approval of the site (and the lease or purchase agreement for the site) does not in any way guarantee that the site will become a profitable Restaurant.

      If the site is disapproved or is otherwise not feasible, you may elect to submit a second site proposal within 90 days after the receipt of our disapproval of the site on the same terms and conditions as the first site approval request. If you fail to submit a site proposal which we find to be feasible, we will not refund any amounts paid to us. The factors we consider in approving or disapproving a proposed site will include, without limitation, the general location and neighborhood, visibility and access from major traffic arteries, available parking, physical characteristics of existing buildings, competing businesses, lease terms, and proximity to shopping centers and other commercial activities.


      TIME FROM AGREEMENT TO FIRST OPENING. You must request and receive our approval of the proposed site and layout before commencing construction on the Restaurant. You must construct and open the Restaurant under the time sequence specified in the Franchise Agreement. (Franchise Agreement - Sections 5.1, 5.2, 5.3, 5.6, and 5.7) During the past fiscal year, the approximate length of time required for site approval was 45 to 90 days. You must diligently pursue the completion of the Restaurant premises in accordance with the plans and specifications in order for the Restaurant to be ready to open for business within 90 days after you receive possession of the Restaurant site.

      After signing the Franchise Agreement, you must complete construction, order and install furniture, furnishings, and interior decor, hire and train personnel, and have a general manager complete our training program. We estimate that the length of time from the signing a Franchise Agreement to the opening of the Restaurant will generally be 120 days to 210 days. These estimated time schedules will not be uniform for all franchisees. The time in which these steps are to be accomplished may vary based on the location of the Restaurant, negotiations between us concerning the schedule to be established, and other matters, including the ability to obtain a lease, financing, or building permits, zoning and local ordinances, weather conditions, shortages, or delayed delivery or installation of equipment, fixtures, and signs.


      TRAINING PROGRAMS. We will provide a pre-opening training program for your general manager and the other personnel employed by you in positions designated in the NYBE Manual. The instructional material used in the pre-opening training program is the NYBE Manual. Our pre-opening training program is described in the following table and explanatory notes.




                                                         Hours of
                                                       Classroom         Hours of On The
       Subject(1)                  Time Begun(2)        Training(3)        Job Training(2)           Instructor(4)
      ------------                 ------------         ------------       ---------------           -------------
      Introduction                     Note 2              None                  16                Franchisee Trainer
      Food Preparation and Baking      Note 2              None                 120                Restaurant Manager
      Purchasing                       Note 2              None                  16                Restaurant Manager
      Inventory Management             Note 2              None                  24                Franchisee Trainer


                                                                   - 25 -


                                                         Hours of
                                                       Classroom         Hours of On The
     Subject(1)                    Time Begun(2)        Training(3)        Job Training(2)           Instructor(4)
    ------------                   ------------         ------------       ---------------           -------------
    Cost Management                    Note 2              None                  16                Franchisee Trainer
    Equipment Operation and
    Maintenance                        Note 2              None                 100                Restaurant Manager
    Staffing and Scheduling            Note 2              None                  16                Franchisee Trainer
    Human Resources                    Note 2              None                  16                Franchisee Trainer
    Accounting and Reporting           Note 2              None                  24                Franchisee Trainer
    Sanitation                         Note 2              None                  16                Franchisee Trainer
    Safety                             Note 2              None                  16                Franchisee Trainer
    Basic Management Techniques        Note 2              None                  24                Franchisee Trainer
    Review                             Note 2              None                  40                Franchisee Trainer



Notes:
- ------
   1     We may elect not to provide initial training to some or all of your personnel if you already operate a Restaurant and we conclude that the training is not required. (Franchise Agreement - Section 6.4) For approximately 60 full business days, your personnel will receive instruction in the operation of a Restaurant at one of our Restaurants in Kansas or Oklahoma as specified by us. (Franchise Agreement - Section 7.2)

   2     It is the nature of the restaurant business that all aspects of training are integrated, that is, there are no definitive starting and stopping times. The amount of time spent in each area will also depend upon the background and abilities of your personnel.

   3     Our program does not include any classroom training.

   4     The instructors will be the manager of the Restaurant in which your manager and other personnel are training and our franchisee trainer, Markus
K. Scholler. Mr. Scholler's experience is set forth in Item 2 of this Offering Circular.


    We do not charge for this training or service, but you must pay the travel and living expenses for your manager and other personnel. (Franchise Agreement
- - Section 7.1) Confidentiality agreements may be required as a condition of attending our training. The training program must be completed to our satisfaction before opening your Restaurant but there is no specified time by which you must complete your training. If your general manager or other employees, in our reasonable determination, do not meet our standard for knowledge and performance, or do not pursue or complete our training program to our satisfaction, we reserve the right to request that the general manager or employee(s) be retrained, or that another person be trained and perform the functions of the category of employee for which the training was offered. We plan to be flexible in scheduling training to accommodate our personnel, you, and your personnel. There currently are no fixed training schedules.

    We will also provide on-site pre-opening assistance and training. We will provide the on-site training immediately before the opening of the Restaurant and after the start of Restaurant operations for an aggregate total of approximately three to seven days. We will provide the initial on-site training program to you free of charge.

    We may, but are not obligated to, provide training programs for your other employees. We also may make available other required or optional training courses, programs, conferences, seminars, and materials. If we require additional training, you must require your employees to successfully complete the training. Any additional courses, programs, conferences, and seminars may be conducted in Wichita, Kansas, Stillwater, Oklahoma, or another location as we may designate. We may contract with other persons or firms to provide your training.

    We will provide and pay for instructors and facilities for initial training. You must pay for travel, lodging, and meals for any person attending training and any wages due your employees during time spent in training. We may charge a daily training fee at our standard rate, which currently is $75 per day, for instruction and course materials for training programs other than initial training. We may require confidentiality agreements from your employees as a condition of attending our training.



                                       ITEM 12

                                      TERRITORY

    The Development Agreement grants you an Assigned Area within which we will not establish, nor franchise anyone other than you to establish, any Restaurants before the expiration of the development schedule if you comply with all the terms and conditions of the Development Agreement. We will generally identify the Assigned Area by one or more Designated Market Areas on the current Nielsen Wall Map published by the A.C. Nielsen Company, or as a state, city, county, or other political subdivision. The description of the territory will vary from area to area depending upon population densities, demographic trends, and other factors affecting a specific franchise area. Before signing the Development Agreement, we will describe the Assigned Area by attaching a description of the area as an exhibit to the Development Agreement.

    The territorial exclusivity we grant to you does not depend upon the achievement of a certain sales volume, market penetration, or any other contingency, except as stated in the next paragraph. The next paragraph describes the only circumstances under which the Assigned Area granted to you may be altered before the expiration or termination of the Development Agreement.

    Upon any default by you under the Development Agreement, at our option, we (in addition to other remedies) may reduce the number of options for Restaurants granted to you, reduce the size of the Assigned Area, or terminate the territorial exclusivity granted to you.

    The Franchise Agreement will grant an Assigned Territory where we will not establish another franchised or company-owned Restaurant under the System. The Assigned Territory will generally be identified by a radius from a specific location (typically two and one-half miles), a particular standard metropolitan statistical area, or a city, county, or other political subdivision. The radius or other description of the territory may vary from Restaurant to Restaurant depending upon population densities, business districts, demographic trends, and other factors affecting a specific franchise location. Before signing the Franchise Agreement, we will describe the Assigned Territory by inserting a description of the approved franchise location and exclusive area in the Franchise Agreement. Relocation of a Restaurant requires our consent.

    You must use the Restaurant premises solely for the operation of a NEW YORK BAGEL CAFE & DELI Restaurant. We condition your territorial exclusivity upon maintaining in effect the Franchise Agreement by complying with its terms and not committing a default, but it does not depend upon achievement of a certain sales volume, market penetration, or other contingency.

    You do not receive the right to acquire additional franchises within your Assigned Territory or otherwise. You may, however, apply to purchase an additional franchise within your Assigned Territory to operate another Restaurant. You can solicit customers and accept orders from outside your Assigned Territory. Likewise, we, our affiliates, and other franchisees can solicit customers and accept orders within your Assigned Territory. However, you may only make over-the-counter sales at retail to the ultimate consumer of the products you offer for sale at your Restaurant.

    We have not established or franchised another to establish restaurants in your Assigned Area or your Assigned Territory, nor do we have the right under the Development Agreement or Franchise Agreement to establish restaurants or franchise another to establish restaurants within your Assigned Area or your Assigned Territory. While we have no current plans to do so, neither the Franchise Agreement nor the Development Agreement restrict our ability to establish another channel of distribution for the products sold at your Restaurant, which may be sold using the Marks or any other trademark.

    We have no present plans to do so, but the Development Agreement and Franchise Agreement contemplate the possibility that we may acquire (by purchase, merger, or otherwise) the stock or assets of a business enterprise which, directly or through franchisees, operates restaurants under proprietary marks other than those used in the System selling the same, similar, or different products and services with your Assigned Area or your Assigned Territory (whether one or more, "Non-System Restaurants"). These acquisitions are permitted, and the Development Agreement and Franchise Agreement provide that we may own and operate acquired Non-System Restaurants within your Assigned Area or your Assigned Territory, subject to certain rights of first refusal in your favor for Non-System Restaurants over which we acquire actual ownership and the right to sell under applicable law.

    You shall have the right and option, exercisable within 30 days after receipt of written notification, to provide written notice to us that you desire to purchase all of the Non-System Restaurants in your Assigned Area or your Assigned Territory and to convert the Non-System Restaurants to Restaurants under the Systems. If you elect to purchase and convert the Non-System Restaurants, you must complete the purchase and sign our then-current form of Franchise Agreement (which shall require payment of the then-current initial franchise fee) within 60 days from the date of notice to us or your election to purchase and convert. Your purchase price for the Non-System Restaurants shall be the cash equivalent of our cost for each of the Non-System Restaurants, as we determine in our sole discretion.

    If you do not elect to purchase and convert the Non-System Restaurants as described above, we may sell the Non-System Restaurants to a third party and/or continue to operate the Non-System Restaurants under proprietary marks other than those used in the System. When the Development Agreement expires, we may convert the Non-System Restaurants to Restaurants under the System, subject to any contrary provisions contained in any applicable Franchise Agreement between you and us. Under the Franchise Agreement, if you do not elect to purchase and convert the Non-System Restaurants as described above, we may sell the restaurants to a third party and/or continue to operate the Non-System Restaurants under proprietary marks other than those used in the System.



                                       ITEM 13

                                      TRADEMARKS

    NYBE grants you the right to operate a restaurant under the name "NEW YORK BAGEL CAFE & DELI". You may also use our other current or future trademarks to identify your Restaurant and the services and products related to the System. By "trademark", we mean trade names, trademarks, advertising, or other commercial symbols, service marks, and logos used to identify your Restaurant. Our principal trademarks are:

                                                                [GRAPHIC]

    "LIKE BREAD, WITH AN -Registered Trademark-
            ATTITUDE"


                                                      [GRAPHIC]

    "Registered Mark"                                 "NYB Mark"

The Registered Mark and the NYB Mark are collectively referred to as the "Principal Marks." Only the Registered Mark is currently registered with the United States Patent and Trademark Office. By not having a Principal Register federal registration for any of our trademarks other than the Registered Mark, we do not have certain presumptive legal rights granted by a registration. We intend to file an application for the registration of the NYB Mark with the United States Patent and Trademark Office. We filed an application to register a prior version of the NYB Mark in 1995, and an Office Action of the United States Patent and Trademark Office issued in response to our prior application would have required us to disclaim any exclusive right to use "NYB," "New York," and "Bagel Shop & Delicatessen" apart from the mark as shown as a condition to registration of the prior mark on the Principal Register of the United States Patent and Trademark Office. Because we decided to make changes to the prior mark, we abandoned the prior registration. We anticipate that in response to our planned application for registration of the NYB Mark, we will receive a similar Office Action which will require us to disclaim any exclusive right to use "NYB," "New York," and "Bagel Shop & Cafe" apart from the mark as shown as a condition to registration of the NYB Mark on the Principal Register of the United States Patent and Trademark Office. Until the NYB Mark is filed and registered with the United States Patent and Trademark Office, others are permitted to establish rights to use the servicemark. This will not be in areas where our franchises are operating or advertising under the trademark, or in the natural zone of expansion for our affiliate's restaurants. In addition, these users must act in good faith and without actual knowledge of our prior use of the servicemark. However, if others establish rights to use the NYB Mark before its federal registration is effective or if registration is denied, we may not be able to expand into these areas using the NYB Mark.

    The Registered Mark was placed on the Principal Register of the United States Patent and Trademark Office on April 23, 1996, Reg. No. 1,969,972. We have filed all required affidavits.

    There are no other currently effective material determinations of the Patent and Trademark Office, the Trademark Trial and Appeal Board, the trademark administrator of any state or any court, nor is there any pending material litigation involving our Principal Marks.

    We claim common-law rights to the service marks "New York Bagel Cafe & Deli", "New York Bagel Shop & Delicatessen," "NYB", "The City's Best Bagel", "Where Yeast Meets

West," and "Like Bread, With An Attitude," but there have not been judicial determinations of the existence, validity, or extent of our rights. We claim and intend to rely on common-law trade secret and unfair competition protection of materials and information you are granted the right to use under the Franchise Agreement. However, there are and will be many restaurants and other businesses nationwide that use the words "New York", "Bagel Shop", "Cafe", "Delicatessen" and/or other similar words and phrases. Given this, legal challenges could be made to your use of the "New York Bagel Cafe & Deli" name, and if successful, these challenges could render you liable for damages and require that you stop using the name. You might also be unable to prevent use of the name by others.

    There are no agreements currently in effect that significantly limit our rights to use or license the use of the Principal Marks in any manner material to the franchise. You must follow our rules when you use our trademarks. You cannot use our name or trademarks as part of a corporate name or with modifying words, designs, or symbols. You may not use our trademarks for the sale of an unauthorized product or service or in a manner not authorized in writing by us.

    We intend to take reasonable steps to preserve and protect our ownership of the Marks and their validity. We are not obligated to protect any rights granted to you to use the trademarks or to protect you against claims of infringement or unfair competition regarding the trademarks. Nevertheless, it may be in our best interest to do so.

    You must notify us immediately when you learn about an infringement of or challenge to your use of the trademarks. NYBE will take the action we think is appropriate. You must cooperate fully in prosecuting, defending, or settling any litigation involving the trademarks, including being named as a party in the action at our request. We will undertake the defense of the litigation and will bear the costs of the litigation, except for the costs of any legal counsel separately retained by you.

    We do not know of any infringing uses that could materially affect your use of our Principal Marks. You must modify or discontinue the use of a trademark if we modify or discontinue the use of a trademark as a result of a proceeding or settlement. You also must not directly or indirectly contest our right to our trademarks, trade secrets, or business techniques that are part of our business. You must maintain the confidentiality of the NYBE Manual and any other manuals created for or approved for use in the operation of the Restaurant, and the information contained in the manuals.

                                       ITEM 14

                   PATENTS, COPYRIGHTS AND PROPRIETARY INFORMATION

    There are no patents that are material to the franchise. We claim copyright protection of our NYBE Manual, and advertisement and promotional materials although these materials have not been registered with the United States Registrar of Copyrights. These materials contain secret recipes, methods of preparation and service of our food products, and other information relevant to the operation of a Restaurant. We consider this information proprietary and confidential and we consider it to be our property and you may use it only as provided in the Franchise Agreement. You must implement our procedures to prevent the unauthorized use and disclosure of our proprietary information and to notify us immediately if there is any unauthorized use or disclosure of our proprietary information.

    There currently are no effective determinations of the Copyright Office (Library of Congress) or any court regarding any of the copyrighted materials. There are no agreements in effect which significantly limit our right to use or license the copyrighted materials. Finally, there are no infringing uses actually known to us which could materially affect your use of the copyrighted materials in any state. We are not required by any agreement to protect or defend copyrights.

    We will disclose to you confidential or proprietary information and trade secrets. You must sign a Confidentiality Agreement attached to this Offering Circular as Exhibit F (the "Confidentiality Agreement") before your review of our confidential and proprietary information to evaluate whether to purchase a franchise. Except as necessary for operation of the Restaurant and as we approve, neither you nor your officers, directors, partners, members, managers, or owners may, during the term or at any time after the expiration or termination of the Franchise Agreement, regardless of the cause of termination, directly or indirectly, use for your own benefit or communicate or divulge to, or use for the benefit of any other person or entity, any trade secrets, confidential information, knowledge or know-how concerning the recipes, food products, advertising, marketing, designs, plans, or methods of operation of the Restaurant or the System. Upon our request, you must have your officers, directors, partners, members, managers, or owners sign a Covenant Agreement attached to this Offering Circular as Exhibit E (the "Covenant Agreement"). You may disclose to your employees only the confidential, proprietary, or trade secret information necessary to operate the business and then only while the Franchise Agreement is in effect. All information and knowledge, including drawings, materials, equipment, marketing, recipes, and other data, which we designate as secret or confidential will be deemed secret and confidential under the Franchise Agreement and the Covenant Agreement.

                                       ITEM 15

                  OBLIGATION TO PARTICIPATE IN THE ACTUAL OPERATION
                             OF THE FRANCHISE BUSINESS

    We will grant the Franchise Agreement to you in reliance on your and your principals' personal and collective business skills and financial capacity, and your rights and obligations may not be transferred without our written consent. You must remain ultimately responsible for the operation of the Restaurant in compliance with the Franchise Agreement and should exercise oversight and be informed about the operations of the franchise, but you (or your chief operating officer, managing partner, or principal manager) are not required to take any specific role in day-to-day operations or to participate personally in direct operations on the premises, if you designate a general manager, who may be your employee, who shall devote full time and attention to the management and operation of the Restaurant. The general manager may be any qualified individual who attends and successfully completes our initial training program. The individual need not be one of your owners if you are a corporation, partnership, or limited liability company. If, at any time for any reason, the general manager or managing owner no longer qualifies, you must promptly designate another general manager or managing owner subject to the same qualifications listed above and notify us.

    Management responsibility includes, without limitation, presence of a manager during all business hours; maintaining the highest standards of product quality and consistency; maintaining the Restaurant in the highest condition of sanitation, cleanliness, and appearance; and supervising employees to ensure that the highest standard of service is provided and to insure that your employees deal with customers, suppliers, us, and all other persons in a courteous and polite manner.

    If you are a corporation, partnership, or limited liability company, your owners must personally guarantee your obligations under the Franchise Agreement and Development Agreement. In addition, your partners, owners, officers, directors, managers, and members must also agree to be personally bound by, and personally liable for the confidentiality and non-competition provisions of the Franchise Agreement and/or Development Agreement and sign the Covenant Agreement, all as described in Item 14 and Item 17. Your owners must also agree to certain restrictions on the transfer of their ownership interests.

                                       ITEM 16

                                 RESTRICTIONS ON WHAT
                               THE FRANCHISEE MAY SELL

    You must operate the Restaurant in conformance with our standard specifications and techniques as contained in the NYBE Manual, as amended by us in our sole discretion from time to time. As described in Items 8, 9, and 12, in order to promote substantial uniformity of quality and shared identity at all Restaurants, you must not offer for sale any product or service or purchase, lease, install, or use any equipment, fixtures, furnishings, concept, supply, vending machine, building design or layout, color schemes or other item or service unless approved in writing by us as being in compliance with our standards and specifications and the franchise System. You must offer all of the food products and services that we designate as required for all franchisees. We can change the types of authorized food items and services that you must offer for sale. There are no limits on our right to do so. You must use the premises of the Restaurant solely for the purpose of operating a NEW YORK BAGEL CAFE & DELI Restaurant and to refrain from using the premises for any other purpose or activity. Restrictions on goods and services offered may also arise from Franchise Agreement requirements that you comply with our high standards of quality and service, to refrain from deviating from our standards, or to otherwise operate in any manner adversely affecting the System, the Marks, and the goodwill associated with the System and the Marks, and to comply with the highest health standards and ratings applicable to the franchise restaurant. You are not restricted regarding the customers you may solicit, but you may only make sales over-the-counter at retail to the ultimate consumers of the products to be offered for sale by your Restaurant.


                                       ITEM 17

                            RENEWAL, TERMINATION, TRANSFER
                                AND DISPUTE RESOLUTION

THIS TABLE LISTS IMPORTANT PROVISIONS OF THE FRANCHISE AGREEMENT. YOU SHOULD READ THESE PROVISIONS IN THE FRANCHISE AGREEMENT ATTACHED TO THIS OFFERING CIRCULAR.



                             SECTION IN
                             FRANCHISE
    PROVISION(1)             AGREEMENT                SUMMARY
- --------------------------------------------------------------------------------

 a. Term of the franchise    Section 3.1      Term is equal to 10 years.

 b. Renewal or extension     Section 3.2      Ten-year renewal if you meet
    of the term                               certain requirements.

                             SECTION IN
                             FRANCHISE
    PROVISION(1)             AGREEMENT                SUMMARY
- --------------------------------------------------------------------------------

 c. Requirements for you     Section 3.2      Give notice, remodel, not be in
    to renew or extend                        default, have paid all amounts
                                              owed us in timely manner, sign
                                              new Franchise Agreement, pay fee,
                                              sign release, and comply with
                                              training requirements.

 d. Termination by you       Section 14.1.F   Upon 90 days' written notice if,
                                              you are a person and die or
                                              become mentally incompetent and
                                              are unable or elect not to
                                              transfer your interest in the
                                              franchise, if you are the general
                                              manager and become disabled and
                                              elect not to employ a new general
                                              manager, or you are unable to
                                              operate the Restaurant at a
                                              profit after using reasonable and
                                              diligent efforts.

 e. Termination by NYBE      None
    without cause

 f. Termination by NYBE      Sections 14.1.C, We can terminate only if you
    with cause               14.1.D, and      default.
                             14.1.E

 g. "Cause" defined -        Sections 14.1.D  You generally have 30 days to
    which defaults which     and 14.1.E       cure: nonpayment of fees; failure
    can be cured                              to submit reports, provide
                                              information, or maintain our
                                              standards; or any other default
                                              not specified in Section 14.1.C.

 h. "Cause" defined -        Section 14.1.C   Non-curable defaults: failure to
    defaults which cannot                     timely open the Restaurant, cease
    be cured                                  operating or abandon the
                                              Restaurant, forfeit the right to
                                              do business where the Restaurant
                                              is located, conviction of felony,
                                              unapproved transfers, improper
                                              use or disclosure of confidential
                                              information, false reporting or
                                              submissions to us, under-
                                              reporting Gross Revenue, repeated
                                              defaults even if cured, entry of
                                              judgment against you which
                                              remains unsatisfied for 30 days,
                                              levy against your business or
                                              property, action brought to
                                              foreclose lien or mortgage
                                              against the Restaurant premises
                                              or equipment which is not
                                              dismissed in 30 days, or you
                                              become insolvent, a receiver is
                                              appointed to take possession of
                                              your business or property, or you
                                              make a general assignment for the
                                              benefit of your creditors.

                             SECTION IN
                             FRANCHISE
    PROVISION(1)             AGREEMENT                SUMMARY
- --------------------------------------------------------------------------------

 i. Your obligations on      Sections 15.1,   Cease operating the Restaurant,
    termination/non-         15.2, 15.3,      discontinue use of the Marks and
    renewal                  15.4,15.5,       advertising, complete
                             15.6, 15.7,      deidentification as our
                             15.8, 15.9,      franchisee, transfer telephone
                             15.10, 15.11,    numbers and listing to us,
                             and 15.12        deliver all materials and
                                              documents for the Restaurant to
                                              us, modification and alteration
                                              of Restaurant, cease using the
                                              System and NYBE Manual, sell to
                                              us at your cost all your usable
                                              materials bearing the marks, sell
                                              your office equipment, furniture,
                                              fixtures, and movable signs to us
                                              at their fair market value,
                                              promptly pay all amounts due us
                                              including the liquidated damages
                                              set forth in Section 15.11, and
                                              maintain and preserve your
                                              financial and other records and
                                              make them available for our
                                              inspection.

 j. Assignment of            Section 13.1     No restriction on our right to
    contract by NYBE                          assign.

 k. "Transfer" by you -      Section 13.2     Includes transfer of any interest
    definition                                in contract or assets, or any
                                              ownership change.

 l. NYBE's approval of       Sections 13.2    We have the right to approve all
    transfer by franchisee   and 13.8         transfers, except that if you are
                                              a corporation, partnership, or
                                              limited liability company, you
                                              may transfer an aggregate up to
                                              25% of your outstanding voting
                                              ownership interests to your
                                              employees who are actively
                                              engaged in the operations of the
                                              Restaurant without our approval
                                              if the proposed transfer alone or
                                              together with other transfers
                                              will not have the effect of
                                              transferring a controlling
                                              ownership interest in you.

 m. Conditions for           Section 13.3     You have paid all amounts owed
    NYBE approval of                          to us and others, you are not in
                                              default under the Franchise
                                              Agreement or any other agreement
                                              with us, you have signed a
                                              release, you and the new
                                              franchisee enter into a
                                              satisfactory assignment and
                                              assumption agreement providing
                                              that the new franchisee will
                                              honor all of your obligations
                                              under the agreement, the new
                                              franchisee qualifies, the new
                                              franchisee signs our then-current
                                              form of Franchise Agreement, you
                                              remain liable for all your
                                              obligations, the new franchisee
                                              completes our training program,
                                              and we receive payment of the
                                              $2,500 transfer fee.

 n. NYBE's right of          Section 13.2     We can match any offer for any
    first refusal to                          interest in your Franchise
    acquire your business                     Agreement, the Restaurant, or
                                              you.

                             SECTION IN
                             FRANCHISE
    PROVISION(1)             AGREEMENT                SUMMARY
- --------------------------------------------------------------------------------

o.  NYBE's option to         Section 15.8     Upon termination of the
    purchase your business                    Franchise Agreement for any
                                              reason, we have the option for 60
                                              days following the termination to
                                              purchase at your cost all your
                                              usable materials bearing the
                                              Marks and/or to purchase your
                                              office equipment, furniture,
                                              fixtures, and moveable signs at
                                              their fair market value.

 p. Your death or            Section 13.6     Upon the death or mental
    disability                                incompetency of any person with
                                              an interest in the franchise or
                                              in you, if you are a corporation,
                                              partnership, or limited liability
                                              company, the person's personal
                                              representative must transfer the
                                              interest within six months after
                                              the death or mental incompetency.
                                              We must approve all transfers,
                                              including transfers by will or
                                              inheritance (also see m above).
                                              If the person's heirs or
                                              beneficiaries are unable to
                                              satisfy the conditions of the
                                              agreement, the personal
                                              representative will have a
                                              reasonable time to dispose of the
                                              interest.  If the interest is not
                                              disposed of in a reasonable time,
                                              we may terminate the Franchise
                                              Agreement and purchase certain of
                                              your assets (also see o above).

 q. Non-competition          Section 11.5     No involvement in competing
    covenants during                          business anywhere.
    the term of the
    franchise(2)

 r. Non-competition          Section 11.5     No competing business for 2 years
    covenants after the                       after assignment or termination
    franchise is                              within your Assigned Territory,
    terminated or                             the then-current Designated
    expires(2)                                Market Area or Areas (DMA) in
                                              which your Assigned Territory is
                                              located, or the DMA of any other
                                              NYBE Restaurant then existing.

 s. Modification of          Article 20       No modifications generally
    the agreement                             unless in writing signed by you
                                              and one of our officers but NYBE
                                              Manual subject to change.

 t. Integration/             Article 20,      Only the terms of the Franchise
    merger clause            Sections 21.1    Agreement are binding (subject to
                             and 22.2         state law). Any other promises
                                              may not be enforceable.

 u. Dispute resolution       Sections 19.1,   All disputes must be mediated
    by arbitration           19.2, and 19.3   and then arbitrated in Wichita,
    or mediation(3)                           Kansas. The mediation and
                                              arbitration proceedings are
                                              governed by rules of the American
                                              Arbitration Association.

 v. Choice of forum          Section 21.11    Litigation in Sedgwick County,
                                              Kansas.

 w. Choice of law            Section 21.2     Kansas law applies.

NOTES:

 1 Your owners must guarantee all of your obligations in the Franchise Agreement and the Development Agreement.

 2 All of your partners, owners, officers, directors, managers, and members must also honor all of your obligations in Article 11 of the Franchise Agreement. Upon our request, you must have your officers, directors, partners, members, managers, and owners sign a Covenant Agreement which includes similar non-competition covenants.

 3 We also impose the obligations to engage in mediation and arbitration on your officers, directors, partners, members, managers, and owners.



THIS TABLE LISTS IMPORTANT PROVISIONS OF THE DEVELOPMENT AGREEMENT. YOU SHOULD READ THESE PROVISIONS IN THE AGREEMENT ATTACHED TO THIS OFFERING CIRCULAR.



                              Section in
                              Development
         Provision(1)          Agreement                  Summary
- --------------------------------------------------------------------------------

 a.  Term of the franchise  Section IV.A     The date of our signing a
                                             franchise agreement for the last
                                             Restaurant to be established
                                             under your development schedule.

 b.  Renewal or extension   Section IV.B     If we determine that it would be
     of the term                             desirable to establish additional
                                             Restaurants in your Assigned
                                             Area, you will have a right of
                                             first refusal to purchase options
                                             to establish these new
                                             Restaurants.

 c.  Requirements for you   Section IV.B     Successful completion of your
     to renew or extend                      development schedule, current
                                             compliance with all your
                                             franchise agreements, sign and
                                             return a new development
                                             agreement containing our then-
                                             current terms and conditions
                                             within 60 days of your receipt of
                                             the agreement from us, and pay
                                             development fee.
 d.  Termination by you     None

 e.  Termination by NYBE    None
     without cause

 f.  Termination by NYBE    Section VI       We can terminate only if you
     with cause                              commit one of several listed
                                             violations.

 g.  "Cause" defined -      None
     which defaults which
     can be cured

                              Section in
                              Development
         Provision(1)          Agreement                  Summary
- --------------------------------------------------------------------------------

 h.  "Cause" defined -      Section VI       Failure to comply with
     defaults which cannot                   development schedule, any
     be cured                                franchise agreement, or any other
                                             agreement between us, or make an
                                             improper transfer. You are
                                             adjudicated a bankrupt or become
                                             insolvent, a receiver is
                                             appointed and takes over your
                                             substantially all of your
                                             property, you make a general
                                             assignment for the benefit of
                                             creditors, or you are the subject
                                             of a bankruptcy petition which is
                                             not dismissed within 90 days.

 i.  Your obligations on    Section VI.D     No continued right to develop
     termination/non-                        Restaurants in your Assigned
     renewal                                 Area.  Continued compliance with
                                             franchise agreements for existing
                                             Restaurants.

 j.  Assignment of          Section VII.A    No restriction on our right to
     contract by NYBE                        assign.

 k.  "Transfer" by you -    Section VII.B    Governed by same terms as
     definition                              Franchise Agreement.

 l.  NYBE's approval of     Section VII.B    Governed by same terms as
     transfer by                             Franchise Agreement.
     franchisee

 m.  Conditions for NYBE    Section VII.B    Governed by same terms as
     approval of                             Franchise Agreement.
 n.  NYBE's right of first  Section VII.B    Governed by same terms as
     refusal to acquire                      Franchise Agreement.
     your business

 o.  NYBE's option to       None
     purchase your
     business

 p.  Your death or          Section VII.B    Governed by same terms as
     disability                              Franchise Agreement.

 q.  Non-competition        Section VIII     No involvement in competing
     covenants during the                    business anywhere.
     term of the
     franchise2

 r.  Non-competition        Section VIII     No competing business for 2 years
     covenants after the                     after any transfer or termination
     franchise is                            of the Development Agreement
     terminated or                           within your Assigned Area, the
     expires2                                then-current Designated Market
                                             Area or Areas (DMA) in which your
                                             Assigned Area is located, or the
                                             DMA of any other NYBE Restaurant
                                             then existing.

 s.  Modification of the    Section XIV      No modifications unless in
     agreement                               writing signed by you and one of
                                             our authorized officers.

                              Section in
                              Development
         Provision(1)          Agreement                  Summary
- --------------------------------------------------------------------------------


 t.  Integration/ merger    Section XIV      Only the terms of the Development
     clause                                  Agreement are binding (subject to
                                             state law). Any other promises
                                             may not be enforceable.
 u.  Dispute resolution by  Section XV       All disputes must be mediated and
     arbitration or                          then arbitrated in Wichita,
     mediation3                              Kansas. The mediation and
                                             arbitration proceedings are
                                             governed by rules of the American
                                             Arbitration Association.

 v.  Choice of forum        Section XV       Litigation in Sedgwick County,
                                             Kansas.

 w.  Choice of law          Section XV       Kansas law applies.



NOTES:

 (1) Your owners must guarantee all of your obligations in the Franchise Agreement and the Development Agreement.

 (2) All of your partners, owners, officers, directors, managers, and members must also honor all of your obligations in Article 11 of the Franchise Agreement. Upon our request, you must have your officers, directors, partners, members, managers, and owners sign a Covenant Agreement which includes similar non-competition covenants.

 (3) The obligations to engage in mediation and arbitration are also imposed on your officers, directors, partners, members, managers, and owners.


    These states have statutes which may supersede the franchise agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise: ARKANSAS [Stat. Section 70-807], CALIFORNIA [Bus. & Prof. Code Sections 20000-20043], CONNECTICUT [Gen. Stat. Section 42-133e et seq.], DELAWARE [Code, tit.], HAWAII [Rev. Stat. Section 482E-1], ILLINOIS [Rev. Stat. Chapter 121 1/2 PARA 1719-1720], INDIANA [Stat. Section 23-2-2.7], IOWA [Code Sections 523H.1-523H.17], MICHIGAN [Stat. Section 19.854(27)], MINNESOTA [Stat. Section 80C.14], MISSISSIPPI [Code Section 75-24-51], MISSOURI [Stat.
Section 407.400], NEBRASKA [Rev. Stat. Section 87-401], NEW JERSEY [Stat.
Section 56:10-1], SOUTH DAKOTA [Codified Laws Section 37-5A-51], VIRGINIA [Code 13.1-557-574-13.1-564], WASHINGTON [Code Section 19.100.180], WISCONSIN [Stat.
Section 135.03]. These and other states may have court decisions which may supersede the franchise agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise.

                                       ITEM 18

                                    PUBLIC FIGURES

    NYBE does not use any public figure to promote its franchise.



                                       ITEM 19

                    REPRESENTATIONS REGARDING EARNINGS CAPABILITY

    We do not furnish or authorize our salespersons to furnish any oral or written information concerning the actual or potential sales, costs, income, or profits of a NYBE Restaurant. Actual results vary from Restaurant to Restaurant and we cannot estimate the results of any particular franchise.

                                       ITEM 20

                                   LIST OF OUTLETS

                         FRANCHISED RESTAURANT STATUS SUMMARY
                              FOR YEARS 1993/1994/1995(1)


                                                                                                                 Franchises
                                 Canceled or                  Reacquired By Left the System   Total From Left   Operating At
  State            Transfers     Terminated    Not Renewed        NYBE          Other           Columns(2)         Year End
- ------------------------------------------------------------------------------------------------------------------------------------

Arizona            0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/0/1
Arkansas           0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/1/1
Colorado           0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/0/1
Florida            0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/0/1
Kansas             0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/2/1
Missouri           0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/1/1
Nebraska           0/0/1          0/0/0          0/0/0          0/0/0          0/0/0               0/0/1               0/1/2
New Mexico         0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/0/1
Oklahoma           0/0/0          0/0/0          0/0/0          0/0/0          0/0/1               0/0/1               0/1/0
North Dakota       0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/0/1
South Carolina     0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/0/1
Tennessee          0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/1/2

                                                                    -42-



Texas              0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/2/11
Washington         0/0/0          0/0/0          0/0/0          0/0/0          0/0/0               0/0/0               0/0/1
TOTALS             0/0/1          0/0/0          0/0/0          0/0/0          0/0/1               0/0/2               0/9/25



NOTES:

 (1)  All numbers are as of December 31 for each year.

 (2) The numbers in the "Total" column may exceed the numbers for Restaurants affected because several events may have affected the same Restaurant. For example, the same Restaurant may have had multiple owners.

                         STATUS OF COMPANY OWNED RESTAURANTS
                              FOR YEARS 1993/1994/19951


                                                      Total Restaurants
             Restaurants Closed  Restaurants Opened      Operating at
State           During Year          During Year           Year End
- --------------------------------------------------------------------------------

Kansas             0/0/0               2/0/0                2/3/3
Oklahoma           0/0/0               0/2/2               7/10/11
Tennessee          0/0/0                                   0/0/1
TOTALS             0/0/0               2/2/2               9/13/15


NOTES:

 1   All numbers are as of December 31 for each year.  Prior to December 28,
1995, all of the Company owned Restaurants were owned by affiliates of NYBE which were merged into NYBE on December 28, 1995.

                           NEW YORK BAGEL ENTERPRISES, INC.
                                FRANCHISED RESTAURANTS
                                    AS OF 12/31/95



    State               Franchisee               Our Unit Nos.       Address                        Telephone No.   Number of Units
- ------------------------------------------------------------------------------------------------------------------------------------
Arizona            Andy and Marilyn Camarata         110           6165 E. Broadway Blvd.          (602) 748-1408          1
                                                                   Tucson, Arizona 85711

Arkansas           Jay Ramsey                        109           9101 W. Markham #28             (501) 954-8000          1
                                                                   Little Rock, Arkansas 72205

Colorado           Danny Cowan                       113           8055 W. Bowles Ave., 2A-1       (303) 932-2435          1
                   Joey Gentry                                     Littleton, Colorado 80123

Florida            Brian Sanders                     121           14394 N. Dale Mabry Hwy.        (813) 962-5957          1
                                                                   Tampa, Florida 33616

Kansas             Bagel Capital, Inc.               105           123 S. Mur-len                  (913) 782-1771          1
                                                                   Olathe, Kansas 66062

Missouri           Bagel Capital, Inc.               107           1100 Main                       (816) 421-6988          1
                                                                   Kansas City, Missouri 64105

Nebraska           Larry Heinrich                    102           2925 S. 108th                   (402) 397-1010          1
                                                                   Omaha, Nebraska 68114

Nebraska           Larry Heinrich                    111           1650 Farnam, #110               (402) 342-2700          1
                                                                   Omaha, Nebraska 68102

New Mexico         Jeff West                         112           720 St. Michaels, Suite M       (505) 474-5200          1
                                                                   Santa Fe, New Mexico 87505


                                      - 45 -



North Dakota       Jerry Bunk                        123           505 E. Bismarck Expressway      (701) 222-4222          1
                                                                   Bismarck, North Dakota 58504

South Carolina     Brian Vrana                       120           817 Harden Street               (803) 252-6969          1
                   John Overbeck                                   Columbia, South Carolina 29205

Tennessee          Steve Beihel                      103           4622 Kingston Pike              (423) 588-1364          1
                   David Wann                                      Knoxville, Tennessee 37919

Tennessee          Marc Crosler                      117           710 S. Gay Street               (423) 546-7777          1
                                                                   Knoxville, Tennessee 37902

Texas              Chris and Tracy Bauman            116           2802 Soncy Road                 (806) 355-6299          1
                                                                   Amarillo, Texas 79121

Texas              Chris and Tracy Bauman            127           2646 W. 34th                    (806) 355-1588          1
                                                                   Amarillo, Texas 79016

Texas              Quinpar, Inc.                     106           4304 Lemmon Avenue              (214) 521-8141          1
                                                                   Dallas, Texas 75219

Texas              Jeremy Parker                     115           101 Preston Royal               (214) 368-3354          1
                                                                   Dallas, Texas 75230

Texas              Steve and Andrea Gass             114           3020 Legacy Drive               (214) 491-0342          1
                                                                   Plano, Texas 75023

Texas              Randa Warren                      122           420 Grapevine Hwy., #101        (817) 660-2734          1
                                                                   Hurst, Texas 76054

Texas              Bart Younger                      124           606 Embassy Oaks #400           (210) 495-5548          1
                                                                   San Antonio, Texas 78216

Texas              Rick McElhaney                    119           5640 Westheimer                 (713) 626-0330          1
                                                                   Houston, Texas 77056

Texas              Rick McElhaney                    126           9600 Woodlakes Sq., #5          (713) 953-1143          1
                                                                   Houston, Texas 77063


                                      - 46 -


Texas              Kyle Shipley                      108           9070 Research Blvd., Suite 303  (512) 467-1700          1
                                                                   Austin, Texas 78758

Texas              Paul Murphy                       125           13450 Research Blvd.            (512) 258-6969          1
                   Andrew Lee                                      Austin, Texas 78750

Washington         Wayne Gresseth                    118           1304 Ocean Beach Hwy.           (360) 414-4100          1
                   Troy Gresseth                                   Longview, Washington 98832
- ------------------------------------------------------------------------------------------------------------------------------------
               TOTAL                                                                                                      25
- ------------------------------------------------------------------------------------------------------------------------------------


                                  PROJECTED OPENINGS
                               AS OF DECEMBER 31, 1995


                   Franchise Agreements          Projected Franchised           Projected Company
                   Signed but Restaurant        New Restaurants in the         Openings in the Next
    State               Not Open(1)                Next Fiscal Year                 Fiscal Year
- ----------------------------------------------------------------------------------------------------

Alabama                     0                             1                             0

Arizona                     0                             2                             2

Arkansas                    0                             1                             0

Colorado                    0                             5                             0

Florida                     0                             1                             0

Kansas                      0                             0                             0

Kentucky                    0                             0                             3

Louisiana                   0                             1                             0

Missouri                    0                             0                             1

Nebraska                    0                             1                             0

Oklahoma                    0                             0                             5

New Mexico                  0                             1                             0

North Dakota                0                             1                             0

South Carolina              0                             1                             0

Tennessee                   0                             1                             3

Texas                       1                            12                             1

- ----------------------------------------------------------------------------------------------------

TOTALS                      1                            28                            15


Notes:

   1  As of December 31, 1995.


    We expect to enter into ten Development Agreements in fiscal year 1996 which will cover territories in the following states: Alabama, Arizona, Arkansas, California, Florida, Kentucky, Nebraska, and Texas.

    One franchised Restaurant located in Tulsa, Oklahoma was voluntarily closed in 1995 by its owner, Alan D. Herrman. Mr. Herrman's home address and telephone number are P.O. Box 261307, Highlands Ranch, Colorado 80163, 303-698-4252. Two franchised Restaurants located in Houston, Texas were voluntarily closed in March, 1996 by Rick McElhaney, the owner of such Restaurants. Mr. McElhaney's home address and telephone number are 7450 River Garden Drive, Houston, Texas 77095, 713-463-9901. Except for these Restaurants, no NYBE franchisees have had any outlets terminated, canceled, not renewed, or otherwise voluntarily ceased to do business during our most recently completed fiscal year (January 1, 1995 - December 31, 1995), or have not communicated with us within ten weeks of the date of this Offering Circular.



                                       ITEM 21

                                 FINANCIAL STATEMENTS

    This Offering Circular includes our audited financial statements for the periods ended December 31, 1995, December 31, 1994, and December 31, 1993, and our unaudited financial statements for the period ended May 26, 1996. This financial information does not include financial data of any of our affiliated corporations. Our affiliated corporations do not guarantee to assume our duties and obligations under the Franchise Agreement or Development Agreement.

                                       ITEM 22

                                      CONTRACTS

    The following agreements are attached to this Offering Circular:


              Exhibit A - Development Agreement

              Exhibit B - Franchise Agreement

              Exhibit C - Guaranty (of Franchise Agreement)

              Exhibit D - Guaranty (of Development Agreement)

              Exhibit E - Covenant Agreement

              Exhibit F - Confidentiality Agreement

              Exhibit G - Addendum to Lease Agreement

                                       ITEM 23

                                       RECEIPT


This Offering Circular summarizes provisions of the Franchise Agreement and other information in plain language. Read this Offering Circular and all agreements carefully.

If New York Bagel Enterprises, Inc. ("NYBE") offers you a franchise, NYBE must provide this Offering Circular to you by the earliest of:

    (1)  The first personal meeting to discuss our franchise; or

    (2)  Ten business days before the signing of a binding agreement; or

    (3)  Ten business days before a payment to NYBE.

You must also receive a Franchise Agreement containing all material terms at least five business days before you sign a Franchise Agreement.

If NYBE does not deliver this Offering Circular on time or if it contains a false or misleading statement, or a material omission, a violation of federal and state law may have occurred and should be reported to the Federal Trade Commission, Washington, D.C. 20580.

I have received a Uniform Franchise Offering Circular dated June 25, 1996.

We have not engaged a franchise broker to offer the franchise in your state.

This offering circular included the following Exhibits:

A.  Development Agreement                   E.  Covenant Agreement

B.  Franchise Agreement                     F.  Confidentiality Agreement

C.  Guaranty (of Franchise Agreement)       G.  Addendum to Lease Agreement

D.  Guaranty (of Development Agreement)     H.  Financial Statements




- --------------------                   ----------------------------------------
Date                                        Franchisee


    A detachable copy of this receipt follows the exhibits to this Offering Circular. Please acknowledge your receipt of this Offering Circular by signing the copy of the receipt and returning it to us.

                                       RECEIPT


This Offering Circular summarizes provisions of the Franchise Agreement and other information in plain language. Read this Offering Circular and all agreements carefully.

If New York Bagel Enterprises, Inc. ("NYBE") offers you a franchise, NYBE must provide this Offering Circular to you by the earliest of:

    (1)  The first personal meeting to discuss our franchise; or

    (2)  Ten business days before the signing of a binding agreement; or

    (3)  Ten business days before a payment to NYBE.

You must also receive a Franchise Agreement containing all material terms at least five business days before you sign a Franchise Agreement.

If NYBE does not deliver this Offering Circular on time or if it contains a false or misleading statement, or a material omission, a violation of federal and state law may have occurred and should be reported to the Federal Trade Commission, Washington, D.C. 20580.

I have received a Uniform Franchise Offering Circular dated June 25, 1996.

We have not engaged a franchise broker to offer the franchise in your state.

This Offering Circular included the following Exhibits:

A.  Development Agreement                   E.  Covenant Agreement

B.  Franchise Agreement                     F.  Confidentiality Agreement

C.  Guaranty (of Franchise Agreement)       G.  Addendum to Lease
    Agreement

D.  Guaranty (of Development Agreement)     H.  Financial Statements




- -------------------                    -----------------------------------------
Date                                        Franchisee

                           NEW YORK BAGEL ENTERPRISES, INC.

                                DEVELOPMENT AGREEMENT









                                      Exhibit A

                           NEW YORK BAGEL ENTERPRISES, INC.

                                DEVELOPMENT AGREEMENT


                                  TABLE OF CONTENTS

SECTION                                                                 PAGE
- -------                                                                 ----
I.    Grant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

II.   Development Fee. . . . . . . . . . . . . . . . . . . . . . . . . .  3

III.  Development Schedule and Manner of Exercising Options  . . . . . .  3

IV.   Term and Right of First Refusal. . . . . . . . . . . . . . . . . .  5

V.    Duties of the Parties. . . . . . . . . . . . . . . . . . . . . . .  5

VI.   Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

VII.  Transferability. . . . . . . . . . . . . . . . . . . . . . . . . .  7

VIII. Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

IX.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

X.    Independent Contractor and Indemnification . . . . . . . . . . . . 10

XI.   Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

XII.  Non-Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

XIII. Severability and Construction. . . . . . . . . . . . . . . . . . . 11

XIV.  Entire Agreement - Applicable Law. . . . . . . . . . . . . . . . . 12

XV.   Remedies and Disputes. . . . . . . . . . . . . . . . . . . . . . . 12

XVI.  Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Attachment "A" (Development Schedule)
Attachment "B" (Franchise Agreement)

                           NEW YORK BAGEL ENTERPRISES, INC.

                                DEVELOPMENT AGREEMENT


    This Development Agreement, by and between New York Bagel Enterprises, Inc., a Kansas corporation having its chief executive offices at 250 North Water, Wichita, Kansas 67202 (hereinafter referred to as "Franchisor"), and __________________________________________ (hereinafter referred to as
"Developer"), is entered into, on the date of execution by Franchisor, as indicated below.


    W I T N E S S E T H:  That;


    WHEREAS, Franchisor, as a result of the expenditure of time, skill, effort, and money has developed and owns a unique and distinctive system (hereinafter "System") relating to the design, establishment, and operation of restaurants under the name "New York Bagel Cafe & Deli-TM-" (such name and such other trade names, service marks, trademarks, logos, emblems, and other indicia of origin as are now designated or may in the future be designated by Franchisor in writing as part of the System, hereinafter "Proprietary Marks"), which feature bagels made fresh daily, sandwiches, salads, soups, beverages, and dessert products; and


    WHEREAS, Developer wishes to obtain certain options for the development of New York Bagel Cafe & Deli restaurants in the area described in this Development Agreement.


    NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other set forth herein, mutually agree a follows:


                                      SECTION I.

                                        GRANT


    A. Franchisor hereby grants to Developer, pursuant to the terms and conditions of this Agreement, options to obtain franchises to establish and operate _______ New York Bagel Cafe & Deli restaurants with bakeries ("Bakery Restaurants") and _____ New York Bagel Cafe & Deli restaurants without bakeries ("Satellite Restaurants," and together with the Bakery Restaurants, collectively "Restaurants") within the area described in Attachment "C" to this Agreement (hereinafter "Assigned Area").


    B. Except as otherwise provided in this Agreement or in any applicable Franchise Agreement, Franchisor shall not establish, nor franchise another to establish, a Restaurant under the System in the Assigned Area prior to the expiration of the development schedule set forth in Attachment "A" hereto (the "Development Schedule"). Prior to the expiration of the Development Schedule, subject to Developer's right of first refusal described in Section I.C., Franchisor retains the right to acquire restaurants and/or to acquire a franchisor with franchisees which operate restaurants (but not to establish restaurants or to franchise another to establish restaurants) at any location within the Assigned Area, which operate under proprietary marks other than those used in connection with the System for the sale of the same, similar, or different products and services, on any terms and conditions Franchisor may deem advisable.


    C. Franchisor shall provide written notice to Developer within a reasonable time upon Franchisor's acquisition prior to the expiration of the Development Schedule of any restaurants which operate under proprietary marks other than those used in connection with the System for the sale of the same, similar, or different products and services which are located in the Assigned Area (hereinafter, whether one or more, "Non-System Restaurants"). Such notice shall provide Developer with a right of first refusal to acquire such Non-System Restaurants from Franchisor on the terms provided below if the sale by Franchisor of such restaurants to Developer is allowed by applicable law. Subject to the foregoing, Developer shall have the right and option, exercisable within 30 days after receipt of such written notification, to provide written notice to Franchisor that Developer desires to purchase the Non-System Restaurants and to convert all of such restaurants to Restaurants under the System. In the event Developer elects to purchase and convert the Non-System Restaurants, Developer must close on such purchase and execute a Franchise Agreement in the form attached hereto as Attachment "B" (which shall require payment of the initial franchise fee) within 60 days from the date of notice to Franchisor of Developer's election to purchase and convert. The purchase price to be paid by Developer for the Non-System Restaurants shall be the cash equivalent of Franchisor's cost for each of the Non-System Restaurants, as determined by Franchisor in Franchisor's sole discretion. In the event Developer does not elect to purchase and convert the Non-System Restaurants as provided in this Section I.C., Developer shall have no further right or option to acquire such Non-System Restaurants, and Franchisor may sell such restaurants to a third party and/or continue to operate the Non-System Restaurants under proprietary marks other than those used in connection with the System. Upon the expiration of the Development Schedule, Franchisor may convert the Non-System Restaurants to Restaurants under the System, subject to any contrary provisions contained in any applicable Franchise Agreement between Developer and Franchisor.


                                      SECTION II

                                   DEVELOPMENT FEE


    In consideration of the development rights granted herein, Developer shall pay to Franchisor upon execution of this Agreement a Development Fee of $________________, plus an additional $14,000 to be paid for each Bakery Restaurant opening and $8,000 to be paid for each Satellite Restaurant opening at the time the Franchise Agreement is executed for each Restaurant (as described in Section III.B. below), which fees shall be fully earned by Franchisor upon execution of this Agreement, for administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of Franchisor's entering into this Agreement with Developer. Upon payment of the additional $14,000 for a Bakery Restaurant or $8,000 for a Satellite Restaurant by Developer the initial franchise fee for the Restaurant set forth in Section 4.1.A of the Franchise Agreement shall be deemed paid in full.


                                     SECTION III

                DEVELOPMENT SCHEDULE AND MANNER OF EXERCISING OPTIONS


    A. Developer shall exercise each development option granted hereunder by entering into a Franchise Agreement, in the form attached hereto as Attachment "B", with Franchisor for the construction and establishment of a Restaurant at a location approved by Franchisor. Recognizing that time is of the essence, Developer agrees to exercise its options in accordance with the Development Schedule set forth in Attachment "A" hereto. Failure by Developer to have exercised its options within the time specified in the Development Schedule shall constitute a default under this Agreement.


    B. Prior to the acquisition by lease or purchase of any site for a Restaurant in the Assigned Area, Developer shall submit to Franchisor in the form specified by Franchisor a description of the site, a market feasibility study for the site, and such other information or materials as Franchisor may reasonably require, together with a letter of intent or other evidence satisfactory to Franchisor which confirms Developer's favorable prospects for obtaining the site.

Franchisor shall have 15 days after receipt of such information and materials from Developer to approve or disapprove, in its sole discretion, the site as the location for the Restaurant. In the event Franchisor does not disapprove the site by written notice to Developer within the 15 days, such site shall be deemed approved by Franchisor. Within 45 days of site approval by Franchisor (or within such additional period as may be agreed upon between the parties hereto in the event that, after diligent good faith efforts, Developer is unable to complete the requirements of this Section on a timely basis due to events beyond Developer's reasonable control), Developer shall execute a lease (if the premises are to be leased) after obtaining Franchisor's prior written approval of the lease terms, which approval shall not be unreasonably withheld, or a binding agreement to purchase the site, and a franchise agreement relating to the approved site. No extension to such 45 day requirement shall extend the time periods specified in the Development Schedule for the exercise of options by Developer. The lease, if any, must contain the following conditions in order to be approved by Franchisor:


         1. That Franchisor shall have the right to enter the premises during reasonable business hours to make any modification necessary to protect Franchisor's Proprietary Marks;

         2. That in the event a notice of default or termination is delivered to Developer with respect to the lease, a copy of such notice shall be delivered concurrently to Franchisor; and

         3. That Franchisor shall have the right, but not the duty, to assume the lease if Developer is in default under the terms and provisions of the lease or the lease is terminated and/or the franchise agreement expires or is terminated; and

         4. That the term shall be at least ten years including option periods in favor of Developer.


Developer acknowledges that Franchisor's approval of the site (and the lease or purchase agreement for the site) does not in any way guarantee that the site will become a profitable Restaurant. Developer expressly acknowledges that Franchisor's approval of the site (and the lease or purchase agreement of the site) shall not be deemed to be or construed as a warranty or guarantee, express or implied, as to the potential volume, profits, or success of the Restaurant to be located on the site.

                                      SECTION IV

                           TERM AND RIGHT OF FIRST REFUSAL


    A. Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement and all rights granted hereunder (except for the right of first refusal provided in Section IV.B below) shall expire on the date of Franchisor's acceptance and execution of a Franchise Agreement for the last of the Restaurants to be established pursuant to the Development Schedule.


    B. If at any time following Developer's successful completion of the Development Schedule, Franchisor determines that it is desirable to establish additional Restaurants under the System in the Assigned Area, and Developer is then in compliance with all terms and conditions of all Franchise Agreements between Developer and Franchisor, Developer shall have a right of first refusal to purchase the options to establish such additional Restaurants upon Franchisor's then-current terms and conditions. In that event, Franchisor shall submit to Developer a development agreement offering such options, which agreement shall supersede in all respects this Agreement, and Developer shall have 60 days after receipt to execute and return the agreement to Franchisor.
In the event that Developer does not exercise this right of first refusal, Franchisor may thereafter elect to establish additional Restaurants itself or grant options to others to do so in the assigned area.


                                      SECTION V.

                                DUTIES OF THE PARTIES


    A.   Franchisor shall furnish to Developer the following:

         1. A Development Manual, on loan, setting forth site selection guidelines, and containing a set of prototype plans and specifications (not for construction) for a Bakery Restaurant and a Satellite Restaurant.

         2. On-site evaluation as Franchisor deems advisable in response to Developer's request for site approval; provided, however, the Franchisor shall not provide on-site evaluation for any proposed site prior to its receipt from Developer of a market feasibility study for such site prepared by Developer pursuant to Section III.B. hereof.

    B.   Developer accepts the following obligations:

         1. Developer shall comply with all terms and conditions set forth in this Agreement.

         2. Developer shall at all times preserve in confidence the Development Manual and any and all materials and information furnished or disclosed to Developer by Franchisor and designated by Franchisor as confidential, and Developer shall disclose such information or materials only to such of its employees or agents who must have access to it in connection with their employment. Developer shall not at any time, without Franchisor's prior written consent, copy, duplicate, record, or otherwise reproduce the Development Manual or other materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person.

         3. Developer shall comply with all requirements of federal, state, and local laws, rules, and regulations.


                                     SECTION VI.

                                       DEFAULT


    A. The options and territorial rights granted to Developer in this Agreement have been granted in reliance on Developer's representations and assurances, among others, that the schedule of development set forth in Attachment "A" to this Development Agreement will be met by Developer in a timely manner.


    B. Developer shall be deemed in default under this Agreement, and all rights granted herein shall automatically terminate without notice, if Developer is adjudicated a bankrupt, becomes insolvent, suffers temporary or permanent count-appointed receivership of substantially all of Developer's property, makes a general assignment for the benefit of creditors or suffers the filing of a voluntary or involuntary bankruptcy petition which is not dismissed within 90 days after filing.


    C. If Developer fails to comply with the Development Schedule, fails to comply with any other terms and conditions of any individual Franchise Agreement, Development Agreement, or any other agreement between Developer and Franchisor, or makes or attempts to make a transfer or assignment in violation of Section VII.B. hereof, such action shall constitute a default under this Development Agreement. Upon such default, Franchisor, in its discretion, may, without giving Developer prior notice or the right to cure any such default, do any one or more of the following:

         1. Terminate this Agreement and all rights granted hereunder without affording Developer any opportunity to cure the default, effective immediately upon Developer's receipt of written notice from Franchisor;

         2. Reduce the number of options granted Developer in Section I.A. of this Agreement;

         3.   Reduce the territory described in Section I.A. of this Agreement;

         4.   Terminate the territorial exclusivity granted Developer in
    Section I.B. of this Agreement.


    D. Upon termination of this Agreement by Developer's default, all remaining options shall be null and void. Developer shall have no right to establish or operate any Restaurant for which a Franchise Agreement has not been executed by Franchisor. No default under this Development Agreement shall constitute a default under any Franchise Agreement between the parties hereto.


    E. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or equity.


                                     SECTION VII.

                                   TRANSFERABILITY


    A. Franchisor shall have the right to transfer all or any part of its rights or obligations herein to any person or legal entity.

    B. Developer understands and acknowledges that the rights and duties set forth in this Development Agreement are personal to Developer and are granted in reliance upon the personal qualifications of Developer. Developer has represented to Franchisor that Developer is entering into this Development Agreement with the intention of complying with its terms and conditions and not for the purpose of resale of the developmental rights hereunder. Neither Developer nor any partner, member, or shareholder thereof shall, without Franchisor's prior written consent, directly or indirectly, sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any interest in this Development Agreement or in Developer. Any such proposed assignment occurring by operation of law or otherwise, including any assignment by the trustee in bankruptcy, without Franchisor's prior written consent shall be a material default of this Agreement. Franchisor's consent to a transfer of any interest in this Development Agreement or in Developer shall be subject to the terms and conditions set forth in Article 13 of the Franchise Agreement (Attachment "B" hereto), including, without limitation, the right of first refusal provisions in favor of Franchisor contained therein; provided, however, if a proposed transfer hereunder would trigger the requirements of Section 13.3 of the Franchise Agreement, the transferee, in lieu of complying with subsections F through I of Section 13.3 of the Franchise Agreement, shall execute this Agreement and any ancillary agreements and pay to Franchisor a transfer fee of $2,500. Notwithstanding any provision to the contrary contained in this Section VII, Developer may transfer not more than an aggregate of 25% of the outstanding voting shares or ownership interest of a Developer operating as a corporation, partnership, or limited liability company to employees of Developer who are actively engaged in Developer's Restaurant operations, if such transfers, alone or together with other previous, simultaneous, or proposed transfers, do not have the effect of transferring a controlling interest (as reasonably determined by Franchisor) in the Developer. The ownership of such shares or ownership interest by such employees will be subject to all of the terms and conditions set forth in this Agreement and the Franchise Agreement, including, without limitation, Articles 11 and 13 of the Franchise Agreement. Developer shall provide Franchisor with written notice of any such proposed transfer and all pertinent information regarding the same not later than thirty
(30) days prior to the proposed date of transfer.


                                    SECTION VIII.

                                      COVENANTS


    Developer covenants that, except as otherwise approved in writing by Franchisor, Developer shall not do or engage in any act prohibited by Article 11 of the Franchise Agreement (Attachment "B"). Developer further covenants that during the term hereof Developer shall not compete, or be associated, directly or indirectly as an owner, officer, director, employee, consultant, or otherwise, in any business in competition with the System, and, for a period of two years after any transfer or termination of this Agreement for any reason, Developer shall not compete, or be associated, directly or indirectly as an owner, officer, director, employee, consultant, or otherwise, in any business in competition with the System which is located within (i) the Assigned Area, (ii) the Designated Market Area or Areas identified by the then-current Nielson Wall Map published by the A.C. Nielson Company ("DMA"), in which the Assigned Area is located, or (iii) the DMA of any other System Restaurant then existing; provided, however, that passive ownership of less than five percent (5%) of the outstanding voting securities of a publicly held corporation (which for purposes of this Agreement means a corporation registered under the Securities Exchange Act of 1934) shall not be deemed a violation of this Section. In the event the A.C. Nielson Company discontinues the publication of Nielson Wall Maps for any reason, Franchisor shall have the right to designate an alternate generally recognized market identification resource for use in connection with this Section. Unless the context otherwise requires, the term "developer" as used in this Section shall include, individually and collectively, all partners, officers, directors, and holders, directly or indirectly (and any partners, officers or directors of any such holder), of any beneficial interest in the development rights granted hereunder, and any immediate family members of any of such persons.


                                     SECTION IX.

                                       NOTICES


    Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

    Notices to Franchisor:        New York Bagel Enterprises, Inc.
                                  250 N. Water
                                  Wichita, Kansas 67202
                                  Attn:  Franchise Department


    Notices to Developer:
                                  ---------------------------------

                                  ---------------------------------

                                  ---------------------------------
                             Attn:
                                  ---------------------------------

    Any notice by certified mail shall be deemed to have been given at the date and time of mailing.


                                      SECTION X.

                      INDEPENDENT CONTRACTOR AND INDEMNIFICATION


    A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that nothing in this Development Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever. Each party to this Agreement is an independent contractor, and neither shall be responsible for the debts or liabilities incurred by the other.


    B. Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such reasonable actions as shall be necessary to that end.


    C. Developer understands and agrees that nothing in this Development Agreement authorizes Developer to make any contract, agreement, warranty or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name; and that Franchisor assumes no liability for, nor shall be deemed liable by reason of, any act or omission of Developer in Developer's conduct under this Development Agreement, or any claim or judgment arising therefrom. Developer shall indemnify and hold Franchisor harmless against any and all such claims directly or indirectly from, as a result of, or in connection with Developer's operations hereunder, as well as the costs, including attorneys' fees, of defending against them.


                                     SECTION XI.

                                      APPROVALS


    A. Whenever this Development Agreement requires the prior approval or consent of Franchisor, Developer shall make a timely written request to Franchisor therefor; and, except as otherwise provided herein, any approval or consent granted shall be in writing.

    B. Franchisor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent, or services to Developer in connection with this Development Agreement, or by reason of any neglect, delay, or denial of any request therefor.


                                     SECTION XII.

                                      NON-WAIVER


    No failure of Franchisor to exercise any power reserved to it in this Agreement or to insist upon compliance by Developer with any obligation or condition in this Development Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's rights to demand exact compliance with the terms of this Agreement. Waiver by Franchisor of any particular default shall not affect or impair Franchisor's right in respect to any subsequent default of the same or of a different nature, nor shall any delay, forbearance, or omission of Franchisor to exercise any power or right arising out of any breach or default by Developer of any of the terms, provisions, or covenants of this Agreement, affect or impair Franchisor's rights, not shall such constitute a waiver by Franchisor of any rights hereunder or rights to declare any subsequent breach or default.


                                    SECTION XIII.

                            SEVERABILITY AND CONSTRUCTION


    A.   The provisions of this Agreement shall be deemed severable.


    B. Nothing in this Agreement shall confer upon any person or legal entity other than Franchisor or Developer and such of their respective successors and assigns as may be contemplated by Section VII. hereof, any rights or remedies under or by reason of this Agreement.

    C. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof. Time is of the essence of this Agreement in all respects.


    D. All references herein to gender and number shall be construed to include such other gender and number as the context may require, and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Developer shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Developer.


    E. This Agreement may be executed in several parts, and each copy so executed shall be deemed an original.


                                     SECTION XIV.

                          ENTIRE AGREEMENT - APPLICABLE LAW


    This Agreement, the documents referred to herein, and the Attachments attached hereto constitute the entire, full, and complete agreement between Franchisor and Developer concerning the subject matter hereof and supersede any and all prior agreements. No amendment, change, or variance from this Agreement shall be binding on either party unless executed in writing. This Agreement shall be governed by the laws of the State of Kansas.


                                     SECTION XV.

                                REMEDIES AND DISPUTES


    A. Developer and Franchisor agree to submit, prior to arbitration, all unsettled claims, disputes, controversies, and other matters in question between them arising out of or relating to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void), the dealings or relationship between Developer and Franchisor, or Developer's development of any Restaurant ("Disputes") to mediation in Wichita, Kansas and in accordance with the Commercial Mediation Rules of the American Arbitration Association currently in effect. Demand for mediation shall be made within a reasonable time after cessation of negotiations.

         1. Mediation shall be private, voluntary, and nonbinding. Any party may withdraw from the mediation at any time before signing a settlement agreement upon written notice to each other party and to the mediator. The mediator shall be neutral and impartial. The mediator's fees shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert, or counsel for either party with respect to the matters in Dispute and any related matters.

         2. Unless the parties agree otherwise, the entire mediation process shall be confidential and without prejudice. The parties and the mediator shall not disclose any information, documents, statements, positions, or terms of settlement. Nothing said or done or provided by the parties in the course of mediation shall be reported or recorded or, except as ordered by a court of competent jurisdiction, placed in any legal proceeding or construed for any purpose as an admission against interest. Nevertheless, evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in mediation.

If a Dispute cannot be resolved through mediation, the parties agree to submit the Dispute to arbitration, subject to the terms and conditions of this Section XV.


    B. Subject to subsection A above, all Disputes between Developer and Franchisor will be submitted for binding arbitration to the American Arbitration Association on demand of either party. Such arbitration proceeding will be conducted in Wichita, Kansas and, except as otherwise provided in this Agreement, will be heard by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All matters relating to arbitration will be governed by the federal Arbitration Act (9 U.S.C. Sections 1 ET.SEQ.) and not by any state arbitration law.


         1. The arbitrator will have the right to award or include in his award any relief which he deems proper under the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and attorneys' fees and costs, provided that the arbitrator will not have the right to declare any of Franchisor's proprietary marks generic or otherwise invalid or to award exemplary or punitive damages. The award and decision of the arbitrator will be conclusive and binding upon all parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction.

         2. Developer and Franchisor agree to be bound by the provisions of any limitation on the period of time in which claims must be brought under applicable law.

    Developer and Franchisor further agree that, in connection with any such arbitration proceeding, each must submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed as described above will be forever barred.

         3. Developer and Franchisor agree that arbitration will be conducted on an individual, not a class-wide, basis, and that an arbitration proceeding between Developer and Franchisor may not be consolidated with any other arbitration proceeding involving Developer or Franchisor and another party.


    C. Notwithstanding anything to the contrary contained in this Section XV, Developer and Franchisor each have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that Developer and Franchisor must contemporaneously submit the Dispute for non-binding mediation under subsection A above and then for arbitration under subsection B above on the merits as provided herein if such Dispute cannot be resolved through mediation. Developer acknowledges that a proper case to obtain temporary restraining orders and temporary or permanent injunctive relief from a court of competent jurisdiction contemporaneously with submitting the Dispute to mediation and then to arbitration shall include, but not be limited to, the following:


         1. Any Dispute involving actual or threatened disclosure or misuse of the contents of the Development Manual or any other confidential information or trade secrets of Franchisor;

         2. Any Dispute involving the ownership, validity, use of, or right to use or license Franchisor's marks;

         3.   Any action by Franchisor to enforce the covenants set forth in
    Section VII and Section VIII of the Agreement; and

         4. Any action by Franchisor to stop or prevent any threat or danger to public health or safety resulting from the construction of a Restaurant.

The provisions of subsections A and B above are intended to benefit and bind certain third party non-signatories and will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.


    D. In the event that Developer commences any action against Franchisor with respect to any Dispute, such action shall be brought only in a federal or state court sitting within Sedgwick County, Kansas. Developer consents to the exercise of jurisdiction by courts within Sedgwick County, Kansas over any claims or counterclaims against Developer.


    E. In the event Franchisor incurs legal fees or costs or other expenses to enforce any obligation of Developer hereunder, or to defend against any claim, demand, action or proceeding by reason of Developer's failure to perform or observe any obligation imposed upon Developer by this Agreement, then Franchisor shall be entitled to recover from Developer the amount of all legal fees, costs and expenses, including reasonable attorneys' fees, whether incurred prior to, or in preparation for or contemplation of the filing of any claim, demand, action, or proceeding to enforce any obligation of Developer hereunder or thereafter or otherwise.


    F. Nothing contained in this Section XV shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions


                                     SECTION XVI.

                                      DISCLAIMER


    A. Developer acknowledges that the success of the business venture contemplated by this Agreement involves substantial business risks and will be largely dependent upon the ability of Developer as an independent businessman. Franchisor expressly disclaims the making of, and Developer acknowledges Developer has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

    B. Developer acknowledges that Developer received a copy of the New York Bagel Enterprises, Inc. Development Agreement, the attachments thereto, if any, and agreements relating thereto, if any at least five business days prior to the date this Agreement was executed; and that Franchisor has accorded Developer ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement. Developer further acknowledged that Developer has received a copy of Franchisor's Uniform Franchise Offering Circular at least ten business days prior to the date this Agreement was executed.


    IN WITNESS WHEREOF, the parties hereto have fully executed, sealed, and delivered this Agreement to be effective on the date and year executed by Franchisor below.


ATTEST:                           NEW YORK BAGEL ENTERPRISES, INC.


                                  By
- ---------------------               ------------------------------
       Witness     Title:
                         --------------------------
                                  Date:
                                       ---------------------------

                                           "Franchisor"




ATTEST:
                                  --------------------------------


                                        By
- ---------------------                     ------------------------------

- ----
       Witness
                   Title:
                         --------------------------
                                  Date:
                                       ---------------------------

                                           "Developer"

                                       GUARANTY



    As an inducement to New York Bagel Enterprises, Inc. to enter into the foregoing Development Agreement, which it is unwilling to do but for this Guaranty, the undersigned individually and, if more than one Guarantor, jointly and severally guarantee the payment and performance of all obligations of the Developer under the Agreement. This shall be an unconditional, irrevocable, and continuing guaranty for the entire term of this Agreement, including any renewal terms.


The undersigned agree that they are willing to remain fully bound by this Guaranty notwithstanding any action or inaction of the Franchisor and Developer in connection with the Agreement, and that their obligation shall not be modified, waived, or released by any modification, amendment, or departure from the terms of the Agreement, or by any forbearance, extension of time, waiver, or release granted by Franchisor to Developer or any Guarantor or with respect to any security held by Franchisor. The undersigned expressly waive any notice of all such matters and agree to pay and perform the obligations of Developer without notice or demand from the Franchisor and without any requirement that Franchisor first proceed against Developer or any other Guarantor.


    IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty as of the date of the Development Agreement.



                                  --------------------------------
ATTEST:



- ---------------------



                                  --------------------------------
ATTEST:
                                           "Guarantor"

- ---------------------

                           NEW YORK BAGEL ENTERPRISES, INC.
                                DEVELOPMENT AGREEMENT



                                 DEVELOPMENT SCHEDULE



             Number of Bakery Restaurants      Number of Satellite Restaurants
             To be Established                 To be Established
Date         and in Operation                  and in Operation
- ----         ----------------------------      ------------------------------

- ---------    --------------------------        ------------------------------

- ---------    --------------------------        ------------------------------

- ---------    --------------------------        ------------------------------


                                    Attachment "A"

                           NEW YORK BAGEL ENTERPRISES, INC.

                                DEVELOPMENT AGREEMENT



                                 FRANCHISE AGREEMENT



    The form of Franchise Agreement currently offered by Franchisor is attached.

(Refer to Section III.A. Development Agreement.)




                                    Attachment "B"

                           NEW YORK BAGEL ENTERPRISES, INC.


                                 FRANCHISE AGREEMENT






                                      Exhibit B

                           NEW YORK BAGEL ENTERPRISES, INC.

                                 FRANCHISE AGREEMENT


                                  TABLE OF CONTENTS


                                                                     Page No.


Article 1     Acknowledgments and Representations. . . . . . . . . . . . . 2
Article 2     Grant of Franchise . . . . . . . . . . . . . . . . . . . . . 3
Article 3     Term and Renewal . . . . . . . . . . . . . . . . . . . . . . 5
Article 4     Fees and Royalties . . . . . . . . . . . . . . . . . . . . . 6
Article 5     Restaurant Construction and Opening. . . . . . . . . . . . . 7
Article 6     Duties of NYBE . . . . . . . . . . . . . . . . . . . . . . . 10
Article 7     Duties of Franchisee . . . . . . . . . . . . . . . . . . . . 12
Article 8     Quality Control and Supervision. . . . . . . . . . . . . . . 16
Article 9     Advertising. . . . . . . . . . . . . . . . . . . . . . . . . 18
Article 10    Financial Reporting. . . . . . . . . . . . . . . . . . . . . 21
Article 11    Proprietary Marks and Trade Secrets; Competition . . . . . . 23
Article 12    Insurance and Indemnity. . . . . . . . . . . . . . . . . . . 27
Article 13    Transfer of Interest . . . . . . . . . . . . . . . . . . . . 29
Article 14    Default and Termination. . . . . . . . . . . . . . . . . . . 34
Article 15    Obligations upon Termination . . . . . . . . . . . . . . . . 36
Article 16    Additional Covenants . . . . . . . . . . . . . . . . . . . . 39
Article 17    Approvals and Waivers. . . . . . . . . . . . . . . . . . . . 40
Article 18    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Article 19    Alternative Dispute Resolution . . . . . . . . . . . . . . . 41
Article 20    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 43
Article 21    Construction and Modification. . . . . . . . . . . . . . . . 44
Article 22    Execution of Agreement . . . . . . . . . . . . . . . . . . . 46
Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

Exhibit A          (Owners of Franchisee)
Exhibit B          (Covenant Agreement)

                           NEW YORK BAGEL ENTERPRISES, INC.

                                 FRANCHISE AGREEMENT



    THIS FRANCHISE AGREEMENT (the "Agreement") made and entered into at
Wichita, Kansas this _____ day of _____________________, 19__, by and between NEW YORK BAGEL ENTERPRISES, INC. ("NYBE" or "Franchisor"), a Kansas corporation, having its chief executive offices at 250 N. Water, Wichita, Kansas 67202, and ________________________________________________________ (hereinafter referred to as "Franchisee"), whose principal business address is____________________
____________________________________.


                                       RECITALS


    A.   NYBE has developed and owns a distinctive system (hereinafter
"System") for the design, establishment, and operation of restaurants under the name "New York Bagel Cafe & Deli" (such name, the service mark "Like Bread, With An Attitude", and any other trade names, service marks, trademarks, logos, emblems, or other indication of origin as are now or hereafter designated by NYBE as part of the system are hereinafter referred to as "Proprietary Marks") utilizing certain Trade Secrets (as hereinafter defined) in connection with the retail sale of bagels made fresh daily, sandwiches, salads, soups, beverages, and dessert products.


    B. The System has been developed as a uniform method and philosophy of operation, customer service, marketing, advertising, promotion, publicity, and technical knowledge relative to the bakery and delicatessen business.
Franchisee recognizes the benefits to be derived from being identified with and licensed to use the System and understands that it is necessary to prescribe and maintain the conditions of operation of the franchise so that the public will come to expect a high measure of excellence and uniform quality from each franchise for the benefit of NYBE and its franchisees.


    C. Franchisee desires a franchise to establish and operate a NEW YORK BAGEL CAFE & DELI Restaurant ("NYB Restaurant") and NYBE is willing to grant such a franchise on the terms and conditions hereafter stated.

ARTICLE 1.    ACKNOWLEDGMENTS AND REPRESENTATIONS.


    Franchisee acknowledges and represents to NYBE, in order to induce NYBE to enter this Agreement, as follows:

         A. NYBE makes no representations or warranties and hereby disclaims any warranties with regard to whether any of the Proprietary Marks are protectable or registerable and with regard to whether any of the Proprietary Marks infringe upon the rights of others;

         B. Franchisee has read this Agreement and NYBE's Franchise Disclosure Document and understands and accepts the terms, conditions, and covenants contained in this Agreement as being reasonably necessary to maintain NYBE's standards of quality and service and the uniformity of those standards at each NYB Restaurant in order to protect and preserve the goodwill of the Proprietary Marks;

         C. Franchisee has conducted an independent investigation of the business contemplated by this Agreement. Franchisee recognizes that the nature of the business conducted by NYBE may evolve and change over time; that an investment in a NYB Restaurant involves business risks; and that the success of the venture depends primarily upon Franchisee's business ability and efforts;

         D. Franchisee has not received or relied upon any guarantee, expressed or implied, about the revenues, profits, or success of the business venture contemplated by this Agreement;

         E. No representations have been made by NYBE, or by its officers, directors, shareholders, employees, or agents, that are contrary to the statements made in the Franchise Disclosure Document heretofore received by Franchisee or to the terms contained in this Agreement;

         F. In all of their dealings with Franchisee, the officers, directors, employees, and agents of NYBE act only in a representative capacity, not in an individual capacity, and that this Agreement and all business dealings between Franchisee and such individuals as a result of this Agreement are solely between Franchisee and NYBE; and

         G. The application made by Franchisee to NYBE is true and correct. Franchisee has made no incorrect statement in the application or failed to make any statement that would be necessary to make the statements in the application not misleading.


ARTICLE 2.    GRANT OF FRANCHISE.


    2.1. Subject to the terms and conditions hereof, and to the continuous compliance by Franchisee therewith, NYBE hereby grants to Franchisee the right to operate [check the following as applicable]:

         an NYB Restaurant with a bagel bakery (a "Bakery Restaurant"); or
    ----

         an NYB Restaurant without a bagel bakery (a "Satellite Restaurant");
    ----

and to use the System and the Proprietary Marks in connection therewith. The Bakery Restaurant or the Satellite Restaurant shall be referred to herein as the "NYB Restaurant" or "franchised business."


    2.2. Franchisee shall operate the NYB Restaurant at, and only at, the following location: _______________________________________________ (hereinafter the "Approved Location").


    2.3. Franchisee shall not relocate the NYB Restaurant without the prior written approval of NYBE which approval shall not be unreasonably withheld provided:

         A. The relocation is within the Assigned Territory (as defined in Section 2.4 hereof) and does not infringe upon the territory of another NYB Restaurant;

         B. Franchisee's lease, if any, for the new location complies with NYBE's then-current requirements; and

         C. Franchisee complies with NYBE's then-current requirements for furnishing the NYB Restaurant at the new location.


    Franchisee agrees that the Assigned Territory shall not be modified as a result of any relocation of the NYB Restaurant.


    2.4. Except as otherwise provided in this Agreement, during the term hereof, NYBE shall not establish, nor franchise another to establish, a NYB Restaurant within a radius of ___ miles of the Approved Location (hereinafter the "Assigned Territory"). However, subject to Franchisee's right of first refusal described in Section 2.5 hereof, NYBE retains the right to acquire restaurants and/or to acquire a franchisor with franchisees which operate restaurants (but not to establish restaurants or to franchise another to establish restaurants) at any location within the Assigned Territory which operate under proprietary marks other than those used in connection with the System for the sale of the same, similar, or different products and services, on any terms and conditions NYBE may deem advisable.


    2.5. NYBE shall provide written notice to Franchisee within a reasonable time upon NYBE's acquisition during the term hereof of any restaurants which operate under proprietary marks other than those used in connection with the System for the sale of the same, similar, or different products and services and which are located in the Assigned Territory (hereinafter, whether one or more, "Non-System Restaurants"). Such notice shall provide Franchisee with a right of first refusal to acquire such Non-System Restaurants from NYBE on the terms provided below if the sale by NYBE of such restaurants to Franchisee is allowed by applicable law. Subject to the foregoing, Franchisee shall have the right and option, exercisable within 30 days after receipt of such written notification, to provide written notice to NYBE that Franchisee desires to purchase all of the Non-System Restaurants and to convert such restaurants to NYB Restaurants under the System. In the event Franchisee elects to purchase and convert the Non-System Restaurants, Franchisee must close on such purchase and execute NYBE's then-current form of NYBE Franchise Agreement (which shall require payment of the then-current initial franchise fee) within 60 days from the date of notice to NYBE of Franchisee's election to purchase and convert.
The purchase price to be paid by Franchisee for the Non-System Restaurants shall be the cash equivalent of NYBE's restaurant cost for each Non-System Restaurants, as determined by NYBE in NYBE's sole discretion. In the event Franchisee does not elect to purchase and convert the Non-System Restaurants as provided in this Section, Franchisee shall have no further right or option to acquire such Non-System Restaurants, and NYBE may sell such Non-System Restaurants to a third party and/or NYBE may continue to operate the Non-System Restaurants under proprietary marks other than those used in connection with the System.


    2.6. The license granted hereby to use the Proprietary Marks is nonexclusive, and Franchisee acknowledges and agrees that such Proprietary Marks are and shall remain the property of NYBE and shall not be contested as to ownership or validity by Franchisee, and that NYBE makes no representations or warranties and hereby disclaims any warranties with regard to whether any of the Proprietary Marks are protectable or registerable and with regard to whether any of the Proprietary Marks infringe upon the rights of others. Franchisee understands and agrees that the license to use the marks is conditioned upon Franchisee's agreement that: (i) the Proprietary Marks shall be used only in connection with the franchised business and only in the manner authorized by NYBE; (ii) Franchisee will not use the Proprietary Marks as part of its corporate or other legal name, will identify itself as a franchisee, and will comply with all fictitious name and other statutes in connection with its use of the Proprietary Marks; (iii) Franchisee will cooperate with NYBE in protecting and defending the Proprietary Marks; and (iv) Franchisee will comply with NYBE's designations of additions, deletions, and changes in the Proprietary Marks.


ARTICLE 3.    TERM AND RENEWAL.


    3.1. Unless sooner terminated or modified as hereinafter provided, the term of this Franchise shall be ten years from the date of this Agreement.


    3.2. Franchisee is granted the option to renew this Agreement for one additional consecutive term of ten years, provided Franchisee complies with the following conditions prior to renewal:

         A. Franchisee shall give NYBE written notice of its election to renew not less than 12 months nor more than 18 months prior to the end of the initial term;

         B. NYBE may inspect the franchised premises at least six months prior to expiration of the initial term and Franchisee shall complete to NYBE's satisfaction all maintenance, refurnishing, renovating, and remodeling of the premises as NYBE shall reasonably require no later than 60 days prior to the end of the initial term;

         C. Franchisee shall not be in default of any provision of this Agreement, any amendment hereof, or successor hereto, or any other agreement between Franchisee and NYBE or any subsidiary or affiliate of NYBE, and shall have substantially complied with all of the terms and conditions of such agreements during the terms thereof;


         D. Franchisee shall have satisfied all monetary obligations owed by Franchisee to NYBE and its subsidiaries and affiliates and shall have timely met those obligations throughout the term of this Agreement;

         E. Franchisee shall execute, for the renewal term, NYBE's then-current form of renewal franchise agreement, which agreement shall supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement, including, without limitation, higher rates for continuing fees; provided, however, that Franchisee shall pay, in lieu of an initial franchise fee, a renewal fee equal to one-half of the initial franchise fee set forth in Section 4.1;

         F. Franchisee shall execute a general release, in a form prescribed by NYBE, of any and all claims against NYBE, its subsidiaries and affiliates, and the officers, directors, agents, and employees of NYBE and each of its subsidiaries and affiliates; provided, however, that all rights enjoyed by the Franchisee and any causes of action arising in its favor from the provisions of any applicable franchise laws and regulations shall remain in force; it being the intent of this proviso that any non-waiver provisions of such laws be satisfied; and

         G. Franchisee's managers and other employees shall comply with NYBE's then-current qualification and training requirements.


ARTICLE 4.    FEES AND ROYALTIES.


    4.1. In consideration of the rights and franchise granted herein, Franchisee shall pay NYBE the following:

         A.   If the NYB Restaurant is a Bakery Restaurant, as defined in
    Section 2.1, a franchise fee of $21,000, and if the NYB Restaurant is a Satellite Restaurant, as defined in Section 2.1, a franchise fee of $12,000. Franchisee acknowledges and agrees that such fee has been fully earned and is nonrefundable in consideration of expenses incurred, rights granted, services rendered, and other valuable consideration, the receipt and sufficiency of which is acknowledged by Franchisee.

         B. A monthly royalty fee continuing throughout the initial term of this Agreement in an amount equal to four percent of the Franchisee's gross receipts.

         C. In the event that NYBE later decides to establish a marketing and advertising fund for the System, and upon Franchisee's receipt of 30 days' written notice from NYBE announcing such decision, Franchisee shall thereafter pay to NYBE monthly fees continuing throughout the initial term of this Agreement in an amount specified by NYBE from time to time, not to exceed two percent (2%) of Franchisee's monthly gross receipts for use by the NYBE for advertising and marketing purposes, as set forth in Section
    9.3 of this Agreement.


    4.2. All monthly payments required by Sections 4.1.B and 4.1.C shall be due to NYBE by the 15th day after the end of the month in which such gross receipts were received by Franchisee, and shall be submitted to NYBE together with any report required under Article 10 hereof. Any payment or report not actually received by NYBE on or before such date shall be deemed overdue unless postmarked at least five days prior to the date it was due. If any payment is overdue, Franchisee shall pay to NYBE immediately upon demand the overdue amount together with interest on such amount from the date it was due until paid, at the lesser of one and one-half percent (1.5%) per month, or the maximum rate permitted by law. Franchisee acknowledges that nothing contained in this Section shall constitute an agreement by NYBE to accept such payments after the same are due or a commitment by NYBE to extend credit to, or otherwise finance Franchisee's operation of, the NYB Restaurant. Franchisee acknowledges that Franchisee's failure to pay all such amounts when due shall constitute grounds for termination of this Agreement, as provided in Article 14 of this Agreement, notwithstanding the provisions of this Section. The foregoing shall be in addition to any other remedies NYBE may have.


    4.3. As used in this Agreement, "gross receipts" shall mean all gross revenue during each month of every kind or nature related to the NYB Restaurant, including without limitation all restaurant revenue posted whether it is collected or remains uncollected, all charges for other products, services, and facilities and vending machine receipts, but excluding sales taxes or other taxes collected by Franchisee from customers for transmittal to appropriate taxing authorities. "Gross receipts" shall be determined in accordance with the accounting procedures set forth in the Confidential NYBE Manual (the "NYBE Manual").

ARTICLE 5.    RESTAURANT CONSTRUCTION AND OPENING.


    5.1. Prior to commencing construction of the NYB Restaurant under this Agreement, Franchisee shall have (i) requested and received written approval of NYBE of the proposed site for the NYB Restaurant, (ii) provided Franchisor with blueprints for the proposed site adequate for use by Franchisor in preparing site layout plans, and (iii) received the site layout plans and specifications from Franchisor described in Section 6.3 hereof.


    5.2. At least 30 days prior to commencing construction of tenant improvements for the NYB Restaurant (or, where applicable, the building for the NYB Restaurant) under this Agreement, Franchisee shall have requested and received approval of NYBE of each of the following:

         A. The lease or purchase agreement for the proposed site, which must not contain any provision that is inconsistent with or interferes with the performance of any provision of this Agreement (which in the case of leases will require provisions in the lease or addendum to lease in form and substance acceptable to NYBE (i) authorizing NYBE to enter the premises and make any modifications necessary to protect the proprietary marks, (ii) granting to NYBE the right (but not the duty) to assume the lease if Franchisee is in default under the terms and provisions of the lease and/or if this Agreement expires or is terminated, (iii) requiring concurrent notice from lessor to NYBE of any lease default or termination, and (iv) providing for a term of at least 10 years including option periods in favor of Franchisee);

         B.   Plans and specifications adapted to the proposed site;

         C. Satisfactory evidence that all permits, licenses, and certifications required for the lawful construction and operation of the proposed NYB Restaurant, including, without limitation, all applicable building permits, zoning access, sign and fire requirements, have been obtained;

         D. Evidence of insurance naming NYBE as additional insured subject to the provisions of Section 12.1 of this Agreement; and

         E.   Such other information as NYBE may reasonably request.

    5.3. Within 30 days of the submission of the foregoing items, the NYBE will approve or disapprove and provide written notice of such action, to the Franchisee.


    5.4. NYBE's provision of site layout plans and specifications and its exercise of its rights to inspect construction of the NYB Restaurant shall be solely for the purpose of assuring compliance with the terms and conditions of this Agreement, and NYBE shall have no liability or obligation to Franchisee or any other person with respect to construction of the NYB Restaurant.


    5.5. Franchisee shall order, purchase and/or lease and install all fixtures, equipment, furnishing, furniture, signs, supplies and other items necessary for completion and opening of the NYB Restaurant as specified in the NYBE Manual.


    5.6. Franchisee shall diligently and continuously pursue the completion of the NYB Restaurant premises in accordance with the plans and specifications in order for the NYB Restaurant to be ready to open for business not later than 90 days after Franchisee receives possession of the NYB Restaurant site.


    5.7. The NYB Restaurant shall be opened for business immediately upon satisfaction of the following requirements:

         A. All furnishings, furniture, equipment, signs, supplies and other items required for the opening of the NYB Restaurant in accordance with the Agreement and the standards of NYBE shall have been installed, and Franchisee shall have submitted to NYBE a certificate of occupancy or equivalent certificate from appropriate regulatory authorities;

         B. Franchisee (or a qualified general manager employed by Franchisee) has completed to NYBE's satisfaction a training program conducted by NYBE, and Franchisee has employed qualified personnel sufficient to operate the NYB Restaurant;

         C. Franchisee has paid all sums due NYBE, its parent, subsidiaries, or affiliated companies;

         D. Franchisee is not in default under any existing franchise agreement or other agreement with NYBE;

         E. Franchisee has certified in writing to NYBE that all terms and conditions relating to the opening of the NYB Restaurant have been satisfied and the NYB Restaurant is ready to open for business as a NYB Restaurant;

         F. NYBE shall be satisfied as to Franchisee's compliance with requirements necessary for opening the NYB Restaurant by such on-site inspection and investigation as NYBE deems appropriate, which shall be made and completed within 15 days of receipt of the certificate of Franchisee pursuant to subsection (E) of this Section; and

         G. Franchisee shall conduct a grand opening advertising and promotional program in accordance with the grand opening advertising and promotional guidelines set forth in the NYBE Manual during the period commencing seven days before and ending 90 days after the opening of the NYB Restaurant and to expend not less than $2,500 on such program.


ARTICLE 6.    DUTIES OF NYBE.


    In addition to the other obligations and duties set forth in this Agreement, NYBE agrees as follows:


    6.1. NYBE shall provide initial on-site assistance by a NYBE representative immediately prior to opening and after the commencement of operations, as set forth in Section 6.5, for an aggregate total of approximately ten days.


    6.2. NYBE shall provide a set of then-current prototype plans and specifications (not for construction) for a typical NYB Restaurant.


    6.3. Within 30 days following the later of (i) NYBE's approval of the proposed site in accordance with Article 5 hereof, or (ii) the delivery by Franchisee to NYBE of blueprints for the unfinished leased premises for the Restaurant which are adequate for use in preparing site layout plans, NYBE will furnish to Franchisee site layout plans and specifications which adapt

NYBE's prototype plans and specifications to Franchisee's specific location based upon the blueprints furnished by Franchisee (Franchisor will not make any field visits to the proposed Restaurant to verify the information contained in such blueprints). Franchisee shall be responsible for the preparation of any necessary "as-built" site plans.


    6.4. NYBE shall provide an initial training program for Franchisee or Franchisee's general manager and the other personnel designated in the NYBE Manual; provided, however, if Franchisee currently operates one or more franchised NYB Restaurants in addition to the NYB Restaurant franchised hereunder, NYBE may elect not to provide initial training to some or all of Franchisee's personnel if, in NYBE's judgment, such training is not required. NYBE shall make available such other training programs or seminars as NYBE deems appropriate. All training provided by NYBE shall be subject to the terms and conditions set forth in Section 7.2 of this Agreement.


    6.5. If the NYB Restaurant franchised hereunder is the first NYB Restaurant operated by Franchisee under the System, NYBE shall provide Franchisee initial on-site assistance prior to opening and after the commencement of NYB Restaurant operations for an aggregate total of approximately ten days. Thereafter, NYBE shall provide assistance, consultation, and counseling to Franchisee upon Franchisee's reasonable request and subject to (as to timing) the availability of personnel. In connection with on-site assistance or consultation other than initial on-site assistance and other than NYBE-initiated inspections, NYBE may charge for each of NYBE's personnel involved therewith, a reasonable daily assistance fee and reasonable expenses for travel and room and board.


    6.6. NYBE shall provide Franchisee on loan one copy of the NYBE Manual setting forth standards of operation for Franchisee's System and standards of quality, cleanliness, and service for the NYB Restaurant. NYBE shall have the right to add to and otherwise modify the NYBE Manual from time to time to reflect changes in the business, authorized products or services (or specifications therefor), equipment requirements, quality standards, and operating procedures of the NYB Restaurant as determined by NYBE from time to time.


    6.7. Franchisee acknowledges and agrees that NYBE may establish, maintain and administer a Marketing and Advertising Fund for the System subject to the provisions of Article 9 of this Agreement. NYBE shall review all other advertising materials which Franchisee proposes to use in accordance with the procedures prescribed in Section 9.1 hereof.

    6.8. NYBE will seek to maintain the high standards of quality, cleanliness, appearance, and service of the System, and to that end shall conduct, as it deems advisable, inspections of the NYB Restaurant and evaluations of the services rendered therein, and interviews of Franchisee's employees, agents, and customers.


    6.9. Franchisee acknowledges and agrees that any duty or obligation imposed on NYBE by this Agreement may be performed by a designee, employee, or agent of NYBE, as NYBE may direct.


ARTICLE 7.    DUTIES OF FRANCHISEE.


    In addition to the other obligations and duties set forth in this Agreement, Franchisee agrees as follows:


    7.1. Franchisee covenants and agrees to commence, diligently pursue, and complete construction of the NYB Restaurant and open for business in accordance with Article 5 hereof.


    7.2. Franchisee shall serve as general manager or shall employ a qualified general manager whose responsibilities shall include those prescribed in the NYBE Manual and the Franchisee shall also employ such other personnel as NYBE may reasonably specify from time to time in the NYBE Manual. Franchisee or Franchisee's general manager and the other personnel employed by Franchisee in the positions designated in the NYBE Manual shall, prior to assuming their positions, attend and complete to NYBE's reasonable satisfaction the initial training program conducted by NYBE at such time and place and for such duration as NYBE may prescribe. NYBE shall provide, with respect to the initial training of those personnel, training instructors, facilities, and training materials. All other expenses, including, without limitation, the expenses of Franchisee's employees for travel, room, board, and wages, shall be borne by Franchisee.
Each person subsequently employed by Franchisee to fill a position for which initial training is required by NYBE must also satisfactorily complete an adequate training program satisfactory to NYBE prior to assuming that position; provided that, if a new general manager is hired in an emergency situation without having an opportunity to complete the training course, NYBE may give written permission for such person to attend a training course within 60 days of employment with the Franchisee. Franchisee shall pay to NYBE a training fee at the then-current rate imposed by NYBE for the initial training of any replacement personnel and for such other training programs as NYBE may require or offer as optional training for Franchisee's employees, which fee shall be in addition to any other training costs to be borne by Franchisee as provided herein.


    7.3. Franchisee expressly acknowledges that adherence to each and every provision of the System is reasonable, necessary, and essential to maintain the uniform image and favorable reputation of each NYB Restaurant and the success of NYBE's franchise program. Accordingly, Franchisee expressly agrees to comply with each and every requirement of the System during the term hereof, as the same may be modified or changed from time to time by NYBE in its sole discretion. Franchisee shall operate the franchised business strictly in conformity with such standards, techniques, and procedures as NYBE may from time to time prescribe in the NYBE Manual or otherwise in writing, and shall refrain from deviating therefrom without NYBE's prior written consent. Franchisee shall not operate the franchised business in any manner which reflects adversely on the System, the Proprietary Marks, the goodwill associated therewith or NYBE's rights therein.


    7.4. If the NYB Restaurant is a Satellite Restaurant, Franchisee shall not bake bagels of any kind at the NYB Restaurant. Franchisee shall use the NYB Restaurant premises solely for the operation of the franchised business and shall not use or allow the use of the premises for any other purpose or activity at any time without the prior written consent of NYBE, which may be granted or withheld in NYBE's sole discretion.


    7.5. The NYB Restaurant and everything located on the NYB Restaurant premises shall be maintained in first class condition and repair and shall be kept neat, clean, and sanitary in accordance with NYBE's standards as specified in the NYBE Manual, and consistent with the image of a NYB Restaurant as a clean, sanitary, attractive, and efficiently operated store offering high quality food and beverages and courteous service. The NYB Restaurant shall be constructed, maintained, and operated in compliance with all applicable fire, safety, health, and sanitation laws, ordinances, and regulations. Franchisee shall place or display at the NYB Restaurant (interior or exterior) only such signs, emblems, lettering, logos and display only such advertising that materials are from time to time approved in writing by NYBE. Franchisee shall not install or have installed any vending machines, video games or similar devices without the prior written approval of NYBE.

    7.6. Franchisee shall perform such maintenance of the NYB Restaurant and the Approved Location as is required by NYBE from time to time to maintain such condition, appearance, and efficient operation, including, without limitation:

         A. Continuous and thorough cleaning and sanitation of the interior and exterior of the NYB Restaurant;

         B.   Interior and exterior repair of the NYB Restaurant;

         C.   Maintenance of equipment at peak performance;

         D. Replacement of worn out or obsolete improvements, fixtures, furnishings, equipment and signs with approved improvements, fixtures, furnishings, equipment and signs; and

         E.   Periodic painting and decorating.


     At NYBE's request, which shall not be more often than once every five years, Franchisee shall upgrade the NYB Restaurant at Franchisee's expense to conform to the building decor and trade dress consistent with NYBE's then-current public image, including, without limitation, such structural changes, remodeling, and redecoration and such modifications to existing improvements as may be deemed necessary by NYBE. Except as described above, Franchisee shall make no additions, alterations, or replacements to the NYB Restaurant or anything located on the NYB Restaurant premises without the prior written consent of NYBE.


    7.7. Franchisee shall acquire and maintain at its cost a computerized cash register meeting NYBE's specifications. If requested by NYBE, Franchisee will acquire and maintain at its cost computer equipment and software meeting NYBE's specifications which may be connected with NYBE's computer equipment via normal telephone lines, and which may be used to transmit data and other information electronically between NYBE or its designee and Franchisee.


    7.8. Franchisee shall, at Franchisee's expense, comply with all federal, state, and local laws, rules, and regulations, and shall timely obtain, and keep in force as required throughout the term of this Agreement, any and all permits, certificates, licenses, and approvals necessary for the full and proper conduct of the business franchised hereunder.

    7.9. Franchisee shall notify NYBE in writing within five days of the commencement of any action, suit, or proceeding, and of the issuance of any inquiry, subpoena, order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, arising out of, concerning, or which may affect the operation or financial condition of the franchised business, including, without limitation, any criminal action or proceeding brought by Franchisee against employees, customers, or other persons.


    7.10. Franchisee shall pay when due all taxes levied or assessed in connection with the possession, ownership, or operation of the NYB Restaurant and all taxes payable on royalties and other payments made to NYBE or to any of its affiliates (excluding income taxes payable by NYBE). In the event of any BONA FIDE dispute respecting any tax assessed against Franchisee, the NYB Restaurant, any personal property located therein, or any payments due to NYBE, Franchisee may contest the validity or amount of the tax in accordance with procedures of the taxing authority; provided, however, that Franchisee shall act with all due diligence and shall in no event permit a tax sale or seizure against the NYB Restaurant or any equipment, goods, or property located therein, or any impoundment of payments due to NYBE.


    7.11. If the Franchisee is at any time a corporation, limited liability company, or partnership, Franchisee agrees and represents that:

         A. Franchisee has the authority to execute and deliver this Agreement and to perform its obligations thereunder and is duly organized or formed and validly existing in good standing under the laws of the state of its formation or organization;

         B. Franchisee's organizational documents or partnership agreement will recite that the issuance and transfer of the ownership interests of Franchisee are restricted by the terms and conditions of this Agreement, and all certificates and other documents representing an ownership interest in Franchisee will bear a legend referring to the restrictions of this Agreement;

         C. Exhibit A to this Agreement will completely and accurately describe all of the owners of Franchisee and their interests in Franchisee; and

         D. Each of the owners of Franchisee at any time during the term of this Agreement will sign an agreement in the form that NYBE prescribes undertaking to be bound jointly and severally by all provisions of this Agreement and any ancillary agreements between NYBE or its affiliates and Franchisee, and a material breach of such agreement shall be deemed a material breach of this Agreement. Franchisee and its owners agree to sign and deliver to NYBE such revised Exhibits A as may be necessary to reflect any changes in the information contained therein and to furnish such other information about Franchisee's organization or formation as NYBE may request.

         E. Franchisee shall furnish NYBE with its articles or certificate of incorporation, bylaws, and partnership or limited liability documentation or similar organization documents, and any other documents NYBE may reasonably request, and any amendments thereto.

         F. Franchisee shall confine its activities, and shall at all times provide that its activities are confined, exclusively to operating the franchised business.


ARTICLE 8.    QUALITY CONTROL AND SUPERVISION.


    8.1. Franchisee agrees that substantial uniformity of quality at all NYB Restaurants is necessary and desirable for purposes of establishing and protecting the shared identity, reputation, and goodwill associated therewith. In order to better accomplish these objectives, Franchisee agrees that:

         A. The NYB Restaurant shall offer for sale only the products and services, and shall only purchase, lease, install, and use the types and/or brands of food products, beverages, ingredients, flavorings, and garnishes used to prepare food products, cartons, bags, boxes, napkins, other containers, paper and plastic goods, packaging supplies, equipment, fixtures, furnishings, concept, supply, building design or layout, color schemes, concepts, and other items or services specified in this Agreement and the NYBE Manual, or approved in writing by NYBE as being consistent with NYBE's standards and specifications and with the System.

         B. NYBE may from time to time designate approved suppliers of products and services, which may include NYBE. If Franchisee (i) desires to purchase or lease products or services from sources not previously approved in writing by NYBE for such items, or (ii) proposes to sell any food product or beverage or use any ingredients, flavorings, garnishes, or containers, cartons, bags, boxes, paper or plastic goods, packaging supplies or other materials, of a type not previously approved by NYBE, Franchisee shall submit to NYBE a written request for approval and provide to NYBE such information and specifications as NYBE requests. NYBE may require, as a condition of its approval, that samples of the item be submitted to NYBE for inspection and testing, and Franchisee or the proposed source shall pay the reasonable expenses of such inspection and testing. NYBE may also require submission of evidence that the proposed source carries insurance sufficient to reasonably protect NYBE and Franchisee from liability arising out of the use or sale of the product or service. Provided that the foregoing conditions are satisfied, and the products or services meet NYBE's standards and specifications and are consistent with the System, NYBE's approval will not be unreasonably withheld.

         C. Franchisee agrees that it shall purchase and offer for sale all products which NYBE may uniformly designate for all System franchisees to purchase and offer for sale in accordance with the NYBE Manual.


    8.2. Franchisee shall only make sales over-the-counter at retail to the ultimate consumer of the products to be offered for sale by the NYB Restaurant.


    8.3. The franchised business shall be conducted in accordance with the NYBE Manual, as updated, supplemented, and modified from time to time, receipt of one current copy of which is hereby acknowledged. Franchisee further acknowledges that establishing, maintaining, and protecting the good will, reputation, and uniformity of the System requires strict adherence to this Agreement and the NYBE Manual in all respects, it being agreed that every detail is significant and material.


    8.4. Franchisee hereby grants to NYBE and its agents the right to enter upon the premises of the NYB Restaurant at any reasonable time for the purpose of conducting inspections. Franchisee agrees to take such steps as may be reasonably necessary to correct any deficiencies detected during such an inspection, upon the written request of NYBE or its agents, within such reasonable time as may be specified therein.


    8.5. If Franchisee develops any products, services, procedures, or inventions deemed by NYBE to be appropriate for use in other System NYB Restaurants, it is understood and agreed that NYBE may use such products, services, procedures, or inventions in other System NYB Restaurants without obligation to compensate Franchisee, it being understood and agreed that the benefit to the Franchisee from the overall enhancement of the System is sufficient consideration for granting this right to NYBE.


    8.6. All marketing and promotion by Franchisee shall be factual, ethical, and in good taste in the judgment of NYBE and shall be subject to NYBE's approval as provided in Section 9.1. Franchisee shall in all dealings with its customers, suppliers, NYBE, and the public adhere to the highest standards of honesty, integrity, fair dealing, and ethical conduct. Franchisee agrees to refrain from any business or advertising practice which, in the subjective opinion of NYBE, may be injurious to the business of NYBE and the goodwill associated with the Proprietary Marks and other NYB Restaurants.


    8.7. Within seven days of the receipt by Franchisee of any report from any health department or other comparable agency, Franchisee shall mail a complete copy of such report to NYBE. Franchisee shall notify NYBE in writing within five days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of Franchisee or the NYB Restaurant or of any notice of violation of any law, ordinance, or regulation relating to health or sanitation.


    8.8. NYBE may from time to time suggest prices for the goods and services offered by Franchisee. NYBE and Franchisee agree that the prices suggested by NYBE are recommendations only and are not mandatory. Nothing contained in this Agreement shall be deemed a representation or warranty by NYBE that the use of NYBE's suggested prices shall produce, increase, or optimize profits.


ARTICLE 9.    ADVERTISING.


    Franchisee and NYBE recognize the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System. In order to better accomplish these objectives, the parties agree as follows:


    9.1. Franchisee agrees to spend a minimum of four percent (4%) of gross receipts per year for media advertising and promotional materials, contributions to a Marketing Fund pursuant to Section 9.3, and contributions to local or regional advertising cooperatives pursuant to Section 9.4. All advertising by Franchisee in any medium shall be conducted in such manner, and shall conform to such standards and requirements, as NYBE may specify. Franchisee shall submit to NYBE (by mail, return receipt requested), for its prior written approval (except with respect to prices to be charged), samples of all advertising and promotional plans and materials and all other materials displaying the Proprietary Marks that Franchisee desires to use which have not been prepared or previously approved by NYBE. If written disapproval thereof is not received by Franchisee within 15 days from the date of receipt by NYBE of such plans and materials, NYBE shall be deemed to have given the required approval.


    9.2. Franchisee shall obtain listings at Franchisee's expense in the yellow and white pages of local telephone directories. Franchisee shall also pay its share of the cost of any multiple-NYB Restaurant local telephone book advertising, to be apportioned equally among all NYB Restaurants listed in such advertising. All expenditures made by Franchisee pursuant to this paragraph shall be considered a portion of the minimum required advertising expenditure set forth in Section 9.1.


    9.3. NYBE may later decide to establish and administer a Marketing and Advertising Fund ("Marketing Fund"), which, if established, would be used by NYBE to meet any and all costs of developing and preparing national, regional, point of sale, and local advertising materials for use within the System, including, without limitation, costs associated with developing, preparing, directing, administering, maintaining, and disseminating advertising, marketing, promotional, and public relations materials; conducting marketing research; maintaining a sales and marketing staff and related expenses; and preparing, producing, broadcasting, and disseminating advertising and promotions, including, without limitation, radio, television, newspaper, and magazine advertising, market surveys, public relations activities, and employment of advertising agencies. If the Marketing Fund is established, NYBE shall choose and determine, in its sole discretion, the nature, theme, and timing of advertising and the kind and quality of advertising materials to be provided to franchisees through the Marketing Fund. All payments, plus income earned therefrom, would be used exclusively for the above-stated purposes, would be maintained in an account separate from NYBE's other funds, and would not be used to defray any of NYBE's other expenses. If the Marketing Fund is established, NYBE shall, for each of its company-owned NYB Restaurants, make contributions to the Marketing Fund at the same percentage of gross receipts required of franchisees within the System. If the Marketing Fund is established, NYBE or its designee would direct all advertising and promotional programs and activities, with sole discretion over the concepts, materials, and media used in such programs and activities and the placement and allocation thereof. Franchisee acknowledges that the intent of the Marketing Fund, if established, would be to maximize general public recognition and acceptance of the Proprietary Marks for the benefit of the System, and NYBE or its designee would have no obligation, in administering the Marketing Fund, to make expenditures for Franchisee which are equivalent or proportionate to any payments by Franchisee or to ensure that any particular franchisee or any particular franchised location benefits directly or PRO RATA from advertising or promotion conducted under the Marketing Fund.


    9.4. NYBE shall have the right, in its sole discretion, to designate geographic areas for purposes of establishing local or regional advertising cooperatives ("Cooperatives"). If the NYB Restaurant is within the territory of an existing Cooperative at the time the NYB Restaurant opens for business, Franchisee shall immediately become a member of the Cooperative. If a Cooperative applicable to the NYB Restaurant is established during the term of this Agreement, Franchisee shall become a member no later than 30 days after the date approved by NYBE for the Cooperative to commence operation. NYBE or its affiliates shall participate in any Cooperatives established for geographic regions that include NYB Restaurants owned by NYBE or its affiliates. The following provisions shall apply to each Cooperative:

         A. Each Cooperative shall be organized and governed in a form and manner, and shall commence operations on a date, approved in advance by NYBE in writing. No changes in the bylaws or other governing documents of a Cooperative shall be made without NYBE's prior written consent.

         B. Each Cooperative shall be organized for the exclusive purpose of administering local and regional advertising programs and developing, subject to NYBE's approval, promotional materials for use by the members in local advertising.

         C. No advertising or promotional plans or materials may be used by a Cooperative or furnished to its members without prior approval of NYBE pursuant to Section 9.4.E below.

         D. Franchisee and each member of the Cooperative shall contribute to the Cooperative, commencing on the 15th day of the first month after the Cooperative commences operations, the amount determined by the membership. Said amount shall not exceed two percent (2%) of Franchisee's gross receipts. Franchisee's obligation to make local advertising expenditures under Section 9.1 above shall be reduced by the amount of Franchisee's contributions to the Cooperative. Each required contribution shall be based on gross receipts for the immediately preceding month, and shall be submitted together with such statements or reports as may be required by NYBE, or by the Cooperative with NYBE's prior written approval.

         E. All advertising and promotion by Cooperatives shall be in such media and of such type and format as NYBE may approve and shall conform to such standards and requirements as NYBE may specify. The Cooperative shall submit to NYBE (by mail, return receipt requested), for its prior written approval (except with respect to prices to be charged), samples of all advertising and promotional plans and materials and all other materials displaying the Proprietary Marks that the Cooperative desires to use which have not been prepared or previously approved by NYBE. If written disapproval thereof is not received by the Cooperative within 15 days from the date of receipt by NYBE of such plans and materials, NYBE shall be deemed to have given the required approval.

         F. Upon the designation of geographic areas for Cooperatives, NYBE shall have the right, in its sole discretion, to require the prospective members of any Cooperative to take all necessary action to form the Cooperative. NYBE shall also have the right, in its sole discretion, to require the members of any Cooperative to cause any Cooperative to: (i) change the bylaws or other governing documents of the Cooperative; (ii) to dissolve the Cooperative; and (iii) merge with another Cooperative. NYBE shall also have the right to redesignate geographic areas for any Cooperatives and in connection with such redesignation to require the members of any Cooperative to cause the Cooperative to take any of the actions set forth above in this Section 9.4.F.


ARTICLE 10.   FINANCIAL REPORTING.


    10.1. Franchisee shall keep complete records of the franchised business and the sale of all goods and services therein at the NYB Restaurant.
Franchisee shall record all sales at the NYB Restaurant in a cash register meeting NYBE's specifications. Franchisee shall retain at the NYB Restaurant for a period of at least 24 months, all sales and purchase records (including daily cash register tapes and vendor invoices), books of account, business and payroll records and vendor financial information relating to the franchised business, any corporation, partnership or other business association owning the franchise.


    10.2. On a weekly basis during the term hereof, Franchisee shall supply NYBE, at NYBE's request, with a telephonic report of all sales of goods and services at the NYB Restaurant during the preceding calendar week and, if available, information respecting the comparable period during the preceding year. On or before the 15th day of each month, Franchisee shall furnish NYBE with a written sales report and statement of Gross Revenues in the format prescribed by NYBE for all sales made and services provided during the
preceding month.   Franchisee shall also submit to NYBE (i) within 30 days
following the month for which such statement is compiled, a monthly profit and loss statement and a cumulative profit and loss statement from the beginning of Franchisee's fiscal year to the end of such month, together with such other financial, operating, marketing, and other information as NYBE may require, and
(ii) within 30 days after each fiscal quarter of Franchisee, an unaudited quarterly balance sheet. On or before March 31 of each calendar year, Franchisee shall submit to NYBE a profit and loss statement, a balance sheet, and a statement of Gross Revenues reflecting Gross Revenues and the results of operations for the preceding calendar year. All such profit and loss statements and balance sheets shall comply with any format prescribed by NYBE, shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be signed and verified as true and correct by Franchisee or, if Franchisee is a corporation, partnership, or other business association, by its duly authorized chief financial officer. In addition, at NYBE's request, Franchisee shall submit to NYBE true copies of all state sales tax returns relating to sales made at the NYB Restaurant licensed herein at the same time the returns are filed with state authorities, and such other records as NYBE may reasonably request from time to time, including, without limitation, state and federal income tax returns of Franchisee.


    10.3. NYBE or its representatives, at NYBE's expense, shall at all reasonable times have the right to inspect or audit the books, accounts, records and returns of Franchisee or of any corporation, partnership or other business association which owns the Franchise. The foregoing records may include, but are not limited to, state and federal income tax returns, credit card or any other third party charge account statements, and any bank, savings and loan, or financial checking money market, or savings account used for the franchised business. Franchisee shall fully cooperate with NYBE and its representatives or agents conducting such inspections or audits and, upon request, Franchisee shall submit a written response to any issues raised in connection with said audits. In the event a discrepancy between reported Gross Revenues and actual Gross Revenues is uncovered in any audit conducted pursuant to this Section for any reporting period (weekly, monthly or annual), Franchisee shall promptly pay the amount determined to be owing and, if the discrepancy exceeds two percent (2%) of reported Gross Revenues, Franchisee shall reimburse NYBE for all costs of the audit, including travel, lodging, and wages of personnel of NYBE or third parties required to conduct such audit. Franchisee shall also promptly reimburse NYBE for the cost of any audit (including salaries, travel, and living expenses) necessitated by Franchisee's failure to file any financial report due hereunder and any deficiency in royalties or advertising contributions disclosed by such audit. At NYBE's option, Franchisee shall also immediately pay to NYBE interest on the understated amount due from the date such amount was due until paid at the lesser of one and one-half percent (1-1/2%) per month or the maximum rate permitted by applicable law. In addition, NYBE shall have the right to require Franchisee to provide for each subsequent fiscal year, within 120 days after the end of each year, audited financial statements certified by independent certified public accountants selected by Franchisee and approved by NYBE. The foregoing remedies shall be in addition to any other remedies NYBE may have. Submission by Franchisee of more than two written statements of Gross Revenues which under-report Gross Revenues for any reporting period by two percent (2%) or more (regardless of any subsequent cure) shall constitute a material breach of this Agreement entitling NYBE, at its option, the right to terminate this Agreement pursuant to Section 14.1.C.


    10.4. Franchisee hereby authorizes all banks and/or other financial institutions with which Franchisee does business to disclose to NYBE any requested financial information in their possession relating to the NYB Restaurant licensed herein, and hereby authorizes NYBE to release to Franchisee's lenders or prospective lenders, financial and operational information relating to the NYB Restaurant licensed herein. Franchisee further authorizes NYBE to disclose such information to prospective Franchisees and state regulatory agencies, provided that such information is not identified as relating to Franchisee's NYB Restaurant unless required by law or regulation and then only if NYBE requests that such identification be held in confidence.


ARTICLE 11.   PROPRIETARY MARKS AND TRADE SECRETS; COMPETITION.


    11.1. Franchisee acknowledges that ownership of all right, title, and interest in the System, the Proprietary Marks, and in the design, decor, and image of all NYB Restaurant restaurants is and shall remain vested solely in NYBE. Franchisee expressly disclaims any right, title, or interest therein or in any goodwill derived therefrom. Franchisee's license to use the Proprietary Marks is personal to Franchisee, and Franchisee shall not license, sublicense, or allow the Proprietary Marks to be used by any other person, firm, or business association without NYBE's prior written approval. All uses of the Proprietary Marks by Franchisee inure to the benefit of NYBE.


    11.2. Franchisee shall not, directly or indirectly, at any time during the term of this Agreement or thereafter, do, cause or suffer to be done any act or thing disputing, attacking or in any way impairing or tending to impair the right, title, or interest of NYBE in the Proprietary Marks or the System. Franchisee shall immediately notify NYBE in writing of all infringements or imitations of the Proprietary Marks, and NYBE shall exercise absolute discretion in deciding what action, if any, should be taken. Franchisee shall fully cooperate with NYBE in the prosecution of any action to prevent the infringement, imitation, or illegal use of the Proprietary Marks and agrees to be named as a party in any such action at NYBE's request.

NYBE shall bear any and all legal expenses incident to Franchisee's participation, at NYBE's request, in any action to prevent the infringement or illegal use of the Proprietary Marks, except for the cost of any legal counsel separately retained by Franchisee. Except as expressed in this Section, NYBE shall not be liable to Franchisee for any damages, costs, expenses, loss of profits or business opportunities, or incidental or consequential damages of any kind or nature whatsoever relating to any action involving the Proprietary Marks.


    11.3. Franchisee shall use the Proprietary Marks as the sole identification of the NYB Restaurant; provided, however, that in all public records and in his relationship with other persons, on stationery, business forms, checks, or as otherwise required by NYBE, Franchisee shall indicate Franchisee's independent ownership of the NYB Restaurant. In no event shall Franchisee use the Proprietary Marks in connection with the sale of any product or service not authorized for sale at the NYB Restaurant. The Franchisee shall not license, sublicense, or allow the Proprietary Marks to be used by any other person or business entity without NYBE's prior written approval. In adopting any corporate, proprietorship, or partnership name, Franchisee shall not use the Proprietary Marks or any variation or abbreviation thereof, or any words confusingly similar thereto. Franchisee has no right to register any of the Proprietary Marks. If it becomes advisable at any time in NYBE's sole discretion for NYBE and/or Franchisee to modify or discontinue use of the Proprietary Marks, and/or use one or more additional or substitute trade or service Proprietary Marks, Franchisee agrees to comply therewith within a reasonable time after written notice thereof by NYBE.


    11.4.     Franchisee further acknowledges and agrees as follows:

         A. NYBE possesses certain confidential information consisting of secret recipes, methods of preparation, and service of food products sold at NYB Restaurants, knowledge of sales and profit performance at any one or more NYB Restaurants, knowledge of test programs, concepts or results relating to new menu items, and advertising and promotional programs, sources of food products and suppliers of equipment, advertising, promotion and marketing techniques, the selection and training of store managers and, in general, methods, techniques, formulas, formats, specifications, procedures, information systems and knowledge, in the operation and franchising of NYB Restaurants. All of the foregoing are hereinafter referred to as the "Trade Secrets".

         B. NYBE will disclose the Trade Secrets to Franchisee in furnishing Franchisee with standard plans for the NYB Restaurant, in the NYBE Manual and any temporary operating manuals, by providing training to Franchisee hereunder, and in the performance of the NYBE's other obligations and the exercise of its other rights under this Agreement. Franchisee hereby agrees that all materials lent or otherwise made available to Franchisee by NYBE and all disclosures made to Franchisee hereunder including, without limitation, the NYBE Manual and other confidential commercial information identified as such by NYBE are trade secrets of NYBE and shall be kept confidential and used by Franchisee only in the operation of the NYB Restaurant. Franchisee will not, nor permit anyone else to, reproduce, copy, or exhibit any portion of the NYBE Manual or any other confidential or proprietary information received from NYBE. Franchisee shall not divulge any such Trade Secrets to any person other than Franchisee's employees and then only to the extent necessary for the operation of the NYB Restaurant.

         C. Franchisee shall acquire no interest in the Trade Secrets, other than the right to utilize them in the development and operation of the NYB Restaurant during the term of this Agreement. The use or duplication of the Trade Secrets in any other business will constitute an unfair method of competition. The Trade Secrets are proprietary and are disclosed to Franchisee in confidence and solely on the condition that Franchisee agrees, and Franchisee hereby agrees that Franchisee (i) will not use the Trade Secrets in any other business or capacity; (ii) will maintain the absolute confidentiality of the Trade Secrets during and after the term of this Agreement; (iii) will not make unauthorized copies of any portions of the Trade Secrets disclosed in written form, including, without limitation, any plans, the NYBE Manual, bulletins or supplements and additions thereto; and (iv) will operate and implement all reasonable procedures prescribed from time to time by NYBE to prevent the unauthorized use and disclosure of the Trade Secrets. Franchisee shall immediately notify NYBE of any unauthorized use of disclosure of the NYBE Manual or any of the Trade Secrets or if the NYBE Manual or any other manuals or materials containing any Trade Secrets are lost or stolen.

         D. The foregoing restrictions on Franchisee's disclosure and use of Trade Secrets shall not apply to information, processes, or techniques that are or become generally known and used by other similar restaurants, other than through disclosure (whether deliberate or inadvertent) by Franchisee, and disclosure of Trade Secrets in judicial or administrative proceedings to the extent that Franchisee is legally compelled to disclose such information, provided, Franchisee shall have used his best efforts, and shall have afforded NYBE the opportunity, to obtain an appropriate protective order or other assurance satisfactory to NYBE of confidential treatment for the information required to be so disclosed.

         11.5. During the term hereof Franchisee shall not compete, or be associated, directly or indirectly as an owner, officer, director, employee, consultant, or otherwise, in any business in competition with the System, and, for a period of two years after any transfer or termination of this Agreement for any reason, Franchisee shall not compete, or be associated, directly or indirectly as an owner, officer, director, employee, consultant, or otherwise, in any business in competition with the System which is located within (i) the Assigned Territory, (ii) the Designated Market Area or Areas identified by the then-current Nielsen Wall Map published by the A.C. Nielson Company ("DMA"), in which the Assigned Territory is located, or (iii) the DMA of any other NYB Restaurant then existing; provided, however, that passive ownership of less than five percent (5%) of the outstanding voting securities of a publicly held corporation (which for purposes of this Agreement means a corporation registered under the Securities Exchange Act of 1934) shall not be deemed a violation of this Section. In the event the A.C. Nielson Company discontinues the publication of Nielson Wall Maps for any reason, NYBE shall have the right to designate an alternate generally recognized market identification resource for use in connection with this Section.


         11.6. Unless the context otherwise requires, the term "Franchisee" as used in this Article shall include, individually and collectively, all partners, officers, directors, managers, members, and holders, directly or indirectly (and any partners, officers, or directors of any such holder), of any beneficial interest in the franchise granted hereunder, and any immediate family members of any of such persons.


         11.7. At NYBE's request, Franchisee shall require and obtain execution of a covenant agreement in the form substantially similar to that attached hereto as Exhibit B, except for reasonable changes as may be necessary to comply with applicable law, from time to time (including a covenant agreement applicable upon the termination of a person's relationship with Franchisee) from any or all of the following persons: (i) all officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities of Franchisee, and of any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; (ii) the general partners and any limited partners (including any corporation or other entity, and the officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities of any corporation or other entity which controls, directly or indirectly, any general or limited partner), if Franchisee is a partnership; and
(iii) the managers and members (including any corporation or other entity, and the officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities of any corporation or other entity which controls, directly or indirectly, any member or manager), if Franchisee is a limited liability company. Failure by Franchisee to obtain execution of the covenant agreement required by this Section, or to deliver such covenant agreement to NYBE, shall constitute a material breach of this Agreement.

         11.8. Franchisee shall require every person employed as general manager of the NYB Restaurant to devote full time to such employment and to agree to be bound by the restrictions set forth in this Article 11. Franchisee shall also take all reasonable steps to require other employees to be bound by the confidentiality provisions of this Article 11, and, if requested by NYBE, to be bound by the noncompetition provisions hereof. Upon NYBE's request, Franchisee shall promptly provide copies of all such agreements to NYBE.


         11.9. Franchisee shall not employ or seek to employ any person who is or was within the immediate past six months employed by NYBE or any other System franchisee or induce or seek to induce any such person to leave his or her employment without the consent of such employee's current employer. NYBE shall not employ or seek to employ any person who is or was within the immediate past six months employed by Franchisee or induce or seek to induce any such person to leave his or her employment. Any party violating the provisions of this Section shall pay to the former employer as liquidated damages (which the parties agree are difficult of ascertainment) an amount equal to two times the annual salary of the employee involved, plus all costs and attorneys fees incurred by the former employer in connection with such default. The parties hereto agree that each current and future franchisee in the System shall be a third party beneficiary of the provisions of this Section, and shall be entitled to enforce the provisions hereof. NYBE shall have no obligation to enforce the provisions of this Section for the benefit of any current or future franchisee in the System.


         11.10. In the event any provision of this Article 11 is deemed by a court of competent jurisdiction to be more restrictive than permissible at law or equity, then Franchisee agrees that the provisions hereof may be reformed and modified and enforced by such court to the maximum extent permissible under applicable law and principles of equity. Franchisee agrees that specific performance and injunctive relief are necessary and appropriate remedies for violations of this Article and agrees to the enforcement of such remedies, but without prejudice to the right of NYBE to recover money damages, which are in no event a full and adequate remedy for such violations.


ARTICLE 12.  INSURANCE AND INDEMNITY.


         12.1. Franchisee shall procure, prior to the commencement of any operations under this Agreement, and maintain in full force and effect during the term of this Agreement, at Franchisee's expense, in form and with insurers having a Best's rating of "A" or better, and in compliance with the terms of any mortgage or lease covering the NYB Restaurant premises:

              A. Fire, vandalism, and extended coverage insurance for the full replacement value of the NYB Restaurant, all improvements on the NYB Restaurant premises, and all furniture, furnishings, fixtures, and equipment.

              B. Comprehensive general liability insurance, including product liability, completed operations, and independent contractors coverage, and comprehensive automobile liability coverage for both owned and non-owned vehicles, and hired automobiles in the amount of $1,000,000, and naming NYBE, its officers, directors, and employees (collectively, "Indemnitees") as additional insureds in each such policy or policies.

              C. Workers' compensation and employer's liability insurance, as well as such other insurance as may be required by statute or rule of the state in which the franchised business is located.

              D. During any significant construction at the NYB Restaurant, Franchisee will maintain or cause the general contractor to maintain with a reputable insurer comprehensive general liability insurance (with comprehensive automobile liability coverage for both owned and nonowned vehicles, builder's risk, product liability, completed operations, and independent contractors coverage) in at least the amount of $1,000,000 with Indemnitees named as additional insureds, and workers' compensation and employer's liability insurance and any other insurance as may be required by law.


         12.2.     The insurance policies required by subparts (b) and (d) of
Section 12.1 hereof shall (i) be endorsed to be primary to and non-contributory with any insurance maintained by Indemnitees, (ii) contain a waiver of any rights of subrogation against Indemnitees, and (iii) contain a severability of interest provision in favor of Indemnitees. Upon obtaining the insurance required by this Agreement and on each policy renewal date thereafter, Franchisee shall promptly submit evidence of satisfactory insurance and proof of payment therefor to NYBE, and, if requested by NYBE, copies of all policies and policy amendments. The evidence of insurance shall include a statement by the insurer that the policy or policies will not be canceled or materially altered without at least 30 days prior written notice to NYBE. NYBE may increase the minimum protection or coverage requirements of any policy required under Section 12.1, as of its renewal date, and may require different or additional kinds of insurance at any time to reflect inflation, identification of special risks, changes in law or standards of liability, higher damage awards or other relevant changes in circumstances.


         12.3. If Franchisee does not obtain and maintain the insurance coverage required by this Agreement, as revised from time to time by the NYBE Manual or otherwise in writing, NYBE may, but shall not be obligated to, procure such insurance, and the cost or expense thereof, together with a reasonable fee for NYBE's expenses in so acting, shall be payable by Franchisee immediately upon demand.


         12.4. Franchisee shall indemnify and hold NYBE harmless from and against any and all actual or threatened claims, penalties, assessments, regulatory proceedings, and litigation, including, without limitation all costs and expenses and reasonable attorneys' fees incurred by NYBE in connection therewith, arising from or out of the operation of the NYB Restaurant or any occurrence at the NYB Restaurant premises, including, without limitation, claims, penalties, assessments, regulatory proceedings, and litigation arising in whole or in part out of the negligence of NYBE or its agents, employees, directors, officers, or representatives (collectively, the "Claims"). NYBE shall have the option, at its sole discretion, to request Franchisee to undertake, in NYBE's name, the defense of any action relating to such Claims wherein NYBE is named as a defendant or otherwise made a party or to assume such defense with counsel satisfactory to NYBE. In either case, Franchisee shall remain responsible for paying NYBE's costs of defense and of any judgment or settlement in any such action. Franchisee's obligations to indemnify and hold NYBE harmless shall not be limited in any way by reason of any insurance which may be maintained by NYBE, nor shall Franchisee's performance of the obligation to maintain insurance relieve Franchisee of liability under this indemnity provision or be construed to be a limitation on the amount of Franchisee's indemnity obligations. NYBE's right to indemnity under this Agreement shall arise notwithstanding that joint or concurrent liability may be imposed on NYBE by statute, ordinance, regulation, or other law. Notwithstanding any provisions of this Section to the contrary, NYBE shall have no right to indemnification for Claims arising solely out of NYBE's gross negligence.


         12.5. Franchisee shall notify NYBE in writing within five days of receipt of notice or knowledge of any claim, dispute, loss or damage, real or alleged, arising from Franchisee's activities in, at or around the NYB Restaurant, whether or not such claim names NYBE. Franchisee has no authority to, and shall not, accept any service of process on behalf of NYBE or its affiliates.

ARTICLE 13.   TRANSFER OF INTEREST.


         13.1. NYBE shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity.


         13.2. Before any interest in this franchise or the Franchisee may be sold to a third party, it must first be offered for sale to the NYBE by written notice delivered to NYBE in accordance with this Agreement by Franchisee, such notice to specify the price and terms of any such sale. At any time within 30 days after the service of such notice, NYBE may elect to purchase such interest on similar terms and conditions by notifying Franchisee in writing of its election to purchase the same. If NYBE does not elect to purchase such interest in the foregoing manner, Franchisee may, subject to Franchisee's compliance with the provisions of this Article 13 and the other provisions of the Agreement, sell such interest to a third-party at a price that is not less than the price specified in said written notice and upon terms not substantially different from the terms specified in said written notice. If such sale is not effected within six months following the expiration of the 30-day option period set out above, the such interest in this franchise or the Franchisee may not be sold to any third-party at any price without again complying with the aforesaid procedure, in the same manner as if such interest had never before been offered for sale to the NYBE. The provisions of this Section shall not apply to a transfer to a corporation, partnership, or limited liability company formed by the Franchisee for the convenience of ownership and not involving a change of beneficial ownership, which transfer meets the conditions set forth in Section 13.5, and transfers to Franchisee's employees which meet the conditions set forth in Section 13.8.


         13.3. The rights and duties set forth in this Agreement are personal to Franchisee and are granted in reliance on the individual and collective business skill, financial capacity, and personal character of Franchisee and its principals. Accordingly, neither Franchisee nor any immediate or remote successor to any part of Franchisee's interest in this franchise, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in such entity, in the franchise or in the Franchisee, shall sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any interest in this franchise or in Franchisee without the prior written consent of NYBE, which consent NYBE may grant or withhold in its sole discretion based solely upon what NYBE deems is in its best interests. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of NYBE required by this Section shall be null and void and shall constitute a material breach of this Agreement, for which NYBE may then terminate in accordance with Section 14.1.C without opportunity to cure. If a transfer, alone or together with other previous, simultaneous, or proposed transfers, would have the effect of transferring a controlling interest (as reasonably determined by NYBE) in this franchise or in Franchisee, NYBE, in its sole discretion, may require any or all of the following as conditions of its approval:

              A. All of Franchisee's accrued monetary obligations to NYBE and its subsidiaries and affiliates and all other outstanding obligations related to the franchised business shall have been satisfied;

              B. Franchisee shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and NYBE, or its subsidiaries and affiliates;

              C. The transferor shall have executed a general release, in a form prescribed by NYBE, of any and all claims against NYBE and its officers, directors, shareholders, and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state and local laws, rules, and ordinances; provided, however, that all rights enjoyed by the Franchisee and any causes of action arising in its favor from the provisions of any applicable franchise laws and regulations shall remain in force; it being the intent of this proviso that any non-waiver provisions of such laws be satisfied;

              D. The transferee (and, if transferee is other than an individual, such owners of a beneficial interest in the transferee as NYBE may request) shall enter into a written assignment and assumption agreement, in a form satisfactory to NYBE, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement;

              E. The transferee (or, if transferee is other than an individual, all owners of any beneficial interest in transferee) shall demonstrate to NYBE's satisfaction that transferee meets NYBE's educational, managerial, and business standards; possesses a good moral character, business reputation, financial capacity, and credit rating; has the aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience or otherwise); and has adequate financial resources and capital to operate the business;

              F. The transferee (and, if transferee is other than an individual, such owners of a beneficial interest in the transferee as NYBE may request) shall execute, for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the standard form franchise agreement then being offered to new System franchisees and such other ancillary agreements as NYBE may require for the franchised business, which agreements shall supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement; provided, however, that the transferee shall not be required to pay any initial franchise fee, the royalties and advertising fees payable pursuant to Section 4.1 of this Agreement shall remain the same, and the Assigned Territory provided for in this Agreement shall remain the same;

              G. Franchisee shall remain liable for all of the obligations to NYBE in connection with the franchised business prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by NYBE to evidence such liability;

              H. At the transferee's expense, the transferee or, if requested by Franchisee and consented to by NYBE, the transferee's manager shall complete any training program then in effect for franchisees upon such terms and conditions as NYBE may reasonably require; and

              I. Except in the case of (i) a transfer to a corporation, partnership, or limited liability company formed by the Franchisee for the convenience of ownership and not involving a change of beneficial ownership, which transfer meets the conditions set forth in Section
         13.5 hereof, or (ii) a transfer to NYBE pursuant to Section 13.2, Franchisee shall pay to NYBE a transfer fee in an amount equal to $2,500, to cover NYBE's administrative and other expenses in connection with the transfer.


         13.4. Franchisee shall grant no security interest in the franchised business or in any of its assets unless the secured party agrees that in the event of any default by Franchisee under any documents related to the security interest, NYBE shall have the option, but shall not be obligated, to be substituted as obligor to the secured party and to cure any default of Franchisee.


         13.5. In the event that the Franchisee proposes, subsequent to the execution of this Agreement, to transfer this franchise to a corporation, partnership, or limited liability company formed by Franchisee, NYBE's consent to such transfer shall be conditioned upon satisfaction of and compliance with
Section 7.11 of this Agreement and to the following additional requirements:

              A. Franchisee shall be the owner of all of the voting stock, interests, or units of the corporation, partnership, or limited liability company; and, if Franchisee is more than one individual, each individual shall have the same proportionate ownership interest in the corporation or limited liability company as he had in Franchisee prior to the transfer.

              B. All transferors shall execute a written agreement personally guaranteeing the full payment and performance of Franchisee's obligations to NYBE from the date of transfer and agreeing to be bound by all the terms and conditions of this Agreement.

              C. Transferee shall comply with all of the terms and conditions set forth in Sections 13.3.A through 13.3.I hereof.


         13.6. Upon the death or mental incompetency of any person with an interest in this franchise or in Franchisee, the executor, administrator, or personal representative of such person shall transfer his interest within six months after such death or mental incompetency to a third party approved by NYBE. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any INTER VIVOS transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions in this Agreement, the personal representative of the deceased Franchisee shall have a reasonable time to dispose of the deceased's interest in the franchise or in Franchisee, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. If the interest is not disposed of within a reasonable time, NYBE may terminate this Agreement.


         13.7. Securities, units, or other ownership interests in Franchisee may be offered by public or private offering, or otherwise, only with the prior written consent of NYBE (whether or not NYBE's consent is required under Section 13.3 hereof), which consent NYBE may grant or withhold in its sole discretion based solely upon what NYBE deems is in its best interests. All materials required for such offering by federal or state law shall be submitted to NYBE for review prior to their being filed with any governmental agency; and any materials to be used in any exempt offering shall be submitted to NYBE for review prior to their use. No Franchisee offering shall imply (by use of the Proprietary Marks or otherwise) that NYBE is participating in an underwriting, issuance, or offering of Franchisee or NYBE securities, and NYBE's review of any offering shall be limited solely to the subject of the relationship between Franchisee and NYBE. Franchisee and the other participants in the offering must fully indemnify NYBE in connection with the offering. For each proposed public offering, Franchisee shall pay to NYBE a nonrefundable fee of Twenty Thousand Dollars ($20,000), or such greater amount as is necessary to reimburse NYBE for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. For each private offering of securities, Franchisee shall pay to NYBE a fee in a reasonable amount determined by NYBE to reimburse NYBE for time and expense associated with reviewing and approving or disapproving the proposed private offering. Franchisee shall give NYBE written notice at least 90 days prior to the date of commencement of any offering or other transaction covered by this Section. Fees required by this Section are in addition to transfer fees otherwise required by this Article 13.


         13.8. Notwithstanding any provision to the contrary contained in this Article 13, Franchisee may transfer not more than an aggregate of 25% of the outstanding voting shares, units, or ownership interests of a Franchisee operating as a corporation, partnership, or limited liability company to employees of Franchisee who are actively engaged in the NYB Restaurant operations, if such transfers, alone or together with other previous, simultaneous, or proposed transfers, do not have the effect of transferring a controlling interest (as reasonably determined by NYBE) in the Franchisee. The ownership of such shares, units, or ownership interests by such employees will be subject to all of the terms and conditions of this Agreement, including, without limitation, Articles 11 and 13 hereof. Franchisee shall provide NYBE with written notice of any such proposed transfer and all pertinent information regarding the same not later than 30 days prior to the proposed date of transfer.


         13.9. NYBE's consent to a transfer of any interest in the franchise granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of NYBE's right to demand exact compliance with any of the terms of this Agreement by the transferee.


ARTICLE 14.   DEFAULT AND TERMINATION.


         This Agreement may not be terminated except as provided in this Agreement. Termination of this Agreement shall not relieve Franchisee of any unfulfilled obligations to NYBE created hereunder unless it is so agreed by NYBE in writing.


         14.1.     This Agreement may be terminated as follows:

              A.   Upon the expiration of its term.

              B. Upon the mutual agreement of the parties in writing to a termination.

              C. At NYBE's option, effective immediately upon the giving of written notice to Franchisee, if Franchisee (i) fails to open the franchised NYB Restaurant and commence operations within the time schedule established under Article 5 hereof; (ii) ceases to operate the NYB Restaurant or otherwise abandons the business, or forfeits the legal right to do business in the jurisdiction where the NYB Restaurant is located; (iii) is convicted of a felony or other crime involving moral turpitude, consumer fraud, or crime or offense the NYBE believes is likely to have an adverse effect on the Franchisee's ability to carry out the duties imposed by this Agreement or to have an adverse effect on the System and the goodwill associated therewith;
         (iv) transfers (including transfers following death or incompetency) of any rights or obligations in violation of the terms of Article 13 hereof; (v) misuses or discloses confidential information in violation of Article 11 hereof, (vi) knowingly makes any false statements in any report or document submitted to NYBE; (vii) submits more than two written statements of Gross Revenues which under-report Gross Revenues for any reporting period by two percent (2%) or more; (viii) suffers a final judgment to remain unsatisfied or of record for 30 days or longer (unless supersedeas bond is filed), or has execution levied against Franchisee's business or property, or any suit is filed to foreclose any lien or mortgage against the premises or equipment and not dismissed within 30 days; or (ix) becomes insolvent or has a receiver appointed to take possession of Franchisee's business or property or any part thereof or makes a general assignment for benefit of creditors.

              D. At NYBE's option, without notice, in the event Franchisee shall become bankrupt or become subject to a proceeding under any chapter of the United States Bankruptcy Code, unless Franchisee shall:
         (i) timely undertake to reaffirm the obligations under the Agreement,
         (ii) timely comply with all conditions as legally may be imposed by NYBE upon such an undertaking to reaffirm the Agreement, and (iii) timely comply with such other conditions and provide such assurance as may be legally required in or under relevant provisions of the United States Bankruptcy Code; provided, however, that the parties acknowledge that this Agreement constitutes a personal services contract made in reliance on the qualifications and personal characteristics of Franchisee and its directors, officers, or shareholders, as the case may be, and in the expectation of a material degree of personal involvement in the management and operation of the franchised business, and consequently, the parties agree that any attempt by any other party, including a trustee in bankruptcy or any other third party, to assume or accept a transfer or assignment of this Agreement shall be void, and that in no event shall this Agreement or any rights or duties of Franchisee hereunder, be transferred to any individual or entity who does not comply with all requirements for transfer specified in this Agreement.

              E. At the election of NYBE, effective upon the expiration of 30 days after giving of written notice, in the event franchisee defaults, and does not cure to NYBE's reasonable satisfaction within the 30-day notice period, in the performance of any other covenant or provision of this Agreement, including without limitation, the obligation to pay when due any financial obligation to NYBE, the obligation to make reports and provide information when due hereunder, or failure to maintain any of the standards or procedures prescribed for the franchised business in this Agreement, the NYBE manual, or otherwise; provided, however, that Franchisee shall be entitled to notice and opportunity to cure any such default only once in any six-month period, and any subsequent occurrence of the same or substantially similar default within such six-month period shall entitle NYBE, at its option, to terminate this Agreement effective immediately upon the giving of notice and without opportunity to cure.

              F. At the election of Franchisee, effective upon the expiration of 90 days after written notice, if: (i) Franchisee dies or becomes mentally incompetent and is unable or elects not to transfer its interest in the franchise as permitted by Section 13.6 of this Agreement; (ii) Franchisee has personally served as general manager and becomes disabled by illness or injury from continuing to perform such duties and elects not to employ a qualified general manager to perform such duties; or (iii) Franchisee, acting in good faith and after reasonable and diligent efforts, is unable to operate the franchised NYB Restaurant at a profit.


         14.2. No forbearance of the NYBE from asserting any default or giving any permitted notice of termination shall constitute a waiver of such default or right to terminate or an estoppel against such right as to any continuing default or subsequent occurrence of a default, whether similar or dissimilar in nature to the prior default. The rights of NYBE to terminate this Agreement are in addition to, and not in lieu of, other remedies available at law or equity for defaults by Franchisee in the payment and performance of its obligations hereunder.


ARTICLE 15.   OBLIGATIONS UPON TERMINATION.

         Upon the termination of this Agreement for any reason, all rights granted hereunder to Franchisee shall terminate; and


         15.1. Franchisee shall immediately and permanently cease to operate the franchised business, and shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a franchisee of NYBE.


         15.2. Franchisee shall immediately and permanently discontinue the use of all Proprietary Marks, all similar names and marks, or any other designation or mark indicating or tending to indicate that Franchisee is or was a Franchisee. Franchisee shall promptly amend or terminate any filings or registrations with any governmental authorities containing or pertaining to the use of NYBE's name and Proprietary Marks. Franchisee shall not promote or advertise the fact that it was formerly a franchisee of NYBE.


         15.3. Franchisee shall surrender and transfer to NYBE or its designee any and all rights to use the telephone numbers and other business listings used by Franchisee for the franchised business. Franchisee agrees to cooperate and execute any and all documents required to effect transfer of the telephone numbers and other business listings from Franchisee to NYBE or its designee.


         15.4. Franchisee shall immediately turn over to NYBE all materials, including, without limitation, all manuals and all customer lists, marketing materials, instructions, and brochures, and any and all other materials relating to the operation of the franchised business in Franchisee's possession, custody, or control, and all copies thereof (all of which are acknowledged to be NYBE's property), and shall retain no copy or record of the foregoing, excepting only Franchisee's copy of this Agreement and of any correspondence between the parties, and any other documents which Franchisee reasonably needs for compliance with any provision of law.


         15.5. Franchisee shall immediately and permanently discontinue all advertising as a franchisee, including but not limited to removal of all signs and other identifying marks and colors, and shall destroy or surrender to NYBE any letterheads, forms, printed matter, and advertising containing NYBE's Proprietary Marks and any similar or related names marks or designations tending to indicate that Franchisee is or was an authorized Franchisee of NYBE.

         15.6. Franchisee shall, at its expense, immediately make such modifications or alterations as may be necessary to distinguish the NYB Restaurant so clearly from its former appearance and from other NYB Restaurants operated under the System as to prevent any possibility of confusion therewith by the public, and to prevent the operation of any business at the location of the NYB Restaurant by Franchisee or others in derogation of this Section (including, without limitation, removal of all distinctive physical and structural features identifying NYB Restaurant in the System and removal of all signs and emblems, and changing of telephone numbers and other directory listings). Franchisee shall, at Franchisee's expense, make such specific additional changes as NYBE may reasonably request for this purpose. If Franchisee fails to initiate immediately and complete such alterations when required by hereunder, Franchisee agrees that NYBE or its designated agents may enter the NYB Restaurant and adjacent areas, and hereby grants NYBE an irrevocable license and permit to go upon the NYB Restaurant premises for such purposes, at any time to make such alterations, at Franchisee's sole risk and expense, without responsibility for any actual or consequential damages to the property of Franchisee or others. Franchisee acknowledges that such actions by NYBE are authorized and permitted and shall not be deemed a violation of any civil or criminal law or any basis for an action under such laws by Franchisee or others. Franchisee expressly acknowledges that its failure to make such alterations will cause irreparable injury to NYBE, and consents to entry, at Franchisee's expense, of an ex parte order by any court of competent jurisdiction authorizing NYBE or its agents to take such action, if NYBE seeks such an order.


         15.7. Franchisee shall immediately and permanently cease using NYBE's System, including, but not limited to the NYBE Manual, any other operating or training manuals or aids, advertising and promotional materials, and all confidential material delivered to Franchisee pursuant to this Agreement.


         15.8. NYBE shall have the right, at its sole option, for a period of 60 days following termination, to purchase at Franchisee's cost all usable materials owned by Franchisee bearing the Proprietary Marks, and/or to purchase Franchisee's office equipment, furniture, fixtures and moveable signs used in the NYB Restaurant or at the Approved Location at their fair market value. Franchisee shall not during such 60 day period remove from the NYB Restaurant or the Approved Location, transfer, assign, hypothecate, pledge, or otherwise encumber such office equipment, furniture, fixtures, and moveable signs.


         15.9. Franchisee shall promptly pay all sums owing to NYBE and its subsidiaries and affiliates. In the event of termination for any default of Franchisee, such sums shall include payment of all damages, costs, and expenses, including reasonable attorneys' fees, incurred by

NYBE as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of NYBE against any and all of the personal property (including, without limitation, signs, equipment, furnishings, furniture, and supplies) owned and used by Franchisee in connection with the NYB Restaurant at the time of default.


         15.10. Franchisee shall pay to NYBE all damages, costs, and expenses, including reasonable attorneys' fees, incurred by NYBE in connection with obtaining injunctive or other relief for the enforcement of any provisions of this Article 15.


         15.11. Except upon the expiration of the term of this Agreement pursuant to Article 3 or termination by Franchisee pursuant to Section 14.1.F., Franchisee shall pay to NYBE a lump sum payment (as liquidated damages and not as a penalty or in lieu of any other payments required under this Agreement) equal to the total of all amounts required under Article 4 (franchise fees, royalty fees, and marketing and advertising fees) for (i) the 18 calendar months of operation of the NYB Restaurant preceding Franchisee's default, or (ii) the period of time the NYB Restaurant has been in operation preceding the notice, if less than 18 calendar months, projected on an 18 calendar month basis.


         15.12. Termination of this Agreement shall not relieve Franchisee of the obligations under Article 10 hereof to maintain and preserve financial and other records and to make them available for inspection and audit by NYBE.


         15.13. All covenants, obligations, and agreements of Franchisee which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination or expiration of the term of this Agreement, shall survive such termination or expiration.


ARTICLE 16.   ADDITIONAL COVENANTS.


         16.1. Franchisee agrees and acknowledges that, prior to executing this Agreement, Franchisee has made such investigation of the System as Franchisee deems necessary, that Franchisee understands that the results of operations of the franchised NYB Restaurant are dependent upon the efforts and management of Franchisee, and Franchisee hereby assumes full responsibility for such operations. Franchisee shall retain and exercise management and control over the NYB Restaurant and its operations and shall require its general manager to devote full time and attention to the operations and business of the NYB Restaurant.


         16.2. It is understood and agreed by all parties hereto that this Agreement does not create a fiduciary relationship between them; that Franchisee shall be an independent contractor; and, that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for the purpose whatsoever. Nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on NYBE's behalf, or to incur any debt or other obligation in NYBE's name or on NYBE's behalf; and that NYBE shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of Franchisee in its conduct of the franchised business, or any claim or judgment arising therefrom against NYBE. Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from NYBE. Franchisee agrees to take such affirmative action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place on the premises of the franchised business, and, as directed by NYBE, in Franchisee's advertising and on Franchisee's agreements, forms, stationery, and promotional materials.


         16.3. All payments to NYBE hereunder shall be made payable to New York Bagel Enterprises, Inc. and, except as provided in the next sentence, shall be tendered to NYBE in person at the address set forth in Article 18 below, or by making such payment by mail, postage prepaid, to that address. At NYBE's option, Franchisee shall give NYBE authorization in the form designated by NYBE, to initiate debit entries and/or credit correction entries from and to the NYB Restaurant bank operating account (the "Account") for payment of all sums due NYBE under any of the provisions of this Agreement, including without limitation royalties, advertising fund payments, purchases, and any interest charges due thereon. Franchisee agrees to make funds available in the account for withdrawal by electronic transfer no later than the date immediately preceding the due date therefor. All payments received by NYBE from Franchisee shall be applied to the oldest obligation, regardless of any contrary designation by Franchisee. Franchisee agrees that Franchisee will not, on grounds of the alleged non-performance by NYBE of any of its obligations hereunder, withhold payment of any royalties, advertising contributions, amounts due to NYBE for purchases by Franchisee, or any other amounts due NYBE.


ARTICLE 17.   APPROVALS AND WAIVERS.

         17.1. Whenever this Agreement requires the prior approval or consent of NYBE, Franchisee shall make a timely written request to NYBE therefor, and such approval or consent shall be obtained in writing. Except as otherwise expressly provided herein, NYBE may withhold any consent or approval herein at its discretion.


         17.2. NYBE shall have no liability for withholding any consent or approval or for any delay or inaction in connection therewith, and the granting of any approval or consent shall not imply or constitute any representation, warranty, guaranty, or endorsement of the matter approved or consented to or an assumption of any liability in connection therewith.


         17.3. No delay, waiver, omission, or forbearance on the part of NYBE to exercise any right, option, duty, or power arising out of any breach or default by Franchisee, or any other franchisee, of any of the terms, provisions, covenants, or conditions hereof shall constitute a waiver by NYBE to enforce any such right, option, duty, or power as against Franchisee, or as to subsequent breach or default by Franchisee. Subsequent acceptance by NYBE of any obligations due to it hereunder shall not be deemed to be a waiver by NYBE of any preceding breach by Franchisee of any terms, provisions, covenants, or conditions of this Agreement.


ARTICLE 18.   NOTICES.


         Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent via a nationally recognized overnight delivery service, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

         Notices to NYBE:    New York Bagel Enterprises, Inc.
                             250 N. Water
                             Wichita, Kansas  67202
                             ATTN:  Franchise Department


         Notices to Franchisee:   ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ATTN:______________________________

Any notice by certified or registered mail or recognized overnight delivery service shall be deemed to have been given at the date and time of mailing.


ARTICLE 19.   ALTERNATIVE DISPUTE RESOLUTION.


         19.1. Franchisee and Franchisor agree to submit, prior to arbitration, all unsettled claims, disputes, controversies, and other matters in question between them arising out of or relating to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void), the dealings or relationship between Franchisee and Franchisor, or Franchisee's operation of the Restaurant ("Disputes") to mediation in Wichita, Kansas and in accordance with the Commercial Mediation Rules of the American Arbitration Association currently in effect. Demand for mediation shall be made within a reasonable time after cessation of negotiations.

              A. Mediation shall be private, voluntary, and nonbinding. Any party may withdraw from the mediation at any time before signing a settlement agreement upon written notice to each other party and to the mediator. The mediator shall be neutral and impartial. The mediator's fees shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert, or counsel for either party with respect to the matters in Dispute and any related matters.

              B. Unless the parties agree otherwise, the entire mediation process shall be confidential and without prejudice. The parties and the mediator shall not disclose any information, documents, statements, positions, or terms of settlement. Nothing said or done or provided by the parties in the course of mediation shall be reported or recorded or, except as ordered by a court of competent jurisdiction, placed in any legal proceeding or construed for any purpose as an admission against interest. Nevertheless, evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in mediation.

If a Dispute cannot be resolved through mediation, the parties agree to submit the Dispute to arbitration, subject to the terms and conditions of this Section XV.


         19.2. Subject to Section 19.1, all Disputes between Franchisee and Franchisor will be submitted for binding arbitration to the American Arbitration Association on demand of either party. Such arbitration proceeding will be conducted in Wichita, Kansas and, except as otherwise provided in this Agreement, will be heard by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All matters relating to arbitration will be governed by the federal Arbitration Act (9 U.S.C. Sections 1 et.seq.) and not by any state arbitration law.

              A. The arbitrator will have the right to award or include in his award any relief which he deems proper under the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and attorneys' fees and costs, provided that the arbitrator will not have the right to declare any Proprietary Marks generic or otherwise invalid or to award exemplary or punitive damages. The award and decision of the arbitrator will be conclusive and binding upon all parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction.

              B. Franchisee and Franchisor agree to be bound by the provisions of any limitation on the period of time in which claims must be brought under applicable law. Franchisee and Franchisor further agree that, in connection with any such arbitration proceeding, each must submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed as described above will be forever barred.

              C. Franchisee and Franchisor agree that arbitration will be conducted on an individual, not a class-wide, basis, and that an arbitration proceeding between Franchisee and Franchisor may not be consolidated with any other arbitration proceeding involving Franchisee or Franchisor and another party.


         19.3.     Notwithstanding anything to the contrary contained in this
Section XV, Franchisee and Franchisor each have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that Franchisee and Franchisor must contemporaneously submit the Dispute for non-binding mediation under Section 19.1 and then for arbitration under Section 19.2 on the merits as provided herein if such Dispute cannot be resolved through mediation. Franchisee acknowledges that a proper case to obtain temporary restraining orders and temporary or permanent injunctive relief from a court of competent jurisdiction contemporaneously with submitting the Dispute to mediation and then to arbitration shall include, but not be limited to, the following:

              A. Any Dispute involving actual or threatened disclosure or misuse of the contents of the NYBE Manual or any other confidential information or Trade Secrets of Franchisor;

              B. Any Dispute involving the ownership, validity, use of, or right to use or license the Proprietary Marks;

              C. Any action by Franchisor to enforce the covenants set forth in Article 11 and Article 13 of this Agreement; and

              D. Any action by Franchisor to stop or prevent any threat or danger to public health or safety resulting from the construction, maintenance, or operation of the Restaurant.


The provisions of this Article 19 are intended to benefit and bind certain third party non-signatories and will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.


ARTICLE 20.   ENTIRE AGREEMENT.


         This Agreement, the documents referred to herein, and the attachments hereto, if any, constitute the entire, full, and complete Agreement between NYBE and Franchisee concerning the subject matter hereof, and supersede all prior agreements. No amendments, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.


ARTICLE 21.   CONSTRUCTION AND MODIFICATION.


         21.1. This Agreement contains the complete expression of the agreement between the parties. There are no promises, representations, inducements, or agreements between them of any nature that are not contained herein. Franchisee acknowledges and agrees that it received ample time and opportunity to review the Agreement and seek legal counsel with respect to the terms of this Agreement and the franchise granted hereby and is making this Agreement based solely on its terms and not on any collateral representation or promise, including, without limitation, any projections of profits to be obtained by making this Agreement, which Franchisee acknowledges have not been made, represented, or warranted to Franchisee.


         21.2. This Agreement is governed by and shall be construed in accordance with the laws of the State of Kansas.


         21.3. Should any one or more parts of this agreement be declared invalid for any reason by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portions of the Agreement, which shall remain in full force and effect as if the Agreement had been executed without such invalid parts, except to the extent the absence of the provisions invalidated would frustrate or make it impossible to achieve the purposes for which the Agreement was made. Should the requirements of any applicable law or regulation change or modify the terms of this agreement or conflict with its provisions, such change or modification shall not be applicable to this agreement unless such change is lawfully mandated by the authority making the same, in which case only the provisions affected by such law or regulation shall be affected, and the agreement shall otherwise remain in full force and effect, as modified to be consistent with such law or regulation.


         21.4. This Agreement is made solely for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein shall create any right to rely upon the terms hereof in favor of any third party nor confer any right or remedy upon any third party, except as specifically provided in Section 11.9 hereof.


         21.5. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provisions hereof.


         21.6. All terms and words used in this Agreement, regardless of numbers and genders in which they are used, shall be deemed to include singular or plural and all genders as the context or sense of this Agreement or any paragraph or clause herein may require.

         21.7. All acknowledgments, promises, covenants, agreements, and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Franchisee.


         21.8. Time is of the essence of this Agreement and all provisions hereof shall be so interpreted. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive such termination or expiration.


         21.9. No right or remedy conferred upon or reserved to NYBE or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.


         21.10. Nothing herein contained shall bar NYBE's right to obtain injunctive relief against threatened conduct that will cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.


         21.11. In the event that Franchisee commences any action against NYBE with respect to any Dispute, such action shall be brought only in a federal or state court sitting within Sedgwick County, Kansas. Franchisee consents to the exercise of jurisdiction by courts within Sedgwick County, Kansas over any claims or counterclaims against Franchisee.


         21.12. In the event NYBE incurs legal fees or costs or other expenses to enforce any obligation of Franchisee hereunder, or to defend against any claim, demand, action or proceeding by reason of Franchisee's failure to perform or observe any obligation imposed upon Franchisee by this Agreement, then NYBE shall be entitled to recover from Franchisee the amount of all legal fees, costs and expenses, including reasonable attorneys' fees, whether incurred prior to, or in preparation for or contemplation of the filing of any claim, demand, action, or proceeding to enforce any obligation of Franchisee hereunder or thereafter or otherwise.


ARTICLE 22.   EXECUTION OF AGREEMENT.

         22.1. This Agreement may be executed in counterparts, which together shall constitute one agreement of the parties.


         22.2. By signing this Agreement, Franchisee acknowledges that it has received a complete copy of this Agreement, with any Exhibits referred to herein attached, at least five business days prior to the date on which this Agreement was executed, and further acknowledges that it has received the NYBE's Uniform Franchise Offering Circular at least ten business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that no agent or employee of NYBE is authorized to make any representation or warranty inconsistent with or in addition to the terms of this Agreement or the Franchise Offering Circular. By signing this Agreement, Franchisee represents and warrants to NYBE that no such representation or warranty, including specifically any representation as to the potential success or profitability of the franchised business, has been made or relied upon.


         IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement as of the day and year first above written.


                                  NEW YORK BAGEL ENTERPRISES, INC.
                                  a Kansas corporation



DATED: _____________              By: ________________________________

                                          "NYBE" or "Franchisor"



                                  ____________________________________



DATED: _____________              By________________________________

                                           "Franchisee"

                                       GUARANTY



         As an inducement to New York Bagel Enterprises, Inc. to enter into the foregoing Franchise Agreement, which it is unwilling to do but for this Guaranty, the undersigned individually and, if more than one Guarantor, jointly and severally guarantee the payment and performance of all obligations of the Franchisee under the Agreement. This shall be an unconditional, irrevocable, and continuing guaranty for the entire term of this Agreement, including any renewal terms.


         The undersigned agree that they are willing to remain fully bound by this Guaranty notwithstanding any action or inaction of the Franchisor and Franchisee in connection with the Agreement, and that their obligation shall not be modified, waived, or released by any modification, amendment, or departure from the terms of the Agreement, or by any forbearance, extension of time, waiver, or release granted by Franchisor to Franchisee or any Guarantor or with respect to any security held by Franchisor. The undersigned expressly waive any notice of all such matters and agree to pay and perform the obligations of Franchisee without notice or demand from the Franchisor and without any requirement that Franchisor first proceed against Franchisee or any other Guarantor.



         IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty as of the date of the Franchise Agreement.


                                  ___________________________________________
ATTEST:


___________________________________


                                  ___________________________________________
ATTEST:
                                                 "Guarantor"

___________________________________

                           NEW YORK BAGEL ENTERPRISES, INC.
                                 FRANCHISE AGREEMENT



                                 OWNERS OF FRANCHISEE


                                                                 Interest in
Name of Owner                                                    Franchisee
- -------------                                                   --------------

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________

_________________________________________________________       ______________


TOTAL                                                                100%


                                     Exhibit "A"

                           NEW YORK BAGEL ENTERPRISES, INC.

                                 FRANCHISE AGREEMENT



                                  COVENANT AGREEMENT



         The form of Covenant Agreement currently offered by Franchisor is attached.

(Refer to Section 11.7 of Franchise Agreement.)


                                     Exhibit "B"

                                       GUARANTY



         As an inducement to New York Bagel Enterprises, Inc. to enter into the foregoing Franchise Agreement, which it is unwilling to do but for this Guaranty, the undersigned individually and, if more than one Guarantor, jointly and severally guarantee the payment and performance of all obligations of the Franchisee under the Agreement. This shall be an unconditional, irrevocable, and continuing guaranty for the entire term of this Agreement, including any renewal terms.

         The undersigned agree that they are willing to remain fully bound by this Guaranty notwithstanding any action or inaction of the Franchisor and Franchisee in connection with the Agreement, and that their obligation shall not be modified, waived, or released by any modification, amendment, or departure from the terms of the Agreement, or by any forbearance, extension of time, waiver, or release granted by Franchisor to Franchisee or any Guarantor or with respect to any security held by Franchisor. The undersigned expressly waive any notice of all such matters and agree to pay and perform the obligations of Franchisee without notice or demand from the Franchisor and without any requirement that Franchisor first proceed against Franchisee or any other Guarantor.

         IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty as of the date of the Franchise Agreement.


                                  ___________________________________________
ATTEST:


___________________________________


                                  ___________________________________________
ATTEST:
                                                 "Guarantor"

___________________________________


                                      Exhibit C

                                       GUARANTY



         As an inducement to New York Bagel Enterprises, Inc. to enter into the foregoing Development Agreement, which it is unwilling to do but for this Guaranty, the undersigned individually and, if more than one Guarantor, jointly and severally guarantee the payment and performance of all obligations of the Developer under the Agreement. This shall be an unconditional, irrevocable, and continuing guaranty for the entire term of this Agreement, including any renewal terms.

         The undersigned agree that they are willing to remain fully bound by this Guaranty notwithstanding any action or inaction of the Franchisor and Developer in connection with the Agreement, and that their obligation shall not be modified, waived, or released by any modification, amendment, or departure from the terms of the Agreement, or by any forbearance, extension of time, waiver, or release granted by Franchisor to Developer or any Guarantor or with respect to any security held by Franchisor. The undersigned expressly waive any notice of all such matters and agree to pay and perform the obligations of Developer without notice or demand from the Franchisor and without any requirement that Franchisor first proceed against Developer or any other Guarantor.

         IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty as of the date of the Development Agreement.



                                  ___________________________________________
ATTEST:


___________________________________


                                  ___________________________________________
ATTEST:
                                                 "Guarantor"

___________________________________



                                      Exhibit D

                           NEW YORK BAGEL ENTERPRISES, INC.

                                  COVENANT AGREEMENT



    THIS COVENANT AGREEMENT is entered into as of the ___ day of ________, 19__, by and among New York Bagel Enterprises, Inc. ("Franchisor") and _______________________ (whether one or more "Covenantors").


    W I T N E S S E T H:  That;


    WHEREAS, Covenantors have agreed to enter into this Agreement to induce Franchisor to enter into that certain Franchise Agreement dated __________, 19__ between Franchisor and ___________________ ("Franchisee").


    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Covenantors covenant and agree as follows:

    1. Capitalized terms used herein and not otherwise defined shall have the same meaning as defined in the Franchise Agreement.


    2. During the term of the Franchise Agreement and thereafter, except as otherwise approved in writing by Franchisor, the Covenantors shall not, either directly or indirectly, individually, or through or on behalf of, or in conjunction with any person, persons, or entity:

         a. Copy or disclose to any person other than Franchisee's employees (and then only to employees who have a need to know) (i) any knowledge, information, or know-how concerning the System, or (ii) all or any portion of the NYBE Manual or any other confidential materials, including without limitation, plans, specifications, site layouts, marketing and advertising materials, data, financial information, or other materials deemed confidential by Franchisor. Covenantors shall at all times treat the NYBE Manual and the information contained therein as confidential, and shall use all reasonable efforts to maintain such information as secret and confidential and shall use the same only in the operation of the Restaurant. The NYBE Manual shall at all times remain the sole property of Franchisor, and shall be returned to Franchisor immediately upon expiration or termination of this Agreement. Any and all information, knowledge, know-how, and other

                                      Exhibit E
    data, which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Covenantors can demonstrate came to their attention prior to disclosure thereof by Franchisor; or which, at or after the time of disclosure by Franchisor to Covenantors, had become a part of the public domain, through publication or communication by others.

         b. During the term of the Franchise Agreement, Covenantors shall not compete, or be associated, directly or indirectly as an owner, officer, director, employee, consultant, or otherwise, in any business in competition with the System, and, for a period of two years after any transfer or termination of the Franchise Agreement for any reason, Covenantors shall not compete, or be associated, directly or indirectly as an owner, officer, director, employee, consultant, or otherwise, in any business in competition with the System which is located within (i) the Assigned Territory, (ii) the Designated Market Area or Areas identified by the then-current Nielson Wall Map published by the A.C. Nielson Company ("DMA"), in which the Assigned Territory is located, or (iii) the DMA of any other System Restaurant then existing; provided, however, that passive ownership of less than five percent (5%) of the outstanding voting securities of a publicly held corporation (which for purposes of this Agreement means a corporation registered under the Securities Exchange Act of 1934) shall not be deemed a violation of this Section. In the event the A.C. Nielson Company discontinues the publication of Nielson Wall Maps for any reason, Franchisor shall have the right to designate an alternate generally recognized market identification resource for use in connection with this Section.

         c. Covenantors shall not employ or seek to employ any person who is or was within the immediate past six (6) months employed by Franchisor or any other System franchisee or induce or seek to induce any such person to leave his or her employment without the consent of such employee's current employer. Franchisor shall not employ or seek to employ any person who is or was within the immediate past six (6) months employed by Franchisee or induce or seek to induce any such person to leave his or her employment. Any party violating the provisions of this Section 2.c shall pay to the former employer as liquidated damages (which the parties agree are difficult of ascertainment) an amount equal to two times the annual salary of the employee involved, plus all costs and attorneys fees incurred by the former employer in connection with such default. The parties hereto agree that each current and future franchisee in the System shall be a third party beneficiary of the provisions of this Section 2.c, and shall be entitled to enforce the provisions hereof. Franchisor shall have no obligation to enforce the provisions of this Section 2.c for the benefit of any current or future franchisee in the System.

         d. In the event any provision of this Agreement is deemed by a court of competent jurisdiction to be more restrictive than permissible at law or equity, the

    Covenantors agree that the provisions hereof may be reformed and modified and enforced by such court to the maximum extent permissible under applicable law and principles of equity. Covenantors agree that specific performance and injunctive relief are necessary and appropriate remedies for violations of this Agreement and agree to enforcement of such remedies, but without prejudice to the right of Franchisor to recover money damages, which are in no event a full and adequate remedy for such violations.


    3. The Covenantors agree that the existence of any claim that any of them may have against Franchisor shall not constitute a defense to the enforcement by Franchisor of this Agreement or the covenants contained in Article 11 of the Franchise Agreement.


    4. This Agreement and the documents provided for herein contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings with respect thereto. This Agreement may only be amended by a written document duly executed by all parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas. This Agreement shall inure to the benefit of and shall be binding upon the respective successors, heirs, administrators, executors, personal representatives, trustees, and assigns of the parties hereto. This Agreement may be executed in multiple counterparts, each considered an original, but all of which shall constitute but one Agreement.


    IN WITNESS WHEREOF, the undersigned have executed this Agreement.


                                                NEW YORK BAGEL ENTERPRISES, INC.


                                          By____________________________________
                                              "Franchisor"

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________

                                    "Covenantors"

                           NEW YORK BAGEL ENTERPRISES, INC.

                              CONFIDENTIALITY AGREEMENT



    This Confidentiality Agreement is made and entered into as of the
day of _______________________, 19__    , by and between _____________
_________________________ ("Recipient"), and New York Bagel Enterprises, Inc., a Kansas corporation ("NYBE").


    W I T N E S S E T H:  That,


    WHEREAS, Recipient desires to review certain confidential and proprietary information regarding New York Bagel Enterprises, Inc., its affiliates, or franchisees (the "Proprietary Information"), for the purpose of evaluating whether to directly or indirectly enter into a business relationship with NYBE; and


    WHEREAS, NYBE desires to disclose certain proprietary information to Recipient, but only pursuant to the terms of this Agreement.


    NOW, THEREFORE, in consideration of the covenants and premises herein contained, and for other good and valuable consideration received, it is hereby agreed as follows:


    1. Recipient acknowledges and agrees that all Proprietary Information it receives from NYBE, its affiliates, or franchisees is confidential and proprietary information in which NYBE has a proprietary interest. For purposes of this Agreement, Proprietary Information may include, by way of example, but without limitation, data, know-how, processes, designs, sketches, photographs, plans, drawings, specifications, reports, financial information, customer lists, pricing information, studies, findings, inventions, and ideas. Recipient agrees that any information received from NYBE, its subsidiaries, affiliates, or franchisees (i) shall only be used for purposes of evaluating whether Recipient desires to directly or indirectly enter into a business relationship with NYBE, and (ii) shall not be disclosed to any third party without the prior written consent of NYBE. Recipient agrees to use reasonable care to prevent the disclosure of the Proprietary Information to any third party, and further agrees to limit the dissemination of the Proprietary Information within its own organization to individuals whose duties justify the need to know such information, and then only provided that there is a clear understanding by such


                                      Exhibit F
individuals of their obligation to maintain the confidential status of the Proprietary Information and to restrict its use solely to the purposes specified herein.


    2. Recipient acknowledges that no other right or license to use the Proprietary Information is granted by this Agreement, and agrees that the amount of the Proprietary Information to be disclosed to Recipient is completely within the discretion of NYBE. Upon completion of its review of the Proprietary Information (or sooner upon request), Recipient agrees to return all written materials received from NYBE, its affiliates, subsidiaries, or franchisees.


    3. Recipient shall be under no obligation under this Agreement with respect to any information (i) which is, at the time of the disclosure, available to the general public; (ii) which becomes at a later date available to the general public through no fault of the Recipient and then only after said date; or (iii) which Recipient can demonstrate was in its possession before receipt.


    4. This Agreement constitutes the entire agreement and understanding among the parties hereto, and shall not be amended except pursuant to a written agreement executed by each of the parties hereto. This agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assigns.


    IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day, month, and year first above written.


___________________________________    NEW YORK BAGEL ENTERPRISES, INC.



By _________________________________   By_____________________________________
Name:_______________________________   Name:__________________________________
Title:______________________________   Title:_________________________________

         "Recipient"

                             ADDENDUM TO LEASE AGREEMENT


    THIS ADDENDUM TO LEASE (the "Addendum") is made as of the _____ day of _______________, 19____, by and between ________________________________
__________________________________________________________________, as Lessor or
Landlord ("Landlord"), and ________________________________________________,
__________________________________________ as Lessee or Tenant ("Tenant").


                                       RECITALS


    The parties hereto acknowledge and agree that Tenant is a party to a Franchise Agreement with New York Bagel Enterprises, Inc., a Kansas corporation (the "Franchise Agreement"). Pursuant to the Franchise Agreement, Tenant agreed to cause the provisions contained in this Addendum to be made a part of the lease agreement between Tenant and Landlord, a copy of which is attached hereto and incorporated herein by reference (the "Lease Agreement").


    In order to induce Tenant to enter into the Lease Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to the following additional terms and provisions to the Lease Agreement, and further agree that, to the extent that the terms and conditions of the Lease Agreement conflict with the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control:


    1. NOTICE OF DEFAULT. Upon the occurrence of any default by Tenant under the terms and provisions of the Lease Agreement, Landlord shall concurrently give written notice of such default to Tenant at the address specified in the Lease Agreement and to New York Bagel Enterprises, Inc., a Kansas corporation, and its successors and assigns ("NYBE"), at 250 North Water, Wichita, Kansas 67202, or such other address as may be designated in writing by NYBE.


    2. FRANCHISOR'S RIGHT TO ENTER LEASED PREMISES. Upon the occurrence of any default by Tenant under the terms and provisions of the Lease Agreement and/or the Franchise Agreement, NYBE shall have the right (but not the duty) to enter the leased premises to remove signage and to otherwise make such modifications or alterations to the leased premises which


                                      Exhibit G

NYBE deems reasonably necessary to protect its proprietary marks and distinguishing characteristics of NYBE locations.


    3. ASSUMPTION OF LEASE. Upon the occurrence of any default by the Tenant under the terms and provisions of the Lease Agreement or the Franchise Agreement, or upon the expiration or termination of the Franchise Agreement, NYBE shall have the right (but not the duty) to assume Tenant's rights and obligations under the Lease Agreement, but NYBE must exercise such right not more than 15 business days after the later of (i) the expiration of any cure period under the Lease Agreement or the Franchise Agreement without cure by the Tenant, or (ii) the receipt of written notice of such default under the Lease Agreement by NYBE.


    4. THIRD-PARTY BENEFICIARY. The parties hereto acknowledge and agree that NYBE is intended to be a third-party beneficiary under the Lease Agreement and this Addendum.



    IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.




                                              __________________________________
                                                      "Landlord"



                                              __________________________________
                                                      "Tenant"

                           NEW YORK BAGEL ENTERPRISES, INC.

                            Combined Financial Statements

                           December 31, 1995, 1994 and 1993

                     (With Independent Auditors' Report Thereon)

                             INDEPENDENT AUDITORS' REPORT






The Board of Directors
New York Bagel Enterprises, Inc.:

We have audited the accompanying combined balance sheets of New York Bagel Enterprises, Inc. as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of New York Bagel Enterprises, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.





February 21, 1996, except
  for note 14 which is as
  of June 4, 1996

                           NEW YORK BAGEL ENTERPRISES, INC.

                               Combined Balance Sheets

                              December 31, 1995 and 1994




                      ASSETS (NOTE 7)                   1995            1994
                      ---------------                   ----            ----
Current assets:
    Cash                                           $   133,425         46,200
    Accounts receivable (notes 3 and 10)               137,853        114,492
    Inventory                                          143,964         81,913
    Deferred costs (note 4)                             77,100          6,428
    Other current assets (note 9)                       24,018          8,598
                                                     ---------        -------
           Total current assets                        516,360        257,631

Property, plant and equipment, net (note 5)          1,256,154        554,340
Other assets, net of accumulated amortization
    of $12,433 in 1995 and $4,063 in 1994               55,658         60,027
Deferred offering costs                                  8,474           -
Goodwill, net of accumulated amortization of
    $999 in 1995 (note 12)                             458,052           -
                                                     ---------        -------
                                                   $ 2,294,698        871,998
                                                     ---------        -------
                                                     ---------        -------

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    ----------------------------------------------

Current liabilities:
    Current installments of long-term debt(note 7) $   519,936         58,700
    Accounts payable                                   163,172         58,640
    Accrued liabilities                                 83,761         99,062
    Current portion of deferred franchise fees          69,000        119,500
    Distributions payable (note 10)                     48,693         42,000
                                                     ---------        -------
            Total current liabilities                  884,562        377,902

Due to stockholders (note 8)                              -            67,341
Long-term debt, less current portion (note 7)        2,845,064        232,942
Deferred franchise fees                                 98,000           -
Deferred credits                                        45,537         30,059
Deferred income taxes (note 9)                            -             4,786
                                                     ---------        -------
    Total liabilities                                3,873,163        713,030
                                                     ---------        -------
Stockholders' equity (deficit) (notes 10 and 14):
    Class A common stock, $.01 par value.
      Authorized 25,000,000 shares; issued and
      outstanding 1,416,988 shares                      14,170         14,170
    Class B common stock, $.01 par value.
      Authorized 5,000,000 shares; issued and
      outstanding 1,368,704 shares                      13,687         13,687
    Additional paid-in capital                         157,793        151,293
    Accumulated deficit                             (1,764,115)       (20,182)
                                                     ---------        -------

           Total stockholders' equity (deficit)     (1,578,465)       158,968

Commitments and contingencies(notes 6 and 13)
                                                     ---------        -------
                                                   $ 2,294,698        871,998
                                                     ---------        -------
                                                     ---------        -------



See accompanying notes to combined financial statements.

                           NEW YORK BAGEL ENTERPRISES, INC.

                          Combined Statements of Operations

                     Years Ended December 31, 1995, 1994 and 1993



                                                       1995           1994           1993
                                                       ----           ----           ----
Revenues:
    Sales from Company-owned restaurants             $ 6,875,146      5,653,177      3,538,612
    Franchise revenues (note 3)                          484,300        168,704         22,677
                                                       ---------      ---------      ---------
           Total revenues                              7,359,446      5,821,881      3,561,289
                                                       ---------      ---------      ---------

Costs and expenses:
    Cost of sales                                      2,612,772      2,280,012      1,527,246
    Restaurant operating expenses (note 6)             3,083,902      2,326,178      1,386,676
    General and administrative expenses                  838,190        451,900        468,691
    Depreciation and amortization                        158,996        116,960         80,145
                                                       ---------      ---------      ---------
           Total costs and expenses                    6,693,860      5,175,050      3,462,758
                                                       ---------      ---------      ---------
           Operating income                              665,586        646,831         98,531

Interest expense                                          39,800         52,383         13,745
                                                       ---------      ---------      ---------
           Earnings before income taxes                  625,786        594,448         84,786

Income tax expense (benefit) (note 9)                      6,689         (2,498)         9,280
                                                       ---------      ---------      ---------
           Net earnings                              $   619,097        596,946         75,506
                                                       ---------      ---------      ---------
                                                       ---------      ---------      ---------
Pro forma income to reflect income taxes
    (note 2(i)):

    Income tax expense                               $   245,628
                                                       ---------
                                                       ---------

    Net earnings                                     $   380,158
                                                       ---------
                                                       ---------




See accompanying notes to combined financial statements.

                           NEW YORK BAGEL ENTERPRISES, INC.

                Combined Statements of Stockholders' Equity (Deficit)

                     Years Ended December 31, 1995, 1994 and 1993



                                    Common Stock           Additional
                                ----------------------       Paid-In     Accumulated
                               Class A        Class B        Capital       Deficit          Total
                               -------        -------        -------     ----------      ---------

Balance, December 31, 1992    $ 14,170         13,687        101,043        (78,374)        50,526
Net earnings                      -              -              -            75,506         75,506
                               -------         ------        -------     ----------      ---------
Balance, December 31, 1993      14,170         13,687        101,043         (2,868)       126,032
Contributed capital (note 10)     -              -            50,250           -            50,250
Net earnings                      -              -              -           596,946        596,946
Distributions to stockholders
    (note 10)                     -              -               -         (614,260)      (614,260)
                               -------         ------        -------     ----------      ---------

Balance, December 31, 1994      14,170         13,687        151,293        (20,182)       158,968
Net earnings                      -              -              -           619,097        619,097
Stock compensation                -              -             6,500           -             6,500
Distributions to stockholders
    (note 10)                     -              -              -        (2,363,030)    (2,363,030)
                               -------         ------        -------     ----------      ---------
Balance, December 31, 1995    $ 14,170         13,687        157,793     (1,764,115)    (1,578,465)
                               -------         ------        -------     ----------      ---------
                               -------         ------        -------     ----------      ---------




See accompanying notes to combined financial statements.

                           NEW YORK BAGEL ENTERPRISES, INC.

                          Combined Statements of Cash Flows

                     Years Ended December 31, 1995, 1994 and 1993



                                                                                  1995            1994           1993
                                                                                   ----            ----           ----
Cash flows from operating activities:
    Net earnings                                                              $   619,097        596,946         75,506
    Adjustments to reconcile net earnings to net cash
         provided by operating activities:
              Depreciation and amortization                                       158,996        116,960         80,145
              Noncash stock compensation expense                                    6,500           -              -
              Increase (decrease) in cash resulting from
                   changes in listed items, net of effects
                   from acquisitions:
                        Deferred income taxes                                       1,302         (2,498)         5,614
                        Inventory                                                (178,209)       (28,451)       (16,413)
                        Income taxes receivable                                     1,300           -            (1,300)
                        Other current assets                                       (1,588)        (4,348)         1,296
                        Accounts receivable                                       (23,361)      (105,638)        (8,854)
                        Deferred costs                                            (70,672)        (6,428)          -
                        Other assets                                               (2,403)       (52,318)        (3,535)
                        Accounts payable                                          140,253         30,882         10,330
                        Accrued liabilities and deferred credits                   78,509         34,138         47,416
                        Income taxes payable                                         -            (2,295)         1,364
                        Deferred franchise fees                                    47,500        119,500           -
                                                                                ---------        -------         ------
                             Net cash provided by operating activities            777,224        696,450        191,569
                                                                                ---------        -------         ------

Cash flows from investing activities:
    Additions to property, plant and equipment                                   (474,674)      (285,080)      (583,708)
    Acquisitions, net of cash acquired                                           (656,174)          -              -
                                                                                ---------        -------         ------
              Net cash used in investing activities                            (1,130,848)      (285,080)      (583,708)
                                                                                ---------        -------         ------
Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                    3,049,210        252,865        379,325
    Principal payments on long-term debt                                          (90,852)      (128,309)       (48,248)
    Decrease in due to stockholders                                               (26,330)       (40,274)        (1,411)
    Decrease in distributions payable                                              (8,807)          -              -
    Proceeds from contributed capital                                                -            50,250           -
    Debt issuance costs                                                           (13,916)          -              -
    Deferred offering costs                                                        (8,474)          -              -
    Distributions to stockholders                                              (2,459,982)      (394,080)          -
    (Decrease) increase in excess of checks written
         over funds on deposit                                                       -          (105,622)        62,473
                                                                                ---------        -------         ------
              Net cash provided by (used in) financing
                 activities                                                       440,849       (365,170)       392,139
                                                                                ---------        -------         ------
              Net increase in cash                                                 87,225         46,200           -

Cash at beginning of year                                                          46,200           -              -
                                                                                ---------        -------         ------
Cash at end of year                                                           $   133,425         46,200           -
                                                                                ---------        -------         ------
                                                                                ---------        -------         ------





See accompanying notes to combined financial statements.

                           NEW YORK BAGEL ENTERPRISES, INC.

                        Notes to Combined Financial Statements

                           December 31, 1995, 1994 and 1993



(1) REORGANIZATION AND OPERATIONS
    Reorganization
    The Company was formed as a result of a merger (the Merger) between New
      York Bagel Enterprises, Inc., which became the surviving corporation, and New York Bagel Shop, Inc.; New York Bagel Shop & Delicatessen, Inc.; Bagels of Norman, Inc.; Bagel Boss, Inc.; and VPR Incorporated (the five restaurant entities). The Merger was effective on December 31, 1995 whereby each of the five restaurant entities were merged into New York Bagel Enterprises, Inc. (collectively the five restaurant entities and New York Bagel Enterprises, Inc. are referred to as the Prior Entities). The term Company as used herein refers to New York Bagel Enterprises, Inc. including the five restaurant entities unless the context otherwise requires.

    To effect the Merger, New York Bagel Enterprises, Inc. issued 1,368,704 shares of its Class B common stock in exchange for all the outstanding stock of each of the five restaurant entities.

    Since the primary stockholders of each of the five restaurant entities prior to the Merger are also the primary stockholders of the Company subsequent to the Merger, the Merger essentially represents a transfer to New York Bagel Enterprises, Inc. of nonmonetary assets in exchange for stock prior to a proposed public offering of the Company's common stock (the Offering). The Merger has been accounted for at historical cost.

    The accompanying financial statements are presented on a combined basis for all periods presented since this is the most meaningful presentation of the business which will be effecting the Offering and due to substantial commonality of ownership and management of the Prior Entities throughout the period of the financial statements.

    While the Company's management intends to pursue the Offering, there is no assurance that the Offering will be consummated or if consummated, what the related terms will be.

    The Company converted the number of shares of Class A common stock outstanding in connection with the Merger (effectively a 3373.78:1 stock split). The outstanding shares of common stock, as reflected in the accompanying financial statements, include the effect of such stock conversion and the shares issued to effect the Merger for all periods presented.

    OPERATIONS
    The Company operates Company-owned restaurants and sells franchise rights to operate restaurants. In both instances, the restaurants operate under the New York Bagel and Delicatessen concept which is a quick-service bakery featuring freshly made bagels and deli-style sandwiches. As of December 31, 1995, the Company has 15 Company-owned restaurants primarily located in Oklahoma and Kansas and 25 franchised restaurants located throughout the United States.

                           NEW YORK BAGEL ENTERPRISES, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    (a)  FRANCHISE REVENUES
         Franchise agreements are executed for each franchise restaurant and provide the terms of the franchise arrangement between the Company and the franchisee. The franchise agreement requires the franchisee to pay an initial, non-refundable franchise fee plus continuing royalties based upon a percentage of restaurant sales.
           Additionally, the Company executes development agreements with franchisees which stipulates the area, the number of restaurants, and the timeframe for development in exchange for an initial, non-
refundable development fee based on a standard price per type of restaurant.

         Initial franchise fees are recognized as revenue when the Company performs substantially all initial services required by the franchise agreement, which generally occurs shortly after restaurant opening. Continuing royalties are recognized as earned with an appropriate provision for estimated uncollectible amounts. Initial franchise fees received applicable to restaurants for which substantially all initial services required by the franchise agreement have not been performed are recorded as deferred franchise fees in the accompanying balance sheets. Development fees are received upon signing the agreement and are initially recorded as deferred franchise fees. Such fees are applied to reduce the initial franchise fees paid for each store opened and are accounted for as a component of the initial franchise fees.

         Deferred initial and development fees that are expected to be recognized within twelve months of the balance sheet date are classified as current portion of deferred franchise fees in the accompanying balance sheets.

    (b)  INVENTORIES
         Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

    (c)  DEFERRED FRANCHISE COSTS
         Direct, incremental costs incurred to secure franchise agreements are charged to expense in the same period the related initial franchise fees are recognized as revenue. Costs applicable to initial franchise fees not yet recognized as revenue are recorded as deferred franchise costs.

    (d)  PROPERTY, PLANT AND EQUIPMENT
         Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the remaining lease term, including renewal periods when the Company intends to exercise renewal options, or the estimated useful life of the asset.

                           NEW YORK BAGEL ENTERPRISES, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
    (e)  GOODWILL
         Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 20 years. The Company periodically assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected future operating cash flows discounted at a rate commensurate with the risks involved. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

    (f)  INCOME TAXES
         Effective January 1, 1994, New York Bagel Enterprises, Inc. and certain of the restaurant entities elected and received approval to become S corporations. During the periods the entities operated as S corporations, income tax expense or benefit was not recorded in the accompanying financial statements as the entities' results of operations were reported to the entities' stockholders for inclusion in their individual income tax returns.

         Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (Statement 109). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no cumulative effect of adoption of Statement 109 as of January 1, 1993.

                           NEW YORK BAGEL ENTERPRISES, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
    (g)  STATEMENTS OF CASH FLOWS
         Noncash investing and financing activities during 1995 and 1994 included:




                                                                                               1995            1994
                                                                                                ----            ----


                             Noncash distributions to stockholders:
                                  Distributions payable (see note 10)                        $  15,500         42,000
                                                                                              --------       --------
                                  Net asset (liability) distributions
                                    (see note 10):
                                      Assets distributed                                       137,134        507,695
                                      Liabilities distributed                                 (249,586)      (329,515)
                                                                                              --------       --------
                                        Net assets (liabilities) distributed                  (112,452)       178,180
                                                                                              --------       --------
                                        Total noncash distributions                          $ (96,952)       220,180
                                                                                              --------       --------
                                                                                              --------       --------

                                  Property, plant and equipment acquired
                                    in exchange for increase in due to
                                    stockholders (see note 8)                                $    -            44,250
                                                                                              --------       --------
                                                                                              --------       --------

                                  Long-term debt issued to seller in connec-
                                    tion with acquisition (see note 7)                       $ 115,000           -
                                                                                              --------       --------
                                                                                              --------       --------




                             Cash paid during the years for interest and taxes is as follows:
                                                                                1995            1994            1993
                                                                                 ----            ----            ----

                                  Interest                                     $ 36,676         52,383         13,745
                                  Taxes                                            -             3,660          1,300





    (h)  PREOPENING COSTS
         Direct, incremental restaurant preopening costs, comprised primarily of the cost of hiring and training restaurant employees and rent, are amortized over the initial twelve months of a restaurant's operations.

    (i)  PRO FORMA INCOME TAX EXPENSE
         Subsequent to the proposed Offering, the Company will no longer operate as an S corporation. Pro forma income tax expense, as set forth in the accompanying 1995 statement of operations, reflects what the income tax expense of the Company would have been for the year ended December 31, 1995 if none of the entities included in the combined financial statements had operated as S corporations during such year.

    (j)  USE OF ESTIMATES
         The preparation of financial statements in accordance with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

                           NEW YORK BAGEL ENTERPRISES, INC.

(3) FRANCHISE REVENUES
    Franchise revenues for the years ended December 31, 1995, 1994 and 1993 consist of the following:

                                                 1995        1994         1993
                                                  ----        ----         ----

         Initial and development fees         $ 250,500     108,000      21,000
         Royalty revenue                        233,800      60,704       1,677
                                              ---------     -------     -------
              Total                            $484,300      168,70     422,677
                                              ---------     -------     -------
                                              ---------     -------     -------


    The associated franchise receivables included within accounts receivable in the accompanying balance sheets at December 31, 1995 and 1994 are as follows:



                                                              1995        1994
                                                              ----        ----

         Initial and development fee receivables          $ 106,416     104,000
         Royalty receivables                                 46,437      10,492
         Less allowance for doubtful accounts              (15,000)        -
                                                            --------     -------
                                                          $ 137,853     114,492
                                                            --------     -------
                                                            --------     -------

(4) DEFERRED COSTS
    Deferred costs as of December 31, 1995 and 1994 include the following:

                                                              1995        1994
                                                              ----        ----
         Preopening costs                                  $ 60,445        -
         Deferred franchise costs                            16,655       6,428
                                                            --------     -------

           Total deferred costs                            $ 77,100       6,428
                                                            --------     -------
                                                            --------     -------

(5) PROPERTY, PLANT AND EQUIPMENT
    A summary of property, plant and equipment and accumulated depreciation as of December 31, 1995 and 1994 is as follows:

                                                             1995         1994
                                                             ----         ----
         Buildings                                      $    30,292      30,292
         Equipment                                        1,354,649     781,741
         Leasehold improvements                             453,863     173,824
                                                            --------     -------
                                                          1,838,804     985,857
         Less accumulated depreciation                    (582,650)   (431,517)
                                                            --------     -------

              Net property, plant and equipment         $ 1,256,154     554,340
                                                            --------     -------
                                                            --------     -------

                           NEW YORK BAGEL ENTERPRISES, INC.

(6) LEASES
    The Company leases several restaurant facilities under noncancelable operating leases. These leases generally contain renewal options for periods ranging from 3 to 15 years and require the Company to pay executory costs such as maintenance and insurance. Rent expense for operating leases aggregated $296,950, $193,418 and $126,614 for the years ended December 31, 1995, 1994 and 1993, respectively.

    Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year as of December 31, 1995 are:

         Year ending December 31:
           1996                                         $   305,200
           1997                                             255,875
           1998                                             222,447
           1999                                             201,662
           2000                                             100,592
           Thereafter                                       119,697
                                                           ---------

              Total minimum lease payments              $ 1,205,473
                                                           ---------
                                                           ---------

    The Company is party to certain operating leases with companies that are owned by certain stockholders of the Company. Rent expense paid to these related companies pursuant to lease agreements aggregated $63,249 and $14,100 in 1995 and 1994, respectively.


    Deferred credits in the accompanying balance sheets represent accruals for escalating rental payments on operating leases.

                           NEW YORK BAGEL ENTERPRISES, INC.

(7) LONG-TERM DEBT
    Long-term debt at December 31, 1995 and 1994 consists of the following:


                                                                        1995            1994
                                                                         ----            ----

              Prime rate plus 1% note payable to bank (9.5%
                 at December 31, 1995) due in monthly
                 installments of $57,800 including interest
                 with the remaining balance due in December
                 2000.  Secured by substantially all tangi-
                 ble and intangible assets of the Company
                 and guaranteed by certain Company stock-
                 holders                                            $ 2,750,000           -
              Prime rate plus .5% note payable to bank
                 (9.0% at December 31, 1995) due in monthly
                 installments of $8,110 including interest
                 beginning in April 1996 with the remaining
                 balance due in March 2003.  Secured by
                 substantially all tangible and intangible
                 assets of the Company and guaranteed by
                 certain Company stockholders                           500,000           -
              4% contingently convertible subordinated
                 debenture payable in annual installments of
                 $28,750 plus interest beginning in December
                 1996.  The debenture may be converted at
                 the option of the debenture holder into
                 shares of common stock equal to a maximum
                 .69% of the Company's outstanding common
                 stock but the conversion privilege is only
                 operative in the event the Company has
                 completed an initial public offering of its
                 common stock which meets certain specified
                 criteria.  The debenture is subordinate to
                 all other liabilities of the Company (note
                  12)                                                   115,000            -
              Various notes payable with a bank due in
                 monthly installments through October 2001
                 with interest rates ranging from 8.0% to
                 10.875%; secured by equipment.  Notes were
                 refinanced as part of the $2,750,000 note
                 payable to bank discussed above                           -           264,527
              8% note payable to a bank due in monthly
                 installments through 2001; secured by
                 equipment.  The note was fully paid-off
                 in 1995                                                   -            27,115
                                                                       ----------       -------
                      Total long-term debt                            3,365,000        291,642

              Less current installments of long-term debt              (519,936)       (58,700)
                                                                       ----------      -------
              Long-term debt, less current installments             $ 2,845,064        232,942
                                                                       ----------      -------
                                                                       ----------      -------



                           NEW YORK BAGEL ENTERPRISES, INC.

    The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1995 are as follows: 1996 - $519,936; 1997 - $582,364; 1998 - $637,154; 1999 - $697,365; 2000 - $731,357; and
       thereafter $196,824.

(8) DUE TO STOCKHOLDERS
    Amounts due to stockholders represent funds advanced to the Company from stockholders of the five restaurant entities which were used primarily for equipment additions. Such amounts were non-interest-bearing and were either repaid in 1995 or included in the transfer to stockholders described in note 10.

(9) INCOME TAXES
    Income tax expense (benefit) for the years ended December 31, 1995, 1994 and 1993 consists of the following:

                                            1995           1994          1993
                                          -------        -------        ------

         Current                          $ 9,805              -         3,666
         Deferred                          (3,116)        (2,498)        5,614
                                            -----          -----         -----
              Total                       $ 6,689         (2,498)        9,280
                                            -----          -----         -----
                                            -----          -----         -----

    As described in note 2, certain entities included in the combined financial statements elected S corporation status as of January 1, 1994, and as a result no longer pay corporate income taxes. Additionally, as a result of the Merger discussed in note 1, the combined Company is an S corporation effective December 31, 1995 and, accordingly, no deferred tax assets or liabilities are recorded in the accompanying 1995 combined balance sheet. Consequently, income tax expense (benefit) for the years ended December 31, 1995 and 1994 include the reversal of existing deferred tax assets and liabilities for those entities which first became S corporations in each year.

    Actual income tax expense (benefit) differs from the "expected" tax expense
       (benefit) computed by applying the U.S. Federal corporate tax rate of 34% to earnings before income taxes for the years ended December 31, 1995, 1994 and 1993 as follows:

                                                1995        1994          1993
                                                ----         ----          ----

         Computed expected tax expense       $ 212,767     202,112      28,827
         S corporation earnings allocated to
              stockholders                    (195,515)   (193,589)       -
         Surtax exemption                       (7,613)     (6,488)    (16,199)
         Change in valuation allowance          (9,736)     (5,303)     (6,596)
         Other                                   6,786         770       3,248
                                               -------     -------       -----

                                             $   6,689      (2,498)      9,280
                                               -------     -------       -----
                                               -------     -------       -----

                           NEW YORK BAGEL ENTERPRISES, INC.

(9) INCOME TAXES, CONTINUED
    Income taxes receivable of $16,747 and $1,300 at December 31, 1995 and 1994, respectively, are included in the accompanying balance sheets as a component of other current assets. A net deferred tax asset of $1,670 was included in other current assets at December 31, 1994.

    The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1994 are presented below:

         Deferred tax assets:
              Net operating loss carryforward                         $  8,867
              Accrued liabilities, due to accrual for
                financial reporting purposes                             2,539
                                                                         ------
              Total gross deferred tax assets                           11,406
              Less valuation allowance                                   9,736
                                                                         ------
              Net deferred tax asset                                     1,670

         Deferred tax liabilities:
              Property, plant and equipment, due to
                accelerated depreciation for tax
                reporting purposes                                       4,786
                                                                         ------
                   Net deferred tax liability                         $ (3,116)
                                                                         ------
                                                                         ------

(10)   STOCKHOLDERS' EQUITY
    CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS TO STOCKHOLDERS
    In July 1994, pursuant to a contract for sale of stock (the contract) of New York Bagel Enterprises, Inc. (NYBE), the then existing stockholders (sellers) of NYBE sold a 50% ownership interest in NYBE to certain individuals (buyers) in exchange for a cash payment from the buyers directly to the sellers and a $50,000 contribution by the buyers to NYBE of which $49,250 has been recorded as contributed capital and $750 has been applied as payment of amounts owed to NYBE by the sellers. The remaining $1,000 of capital contribution in 1994 was a cash contribution to one of the five restaurant entities. Pursuant to the contract, NYBE is obligated to pay to the sellers (as distributions) collections of franchise fees NYBE receives subsequent to closing of the contract for certain specified locations. To the extent such fees have been recognized as income but have not yet been distributed to the sellers, such amounts are recorded as distributions payable in the accompanying balance sheets.

    Distributions to stockholders for the years ended December 31, 1995 and 1994 are comprised of the following:

                                                             1995         1994
                                                              ----         ----

         Distributions of NYBE                           $   963,923   132,000
         Distributions of the five restaurant
           entities                                        1,399,107   482,260
                                                            ---------   -------
         Total distributions                             $ 2,363,030   614,260
                                                            ---------   -------
                                                            ---------   -------

                           NEW YORK BAGEL ENTERPRISES, INC.

    CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS TO STOCKHOLDERS, CONTINUED
    As disclosed in note 2(g), distributions of the five restaurant entities include two transfers to certain stockholders in 1994 of real estate net of related indebtedness and the transfer in 1995, prior to the Merger, of certain assets and liabilities (primarily restaurant related current assets and liabilities) to the stockholders of the five restaurant entities.

    CLASS B COMMON STOCK
    The Class B common stock has no voting power. Class A common stock has full voting power. The Class B common stock will be converted into Class A common stock on a one-for-one basis upon completion of the Offering of the Class A common stock.

(11)   FINANCIAL INSTRUMENTS FAIR VALUE INFORMATION
    The carrying values of the Company's long-term debt approximates their fair values based on current interest rates of similar instruments. The carrying values of the Company's other financial instruments at December 31, 1995, including cash, accounts receivable, other current assets, accounts payable, and accrued expenses approximate their fair values because of their short maturity.

(12)   ACQUISITIONS
    Effective December 14, 1995, the Company purchased all the outstanding common stock of Nashville Bagel Company for $565,000. Acquisition expenses amounted to $23,338. The acquisition has been accounted for by the purchase method of accounting and, accordingly, the operations of Nashville Bagel Company have been included in the accompanying statements of operations subsequent to December 14, 1995. The purchase price has been allocated to the assets and liabilities acquired based on their estimated fair values at date of acquisition. Goodwill arising from the acquisition amounted to $434,451.

    Effective December 31, 1995, the Company purchased certain assets of Central & Ridge Yogurt, Inc. by assuming liabilities amounting to $225,000. The acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated to the net assets acquired based on their estimated fair values at date of acquisition. Goodwill arising from the acquisition amounted to $24,600. A Company officer was also an officer and stockholder of Central & Ridge Yogurt, Inc.

(13)   COMMITMENTS AND CONTINGENCIES
    Pursuant to the terms of one operating lease, the Company has guaranteed the performance under a lease agreement of an unrelated lessee. As of December 31, 1995, future lease payments guaranteed aggregated $54,000; however, the lessee is current on lease payments and the Company does not currently expect to incur any loss applicable to this guarantee.

    As of December 31, 1995, the Company has issued a guaranty totaling $35,000 on a borrowing by a franchisee. The Company monitors the financial performance of such franchisee and the Company does not believe an accrual is necessary for the Company's obligation under this guaranty.

                           NEW YORK BAGEL ENTERPRISES, INC.

(14)   SUBSEQUENT EVENT
    STOCK SPLIT
    On June 4, 1996, the Company effected a 1.4 for 1 stock split. The stock split has been reflected in the accompanying financial statements and, accordingly, all applicable dollar and share amounts have been restated to reflect the stock split.

    STOCK AWARDS
    On January 16, 1996, the Company adopted the 1996 Incentive Plan (the Plan) which authorizes the award of 400,000 shares of common stock pursuant to incentive stock options, nonqualified stock options or restricted stock. As of June 4, 1996, options to purchase 271,000 shares of common stock have been granted pursuant to the Plan. The exercise price per share is equal to 100% of the price per share of common stock to be issued pursuant to the Offering for options pertaining to 193,500 shares and is equal to 110% of such price per share for options pertaining to 77,500 shares. One-fifth of the options will become exercisable six months after date of grant and one-fifth on each of the first four anniversaries of the date of grant.


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